UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RSP PERMIAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share

(2)	Aggregate number of securities to which transaction applies:

16,019,638

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$42.97 (the average of the high and low prices per share on January 13, 2017, as quoted on the New York Stock Exchange)

(4)	Proposed maximum aggregate value of transaction:

$688,363,845, which is the product of $42.97 per share multiplied by 16,019,638

(5)	Total fee paid:

$79,781.37

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION, DATED JANUARY 18, 2017

RSP Permian, Inc.

3141 Hood Street, Suite 500

Dallas, Texas 75219

To our stockholders:

You are cordially invited to attend a special meeting of stockholders of RSP Permian, Inc., a Delaware corporation (“RSP” or the “Company”). This meeting will be held on                , 2017, at                 a.m., local time, in                      at                                  located at                                                       (the “Special Meeting”).

On October 13, 2016, the Company entered into a Membership Interest Purchase and Sale Agreement (the “Purchase Agreement”) by and among the Company, Silver Hill Energy Partners II, LLC, a Delaware limited liability company (the “SHEP II Seller”), Silver Hill E&P II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the SHEP II Seller (“SHEP II”) and RSP Permian, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of the Company (“RSP LLC”). Pursuant to the Purchase Agreement, the Company has agreed to cause RSP LLC to acquire 100% of the outstanding membership interests of SHEP II from the SHEP II Seller for aggregate consideration, subject to adjustments, of $645,953,143 in cash and the issuance of 16,019,638 shares of RSP common stock, par value $0.01 per share (the “Transaction”).

RSP common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “RSPP.” As a result, the Company is subject to Rule 312.03 of the NYSE Listed Company Manual (“Rule 312.03”), pursuant to which stockholder approval is required prior to the issuance of securities representing 20% or more of the voting power of our outstanding stock before such issuance. The shares of RSP common stock to be issued pursuant to the Purchase Agreement, subject to adjustments, along with the 14,980,362 shares of RSP common stock issued in RSP’s acquisition of 100% of the outstanding membership interests of Silver Hill Energy Partners, LLC, which closed on November 28, 2016, collectively represent approximately 30.5% of the voting power of our outstanding stock as of October 13, 2016, the applicable date for applying Rule 312.03. Accordingly, at the Special Meeting, you will be asked to vote on a proposal to approve the Company’s issuance to the SHEP II Seller of 16,019,638 shares of RSP common stock (the “Stock Issuance Proposal”).

The Board of Directors of RSP (the “RSP Board”) unanimously determined that the Transaction, the Purchase Agreement and the transactions contemplated thereby, including the issuance of RSP common stock to the SHEP II Seller, are in the best interests of RSP and RSP LLC. The RSP Board recommends that you vote FOR the Stock Issuance Proposal at the time of the Special Meeting.

We urge you to read this document, including the annexes, carefully and in their entirety. In particular, you should read the matters discussed under “Risk Factors” beginning on page 8, which contains a description of certain risks that you may wish to consider in evaluating the Stock Issuance Proposal.

Your vote is very important. Whether or not you expect to attend the Special Meeting, the details of which are described in this proxy statement, please vote immediately by submitting your proxy by telephone, through the Internet or by completing, signing, dating and returning your signed proxy card(s) in the enclosed pre-paid envelope.

This proxy statement is dated                 , 2017 and is first being mailed to RSP common stockholders on or about                 , 2017.

Sincerely,

/s/ Steve Gray

Steve Gray

Chief Executive Officer and Director

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

RSP Permian, Inc.

3141 Hood Street, Suite 500

Dallas, Texas 75219

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our stockholders:

A Special Meeting of Stockholders of RSP Permian, Inc., a Delaware corporation (“RSP” or the “Company”) will be held on                ,                 , 2017, at                 a.m., local time, in                      at                                      located at                                                  . The purpose of the Special Meeting is to allow RSP common stockholders to consider and vote upon the following proposals:

•	Stock Issuance Proposal. To approve the issuance of 16,019,638 shares of the Company’s common stock to Silver Hill Energy Partners II, LLC, a Delaware limited liability company (the “SHEP II Seller”), pursuant to and subject to adjustments provided in the Membership Interest Purchase and Sale Agreement, dated as of October 13, 2016, by and among the Company, RSP Permian, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of the Company, the SHEP II Seller and Silver Hill E&P II, LLC, a Delaware limited liability company;

•	Adjournment Proposal. To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal.

Your vote is very important. Approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the outstanding shares of RSP common stock (excluding the 14,980,362 Shares of RSP common stock that the Company issued in the acquisition of 100% of the outstanding membership interests of Silver Hill Energy Partners, LLC, which closed on November 28, 2016) present in person or by proxy at the Special Meeting and entitled to vote thereon, assuming a quorum is present; approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the outstanding shares of RSP common stock present in person or by proxy at the Special Meeting and entitled to vote thereon. The RSP Board of Directors recommends that you vote FOR both proposals. In the event shareholders do not approve the Stock Issuance Proposal, the Company will be required to pay cash in lieu of RSP common stock to the SHEP II Seller and the acquisition will still close.

Only holders of record of shares of RSP common stock at the close of business on January 19, 2017, the record date, are entitled to receive this notice and to vote at the Special Meeting.

Whether or not you expect to attend the Special Meeting, the details of which are described in this proxy statement, please vote immediately by submitting your proxy by telephone, through the Internet or by completing, signing, dating and returning your signed proxy card(s) in the enclosed pre-paid envelope. If you have any questions, would like additional copies of the proxy statement or proxy card or need assistance with voting your shares, please contact the Company’s proxy solicitor, Okapi Partners LLC, toll free at (855) 305-0857 or direct at (212) 297-0720.

Sincerely,

/s/ Steve Gray

Steve Gray

Chief Executive Officer and Director

IMPORTANT NOTICE ABOUT THIS PROXY STATEMENT

This proxy statement constitutes a proxy statement of RSP under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the solicitation of proxies for the Special Meeting of RSP common stockholders to approve the Stock Issuance Proposal and the Adjournment Proposal.

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), this proxy statement incorporates by reference important business and financial information about RSP from other documents filed with the SEC that are not included in or delivered with this proxy statement. See “Where You Can Find More Information” beginning on page 63 and “Incorporation by Reference” beginning on page 64. You can obtain any of the documents incorporated by reference into this document from the SEC’s website at www.sec.gov. This information is also available to you without charge upon your request in writing or by telephone from RSP at the following address and telephone number:

RSP Permian, Inc.

3141 Hood Street, Suite 500

Attention: Investor Relations

Dallas, Texas 75219

Telephone: (214) 252-2700

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this proxy statement.

You may obtain certain of these documents at RSP’s website at www.rsppermian.com, by selecting “Investor Relations” and then selecting “SEC Filings.” Information contained on RSP’s website is expressly not incorporated by reference into this proxy statement.

In order to receive timely delivery of requested documents in advance of the Special Meeting, your request should be received no later than                , 2017. If you request any documents, RSP will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

RSP has not authorized anyone to give any information or make any representation about the Transaction or RSP that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated by reference into this proxy statement. Therefore, if anyone distributes this type of information, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful or you are a person to whom it is unlawful to direct this type of activities, then the offer presented in this proxy statement does not extend to you. The information contained in this proxy statement speaks only as of the date of this proxy statement, or in the case of information of a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

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PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

RSP Permian, Inc.

3141 Hood Street, Suite 500

Dallas, Texas 75219

PROXY STATEMENT

We are providing these proxy materials in connection with the Special Meeting of Stockholders of RSP Permian, Inc. (the “Special Meeting”). This proxy statement and the accompanying proxy card or voting instruction card were first provided to stockholders on or about                , 2017. The questions and answers below highlight only selected information about the Special Meeting. They do not contain all of the information that may be important to you. You should read carefully the entire document to fully understand the purpose and procedures of the Special Meeting. Unless the context otherwise indicates, references to “RSP,” “our company,” “the Company,” “us,” “we” and “our” refer to RSP Permian, Inc. and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	Why am I receiving these materials?

A:	On October 13, 2016, the Company entered into a Membership Interest Purchase and Sale Agreement (the “Purchase Agreement”) by and among the Company, Silver Hill Energy Partners II, LLC, a Delaware limited liability company (the “SHEP II Seller”), Silver Hill E&P II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the SHEP II Seller (“SHEP II”), and RSP Permian, L.L.C., a Delaware limited liability company and a wholly-owned subsidiary of the Company (“RSP LLC”). Pursuant to the Purchase Agreement, the Company has agreed to cause RSP LLC to acquire 100% of the outstanding membership interests of SHEP II from the SHEP II Seller for an aggregate consideration, subject to adjustments, of $645,953,143 in cash and the issuance of 16,019,638 shares of RSP common stock, par value $0.01 per share (the “Transaction”). As a result of the Transaction, SHEP II will become a wholly-owned subsidiary of RSP LLC and an indirect wholly-owned subsidiary of the Company.

RSP common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “RSPP.” As a result, the Company is subject to Rule 312.03 of the NYSE Listed Company Manual (“Rule 312.03”), pursuant to which stockholder approval is required prior to the issuance of securities representing 20% or more of the voting power of our outstanding stock before such issuance. The shares of RSP common stock to be issued pursuant to the Purchase Agreement, subject to adjustments, along with the 14,980,362 shares of RSP common stock (the “SHEP I RSP Shares”) issued in RSP’s acquisition of 100% of the outstanding membership interests of Silver Hill Energy Partners, LLC, a Delaware limited liability company (“SHEP I”), which closed on November 28, 2016, collectively represent approximately 30.5% of the voting power of our outstanding stock as of October 13, 2016, the applicable date for applying Rule 312.03. Accordingly, at the Special Meeting, you will be asked to vote on a proposal to approve the Company’s issuance to the SHEP II Seller of 16,019,638 shares of RSP common stock (the “Stock Issuance Proposal”). In this proxy statement, we refer to our acquisition of SHEP I as the “SHEP I Acquisition,” and we refer to the SHEP I Acquisition and the Transaction collectively as the “SHEP Acquisitions.” We refer to SHEP I and SHEP II collectively as “Silver Hill.”

It was unnecessary for us to ask for your approval of the issuance of the SHEP I RSP Shares because the SHEP I RSP Shares, when issued at the closing of the SHEP I Acquisition on November 28, 2016, only represented approximately 14.7% of the aggregate voting power of our outstanding stock as of October 13, 2016 and thus did not trigger the vote requirement of Rule 312.03.

This proxy statement and the accompanying proxy card or voting instruction card are being sent to our stockholders in connection with the Special Meeting.

Q:	Who is soliciting my vote?

A:	The Board of Directors of the Company (the “RSP Board”) is soliciting your vote in connection with the Special Meeting.

Q:	What am I being asked to vote on?

A:	The Company’s stockholders are being asked to consider and vote on the following proposals:

1.	Stock Issuance Proposal. To approve the issuance of 16,019,638 shares of the Company’s common stock to the SHEP II Seller pursuant to and subject to adjustments provided in the Purchase Agreement; and

2.	Adjournment Proposal. To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Stock Issuance Proposal;

Q:	How does the RSP Board recommend I vote?

A:	The RSP Board recommends a vote:

1.	FOR the Stock Issuance Proposal; and

2.	FOR the Adjournment Proposal.

See “The Special Meeting—Recommendation of the RSP Board.”

Q:	What will happen if the Stock Issuance Proposal is not approved?

A:	Pursuant to the Purchase Agreement, if the Stock Issuance Proposal is not approved, the Transaction will still close but the SHEP II Seller will receive cash in lieu of a portion of RSP common stock that would have been issued in the Transaction. As a result, the SHEP II Seller would receive approximately $1,074 million in cash and approximately 5.2 million shares of RSP common stock, subject to other adjustments provided for in the Purchase Agreement.

Q:	When and where will the Special Meeting be held?

A:	The Special Meeting will be held on , , 2017, at a.m., local time, in at located at .

Q:	Who is entitled to vote at the Special Meeting?

A:	The RSP Board set January 19, 2017 as the record date for the Special Meeting, which we refer to as the “Record Date.” All stockholders who owned RSP common stock (excluding the SHEP I RSP Shares) at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the Special Meeting. No other shares of RSP common stock are entitled to notice of or to vote at the Special Meeting.

Q:	Who is entitled to attend the Special Meeting?

A:	Only persons with evidence of stock ownership as of the Record Date or who are invited guests of the Company may attend and be admitted to the Special Meeting. Photo identification will be required (e.g., a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of RSP common stock as of the Record Date.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Special Meeting.

Q:	How many votes can be cast by stockholders?

A:	Except for the SHEP I RSP Shares, which are ineligible to be voted at the Special Meeting, each share of RSP common stock is entitled to one vote. There is no cumulative voting. There were shares of RSP common stock outstanding and entitled to vote on the Record Date.

Q:	How many votes must be present to hold the Special Meeting?

A:	A majority of the outstanding shares of RSP common stock as of the Record Date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Special Meeting if you are present at the Special Meeting and vote in person, you properly vote by internet or phone, you submit a proxy card or a voting instruction card has been properly submitted on your behalf. Abstentions will be counted as present for the purpose of determining the presence of a quorum. Broker non-votes (if any) will not be counted as present for the purpose of determining the presence of a quorum.

Q:	What is a broker non-vote?

A:	A broker non-vote is a share of common stock that is beneficially owned by a person or entity and held by a broker, bank or other nominee, but for which the broker, bank or other nominee (1) lacks the discretionary authority to vote on certain matters and (2) has not received voting instructions from the beneficial owner regarding how to vote on such matters.

Q:	What vote is required to approve each of the proposals?

A:	Approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the outstanding shares of RSP common stock (excluding the SHEP I RSP Shares) present in person or by proxy at the Special Meeting and entitled to vote thereon, assuming quorum is present; approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the outstanding shares of RSP common stock present in person or by proxy at the Special Meeting and entitled to vote thereon. For information about the SHEP I RSP Shares, see “Information about the Parties—History and Formation.”

Q:	Will there be any changes to my shares of RSP common stock as a result of the Transaction?

A:	No. All shares of RSP common stock will remain outstanding after the Transaction, and no changes will be made to the shares of RSP common stock currently outstanding as a result of the Transaction.

Q:	Will there be any change to the directors or executive officers of RSP following the Transaction?

A:	No changes to the board of directors or executive officers are currently being contemplated by the RSP Board.

Q:	How do I vote?

A:	You can vote either in person at the meeting, by internet or phone (using the instructions on the accompanying proxy card or voting instruction card) or by proxy without attending the meeting.

To vote by proxy, you must fill out the enclosed proxy card or voting instruction card, date and sign it, and return it in the enclosed postage-paid envelope.

Even if you plan to attend the meeting, we encourage you to vote your shares by internet, phone or proxy. If you plan to vote in person at the Special Meeting, and you hold your stock in “street name” (through a bank, broker or other nominee), you must obtain a proxy from your bank, broker or other nominee and bring that proxy to the meeting.

Q:	Will my shares be voted if I don’t vote by internet or phone or provide my proxy and don’t attend the Special Meeting?

A:	If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name and you do not give your broker, bank or other nominee instructions on how to vote your shares, the broker, bank or other nominee will return the proxy card without voting on that proposal. This is a broker non-vote.

Q:	What if I return a signed proxy card or voting instruction card but do not mark selections for some or all of the items listed on my proxy card or voting instruction card?

A:	If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of the RSP Board. In connection therewith, the RSP Board has designated James Mutrie as proxy. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name and do not return the voting instruction card, the broker, bank or other nominee will vote your shares on each matter at the Special Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms. However, neither of the proposals to be voted on at the Special Meeting are routine matters. It is therefore important that you provide instructions to your broker, bank or other nominee if your shares are held in street name so that your shares will be voted on the Stock Issuance Proposal and the Adjournment Proposal.

Q:	Who pays for the proxy solicitation and how will the Company solicit votes?

A:	The Company bears all expenses incurred in connection with the solicitation of proxies to vote at the Special Meeting. The Company has retained Okapi Partners LLC for an estimated fee not to exceed $11,250, plus reimbursement of reasonable out-of-pocket costs and expenses to assist in the solicitation of proxies and otherwise in connection with the Special Meeting. In addition, the Company’s directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. These individuals will not be paid any additional compensation for any such solicitation. The Company will request brokers, banks and other nominees who hold shares of RSP common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers, banks and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Q:	Can I change my vote or revoke my proxy after I vote by internet or phone or return my proxy card or voting instruction card?

A:	Yes. Even if you vote by internet or phone or sign and return the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to change your vote or revoke your proxy. You can revoke your proxy at any time before your proxy is exercised at the Special Meeting by giving written notice to the secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy card or voting instruction card, by timely changing your vote by internet or phone or by voting in person at the Special Meeting. However, please note that if you would like to vote at the Special Meeting and you are not the stockholder of record, you must request, complete and deliver a proxy from your broker, bank or other nominee.

Q:	Am I entitled to appraisal rights?

A:	Under Delaware law, as well as RSP’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the holders of RSP common stock are not entitled to appraisal rights in connection with the Transaction.

Q:	Who can help answer my question?

A:	If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Stockholders May Call Toll-Free: (855) 305-0857

Banks & Brokers May Call Collect: (212) 297-0720

Email: info@okapipartners.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this proxy statement, including in the documents incorporated by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact contained in this proxy statement, or the documents incorporated by reference herein, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under “Risk Factors” in this proxy statement, our most recent Annual Report on Form 10-K (the “Form 10-K”) and any subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward looking statements.

Forward-looking statements may include statements about:

•	our ability to complete and integrate future acquisitions, including our proposed acquisition of SHEP II in the Transaction;

•	our ability to obtain stockholder approval for the issuance of shares of our common stock as partial consideration for the Transaction;

•	our business strategy;

•	our reserves;

•	our exploration and development drilling prospects, inventories, projects and programs;

•	our ability to replace the reserves we produce through drilling and property acquisitions;

•	our financial strategy, liquidity and capital required for our development program;

•	our realized oil, natural gas liquid (“NGL”) and natural gas prices;

•	the timing and amount of future production of oil, NGLs and natural gas;

•	our hedging strategy and results;

•	our future drilling plans;

•	our competition and government regulations;

•	our ability to obtain permits and governmental approvals;

•	our pending legal or environmental matters;

•	our marketing of oil, NGLs and natural gas;

•	our leasehold or business acquisitions;

•	costs of developing our properties;

•	general economic conditions;

•	credit markets;

•	uncertainty regarding our future operating results; and

•	our plans, objectives, expectations and intentions that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of oil, NGLs and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under “Risk Factors” in this proxy statement, the Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

Reserve engineering is a process of estimating underground accumulations of oil, NGLs and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, NGLs and natural gas that are ultimately recovered.

All forward-looking statements, expressed or implied, attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

All forward-looking statements speak only as of the date they are made. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this proxy statement.

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the approval of the applicable proposals described in this proxy statement. For further information regarding the documents incorporated into this proxy statement by reference, please see “Where You Can Find More Information” beginning on page 63 and “Incorporation by Reference” beginning on page 64. Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described in the documents incorporated by reference could have a material adverse effect on our businesses, financial condition, cash flows and results of operations and could result in a decline in the trading prices of RSP common stock.

Risk Factors Relating to the Transaction

Failure to obtain stockholder approval of the issuance of RSP shares to the SHEP II Seller in the Transaction could adversely affect our cash flows and force us to incur additional debt.

Under the rules of the NYSE, we are required to obtain stockholder approval of the issuance of approximately 16.0 million shares to the SHEP II Seller in the Transaction. The consummation of the Transaction is not contingent upon stockholder approval. However, if our stockholders fail to approve the issuance of the 16.0 million shares to the SHEP II Seller, we will have to pay approximately an additional $428 million in cash in lieu of a portion of the shares that would have been issued. In addition to the net proceeds of the recent offering of our 5.25% senior notes due 2022 and the unused portion of the net proceeds of our October 2016 common stock offering, we would have to seek an alternative source of financing for completing the Transaction, including potential capital markets transactions and could require additional borrowings under our revolving credit facility.

RSP and the SHEP II Seller may be unable to obtain the regulatory clearances required to complete the Transaction or, in order to do so, RSP and the SHEP II Seller may be required to comply with material restrictions or satisfy material conditions.

The Transaction is subject to review by the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Department of Justice”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The closing of the Transaction (the “Closing”) is subject to the condition precedent that there is no order, writ, injunction or decree entered by any court or governmental entity and no statute, rule, regulation or other requirement in effect that restrains, enjoins or invalidates the consummation of the transactions contemplated by the Purchase Agreement.

Although the parties received early termination of the statutory waiting period under the HSR Act on November 4, 2016, the FTC or the Department of Justice could take action under the antitrust laws to prevent or rescind the Transaction, require the divestiture of assets or seek other remedies. Additionally, state attorneys general could seek to block or challenge the Transaction as they deem necessary or desirable in the public interest at any time, including after completion of the Transaction. In addition, in some circumstances, a third party could initiate a private action under antitrust laws challenging or seeking to enjoin the Transaction, before or after it is completed. RSP may not prevail and may incur significant costs in defending or settling any action under the antitrust laws.

Completion of the Transaction is subject to a number of other conditions and if these conditions are not satisfied or waived, the Transaction will not be completed.

The Transaction is subject to a number of other conditions beyond our and the SHEP II Seller’s control that may prevent, delay or otherwise materially adversely affect its completion. We cannot predict whether and when these other conditions will be satisfied. Any delay in completing the Transaction could cause RSP not to realize some or all of the benefits that we expect to achieve if the Transaction is successfully completed within its expected time frame. See “The Transaction—Conditions to Completion of the Transaction” beginning on page 35.

Failure to complete the Transaction could negatively impact our stock price and future business and financial results.

If the Transaction is not completed or if there are significant delays in completing the Transaction, our future business and financial results and the trading price of RSP common stock could be negatively affected, including the following:

•	the parties may be liable for damages to one another under the terms and conditions of the Purchase Agreement;

•	there may be negative reactions from the financial markets due to the fact that current prices of RSP common stock may reflect a market assumption that the Transaction will be completed; and

•	the attention of management will have been diverted to the Transaction rather than their own operations and pursuit of other opportunities that could have been beneficial to our business.

The total number of shares to be issued by us as consideration to the SHEP II Seller and the shares issued to the seller in the SHEP I Acquisition, and the resulting dilution that our current stockholders will experience because of it, will be significant.

Under the terms of the Purchase Agreement, we have agreed to issue to the SHEP II Seller, subject to adjustments, 16,019,638 shares of RSP common stock at the closing of the Transaction, a portion of which will be held in escrow supporting indemnification obligations. In addition, at the closing of the SHEP I Acquisition on November 28, 2016, we issued 14,980,362 shares of RSP common stock to Silver Hill Energy Partners Holdings, LLC (the “SHEP I Seller”), which is under common control with the SHEP II Seller, a portion of which is held in escrow supporting indemnification obligations. Although following the Transaction, shares held by our current stockholders will each represent a piece of a larger company, our issuance of the shares in the Transaction and the SHEP I Acquisition (as defined in “Information About the Parties—History and Formation”) will result in significant dilution to our current stockholders in terms of their ownership percentages. Immediately after the Closing, we estimate the outstanding shares held by our current stockholders (excluding the SHEP I Seller) will represent approximately 80.4% of our outstanding shares of common stock and the SHEP I Seller and the SHEP II Seller will each own approximately 9.5% and 10.1% of our outstanding shares of common stock, including shares currently held in escrow. If the Stock Issuance Proposal fails to receive the requisite stockholder approval at the Special Meeting, we will issue, pursuant to the Purchase Agreement and subject to adjustments, 5,246,793 shares of RSP common stock to the SHEP II Seller at Closing. Therefore, immediately after the Closing, our current stockholders (excluding the SHEP I Seller) will own approximately 86.3% of our outstanding shares of common stock, and the SHEP I Seller and the SHEP II Seller will each own approximately 10.2% and 3.6% of our outstanding shares of common stock, including shares currently held in escrow. See “The Transaction—Effect upon the Rights of Existing Stockholders.”

Misrepresentations made to us by the SHEP II Seller regarding SHEP II could cause us to incur substantial financial obligations and harm our business.

If we were to discover that there were misrepresentations made to us by the SHEP II Seller or its representatives regarding SHEP II, we would explore all possible legal remedies to compensate us for any loss, including our rights to indemnification under the Purchase Agreement. However, there is no assurance that legal remedies would be available or collectible. If such unknown liabilities exist and we are not fully indemnified for any loss that we incur as a result thereof, we could incur substantial financial obligations, which could materially adversely affect our financial condition and harm our business.

We may be unable to successfully integrate SHEP I’s and SHEP II’s operations or to realize anticipated revenues or other benefits of the SHEP Acquisitions.

Our ability to achieve the anticipated benefits of the SHEP Acquisitions will depend in part upon whether we can integrate SHEP I’s and SHEP II’s assets and operations into our existing businesses in an efficient and effective manner. We may not be able to accomplish this integration process successfully. The successful acquisition of producing and non-producing properties, including those acquired from SHEP I and SHEP II, requires an assessment of several factors, including:

•	recoverable reserves;

•	future natural gas and oil prices and their appropriate differentials;

•	availability and cost of transportation of production to markets;

•	availability and cost of drilling equipment and of skilled personnel;

•	development and operating costs including access to water and potential environmental and other liabilities;

•	regulatory, permitting and similar matters; and

•	our ability to obtain external financing to fund the purchase price of the Transaction and have the necessary financial wherewithal to develop and produce the reserves.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, we have performed a review of the subject properties that we believe to be generally consistent with industry practices. Our review may not reveal all existing or potential problems or permit us to become sufficiently familiar with the properties to fully assess their deficiencies and potential recoverable reserves. Inspections will not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the seller may be unwilling or unable to provide effective contractual protection against all or a portion of the underlying deficiencies. We are often not entitled to contractual indemnification for environmental liabilities and acquire properties on an “as is” basis, and, as is the case with certain liabilities associated with the assets to be acquired in the SHEP Acquisitions, we are entitled to indemnification for only certain environmental liabilities. The integration process may be subject to delays or changed circumstances, and we can give no assurance that the acquired properties will perform in accordance with our expectations or that our expectations with respect to integration or cost savings as a result of the SHEP Acquisitions will materialize. Significant acquisitions, including the SHEP Acquisitions, and other strategic transactions may involve other risks that may cause our business to suffer, including:

•	diversion of our management’s attention to evaluating, negotiating and integrating significant acquisitions and strategic transactions;

•	the challenge and cost of integrating acquired operations, information management and other technology systems with those of ours while carrying on our ongoing business; and

•	the failure to realize the full benefit that we expect in estimated proved reserves, production volume or other benefits anticipated from an acquisition, or to realize these benefits within the expected time frame.

We will incur significant transaction and acquisition-related costs in connection with the Transaction. We expect to incur significant costs associated with the Transaction and combining the operations of SHEP I and SHEP II with our operations. Additional unanticipated costs may be incurred in the integration of the companies’ businesses and the development of the SHEP I and SHEP II properties.

The unaudited pro forma financial statements included in this proxy statement are presented for illustrative purposes only and may not be an indication of RSP’s financial condition or results of operations following the Transaction.

The unaudited pro forma financial statements contained in this proxy statement are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the financial condition or results of operations of RSP following the Transaction for several reasons. The actual financial condition and results of operations of RSP following the Transaction may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the financial condition or results of operations of RSP following the Transaction. Any potential decline in the financial condition or results of operations of RSP following the Transaction may cause significant variations in the price of RSP common stock after completion of the Transaction. See “Unaudited Pro Forma Combined Financial Statements” for more information.

If the benefits of the Transaction do not meet the expectations of the marketplace, or financial or industry analysts, the market price of RSP common stock may decline.

The market price of RSP common stock may decline as a result of the Transaction if the assets of SHEP II do not perform as expected, or we do not otherwise achieve the perceived benefits of the Transaction as rapidly as, or to the extent, anticipated by the marketplace, or financial or industry analysts. Accordingly, investors may experience a loss as a result of a decreasing stock price and we may not be able to raise future capital, if necessary, in the equity markets.

INFORMATION ABOUT THE PARTIES

History and Formation

RSP LLC, a Delaware limited liability company, was formed in October 2010 by its management team and an affiliate of Natural Gas Partners, a family of energy-focused private equity investment funds. In September 2013, RSP was incorporated in Delaware. RSP is engaged in the acquisition, exploration, development and production of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin of West Texas. RSP common stock is traded on the NYSE under the symbol “RSPP.”

In January 2014, RSP priced its initial public offering (“IPO”) and began trading on the NYSE under the ticker “RSPP.” Pursuant to a corporate reorganization completed in connection with RSP’s IPO, RSP LLC became a wholly-owned subsidiary of RSP. Also, in January 2014, in connection with its IPO, RSP acquired (i) working interests in certain acreage and wells in the Permian Basin from Rising Star Energy Development Co., L.L.C., Ted Collins, Jr., and Wallace Family Partnership, LP in exchange for shares of RSP common stock and cash, (ii) working interests in certain acreage and wells in the Permian Basin from Collins & Wallace Holdings, LLC and Pecos Energy Partners, L.P. in exchange for shares of RSP common stock, and (iii) net profits interests in oil and natural gas properties in the Permian Basin that were owned and controlled by RSP LLC from ACTOIL, LLC in exchange for shares of RSP common stock.

On November 28, 2016, RSP completed its acquisition of the 100% outstanding membership interests of SHEP I, a Delaware limited liability company. The acquisition was pursuant to a Membership Interest Purchase and Sale Agreement dated October 13, 2016 (the “SHEP I Purchase Agreement”), by and among RSP, RSP LLC, SHEP I and the SHEP I Seller, a Delaware limited liability company. In the SHEP I Acquisition, RSP paid the SHEP I Seller approximately $604 million in cash and issued to the SHEP I Seller 14,980,362 shares of RSP common stock, consisting of 13,470,771 shares paid directly to the SHEP I Seller and an additional 1,509,591 shares paid in escrow for the indemnification of RSP, RSP LLC and their affiliates. Through the SHEP I Acquisition, RSP acquired assets that consist of working interests in approximately 26,300 net surface acres, approximately 168,000 net effective horizontal acres and currently produce approximately 5.2 MBoe/d from 30 producing wells (23 horizontal). SHEP I operates approximately 74% of the acreage being acquired and has an average working interest in the properties of approximately 85%. In addition, the SHEP I Acquisition added over 2,289 gross / 1,230 net total undeveloped locations with average lateral length of approximately 6,500 feet.

RSP’s executive office is located at 3141 Hood St., Suite 500, Dallas, Texas 75219, and RSP also maintains two offices in Midland, Texas. RSP’s telephone number is (214) 252-2700.

Silver Hill E&P II, LLC

On January 12, 2016, SHEP II, a Delaware limited liability company, was formed by affiliates of Kayne Anderson Capital Advisors, LP and Ridgemont Equity Partners with the initial purpose of acquiring producing properties and undeveloped acreage from Concho Resources Inc. (“Concho”). The acquisition of such properties and undeveloped acreage from Concho was closed on February 26, 2016 for an aggregate purchase price of $292 million, including customary post-closing adjustments paid in cash. SHEP II’s assets consist of working interests in approximately 14,390 net surface acres, approximately 89,825 net effective horizontal acres and currently produce approximately 9.5 MBoe/d from 30 producing wells (28 horizontal). SHEP II operates approximately 95% of the acreage being acquired and has an average working interest in the properties of approximately 98%. In addition, through the Transaction, we will add over 927 gross / 721 net total undeveloped locations with average lateral length of approximately 5,800 feet.

The executive office of SHEP II is located at 5949 Sherry Lane, Suite 1550, Dallas, Texas 75225, and its telephone number is (214) 865-6555.

Silver Hill Energy Partners II, LLC

The SHEP II Seller was formed on January 12, 2016 and is currently the sole member of SHEP II. The executive office of SHEP II is located at 5949 Sherry Lane, Suite 1550, Dallas, Texas 75225, and its telephone number is (214) 865-6555.

Other Matters

Prior to the initial contact on August 10, 2016, as described in “The Transaction—Background of the Transaction,” RSP had no pre-existing affiliations with SHEP I, SHEP II, the SHEP I Seller, the SHEP II Seller or any of their respective affiliates.

THE SPECIAL MEETING

This proxy statement is being provided to RSP stockholders as part of a solicitation of proxies by the RSP Board for use at the Special Meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides RSP stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at on            ,            , 2017, at                a.m., local time, in                  at                              located at                                                              .

Purpose of the Special Meeting

At the Special Meeting, RSP stockholders will be asked to consider and vote on the following:

•	Stock Issuance Proposal: To approve the issuance of 16,019,638 shares of RSP common stock to the SHEP II Seller in the Transaction pursuant to and subject to adjustments provided in the Purchase Agreement; and

•	Adjournment Proposal: To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate to solicit additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal.

Completion of the Transaction is not conditioned on approval of the Stock Issuance Proposal, but failure to obtain stockholder approval of the Stock Issuance Proposal will cause adjustment to the consideration to be paid to the SHEP II Seller in the Transaction.

Recommendation of the RSP Board

At a meeting held on October 9, 2016, the RSP Board determined that the transactions contemplated by the Purchase Agreement, including the Transaction and the issuance of RSP common stock to the SHEP II Seller in the Transaction, are in the best interests of RSP and RSP LLC. The RSP Board unanimously recommends that RSP stockholders vote “FOR” the Stock Issuance Proposal and “FOR” the Adjournment Proposal. For more information regarding the factors considered by the RSP Board in reaching its decisions relating to its recommendation, see the section titled “The Transaction—Reasons for the SHEP Acquisitions; Recommendation of the RSP Board.”

RSP stockholders should read carefully this proxy statement, including any documents incorporated by reference, and Annex A in their entirety for more detailed information concerning the Transaction, the Stock Issuance and the other transactions contemplated by the Purchase Agreement.

Record Date; Stockholders Entitled to Vote

The Record Date for the Special Meeting is January 19, 2017. Only record holders of shares of RSP common stock at the close of business on such date are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, RSP’s only outstanding class of voting securities was RSP common stock, and there were              shares of RSP common stock issued and outstanding. A list of RSP stockholders of record who are entitled to vote at the Special Meeting will be available for inspection by any RSP stockholder for any purpose germane to the Special Meeting during ordinary business hours for the ten days preceding the Special Meeting at RSP’s executive offices at 3141 Hood Street, Suite 500, Dallas, Texas 75219 and will also be available at the Special Meeting for examination by any stockholder present at such meeting.

Except for the SHEP I RSP Shares, which are ineligible to be voted at the Special Meeting, each share of RSP common stock outstanding on the Record Date for the Special Meeting is entitled to one vote on each proposal and any other matter coming before the Special Meeting.

Voting by RSP’s Directors and Executive Officers

At the close of business on the Record Date, RSP directors and executive officers were entitled to vote shares of RSP common stock or approximately     % of the shares of RSP common stock outstanding on that date. The RSP directors and executive officers are currently expected to vote their shares in favor of both proposals.

Quorum

Stockholders who hold shares representing at least a majority of the voting power of all outstanding shares of capital stock entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal, then the chairman of the meeting has the power to adjourn the meeting, or, alternatively, RSP stockholders may be asked to vote on a proposal to adjourn the Special Meeting in order to permit the further solicitation of proxies. No notice of an adjourned meeting need be given unless the adjournment is for more than 30 days or, after the adjournment, a new record date is fixed for the adjourned meeting, in which cases a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.

All shares of RSP common stock represented at the Special Meeting, including shares that are represented but that vote to abstain from voting on one or more proposals, will be treated as present for purposes of determining the presence of a quorum. Broker non-votes (if any) will not be treated as present for purposes of determining the presence of a quorum.

Required Vote

The required vote to approve the respective proposals are as follows:

•	Approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the outstanding shares of RSP common stock (excluding the SHEP I RSP Shares) present in person or by proxy at the Special Meeting and entitled to vote thereon, assuming a quorum is present. Each share of RSP common stock outstanding on the Record Date is entitled to one vote on this proposal. Shares that are not present in person or by proxy and broker non-votes (if any) will have no effect on the vote for this proposal; however, abstentions will have the same effect as a vote “AGAINST” the approval of such proposal.

•	Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of RSP common stock present in person or by proxy at the Special Meeting and entitled to vote thereon, whether or not a quorum is present. Each share of RSP common stock outstanding on the Record Date is entitled to one vote on this proposal. Shares that are not present in person or by proxy and broker non-votes (if any) will have no effect on the vote for this proposal; however, abstentions will have the same effect as a vote “AGAINST” the approval of such proposal.

Voting of Proxies by Holders of Record

If you were a record holder of RSP stock at the close of business on the Record Date, a proxy card is enclosed for your use. RSP requests that you vote your shares as promptly as possible by (i) accessing the internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for voting through the internet or by telephone are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the shares of RSP common stock represented by it will be voted at the Special Meeting in accordance with the instructions contained in the proxy card. Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

If a proxy is returned without an indication as to how the shares of RSP common stock represented are to be voted with regard to a particular proposal, the shares of RSP common stock represented by the proxy will be voted in accordance with the recommendation of the RSP Board and, therefore, “FOR” the Stock Issuance Proposal and “FOR” the Adjournment Proposal.

At the date hereof, the RSP Board has no knowledge of any business that will be presented for consideration at the Special Meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in RSP’s Notice of Special Meeting of Stockholders. If any other matter is properly presented at the Special Meeting for consideration and the RSP Board is not aware of any such matter a reasonable time before the Special Meeting, it is intended that the person named in the enclosed form of proxy and acting thereunder will vote in accordance with his best judgment on such matter.

Your vote is important. Accordingly, if you were a record holder of RSP common stock on the Record Date, please sign and return the enclosed proxy card or vote via the internet or telephone regardless of whether you plan to attend the Special Meeting in person. Proxies submitted through the specified internet website or by phone must be received by 11:59 p.m., Eastern Time, on                , 2017 to ensure that the proxies are voted.

Shares Held in Street Name

If you hold shares of RSP common stock through a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to RSP or by voting in person at the Special Meeting unless you have a “legal proxy,” which you must obtain from your broker, bank or other nominee. Furthermore, brokers, banks or other nominees who hold shares of RSP common stock on behalf of their customers may not give a proxy to RSP to vote those shares without specific instructions from their customers.

If you are a RSP stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on any of the proposals.

Voting in Person

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If you are a registered stockholder, please be prepared to provide proper identification, such as a driver’s license, at the Special Meeting. If your shares are held in “street name,” you must bring to the Special Meeting a proxy executed in your favor from the record holder (your broker, bank or other nominee) of the shares authorizing you to vote at the Special Meeting.

Revocation of Proxies

If you are the record holder of RSP common stock, you can change your vote or revoke your proxy at any time before your proxy is voted at the special meeting. You can do this by:

•	Giving written notice to RSP’s corporate secretary;

•	Delivering a valid, later-dated proxy or a later-dated vote by telephone or on the internet in a timely manner; or

•	Voting by ballot at the Special Meeting.

A registered stockholder may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows:

RSP Permian, Inc.

3141 Hood Street, Suite 500

Dallas, Texas 75219

(214) 252-2700

Attention: Corporate Secretary

If you hold your shares in “street name” through a broker, bank or other nominee and deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instruction if the record holder revokes the original proxy as directed above and either resubmits a proxy card reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.

Solicitation of Proxies

RSP is soliciting proxies for the Special Meeting from its stockholders. RSP will pay the cost of soliciting proxies from its stockholders, including the cost of mailing this proxy statement. In addition to solicitation of proxies by mail, proxies may be solicited by RSP’s officers, directors and regular employees, without additional remuneration, by personal interview, telephone or other means of communication.

RSP will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of RSP common stock. RSP may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

To help ensure the presence in person or by proxy of the holders of the largest number of shares of RSP common stock possible, RSP has engaged Okapi Partners LLC, a proxy solicitation firm, to solicit proxies on RSP’s behalf. RSP has agreed to pay Okapi Partners LLC a proxy solicitation fee not to exceed $11,250, plus reimbursement of certain costs and expenses.

Adjournments

The Special Meeting may be adjourned from time to time by the chairman of the meeting or by the affirmative vote of a majority of the shares of RSP common stock, present in person or by proxy at the Special Meeting and entitled to vote thereon, without further notice other than by an announcement made at the special meeting. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal, then the chairman of the meeting has the power to adjourn the meeting, or, alternatively, RSP common stockholders may be asked to vote on a proposal to adjourn the Special Meeting in order to permit the further solicitation of proxies.

Other Information

Representatives of our principal accountants for the current year and for the fiscal year ended December 31, 2016 are not expected to attend the Special Meeting.

THE TRANSACTION

The following is a summary of the material terms of the Transaction. The issuance of RSP common stock to the SHEP II Seller in the Transaction is intended to be exempt from the registration requirements of the Securities Act, and we expect to rely upon Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder for an exemption from registration. Stockholders are urged to carefully read the Purchase Agreement that is attached to this proxy statement as Annex A because it is the legal document governing the Transaction.

Background of the Transaction

Since the Company’s IPO, RSP’s senior management and the RSP Board regularly review and discuss the Company’s performance, prospects and potential strategic opportunities to increase value for the Company’s shareholders. In connection with these reviews, the Company’s senior management and the RSP Board evaluate potential transactions and acquisition targets that would further the Company’s strategic objectives and enhance the value of the Company.

On August 10, 2016, Kyle Miller, the Chief Executive Officer of SHEP I and SHEP II (collectively, “Silver Hill”), and representatives of Jefferies & Company, Inc. (“Jefferies”), Silver Hill’s financial advisors, met with Steve Gray, the Company’s Chief Executive Officer, and Erik Daugbjerg, the Company’s Vice President of Land and Business Development, to provide an overview of Silver Hill’s assets (the “Assets”) and discuss whether the Company would be interested in acquiring Silver Hill (the “Proposed Transaction”). Mr. Miller and representatives of Jefferies advised Messrs. Gray and Daugbjerg that the Silver Hill management team and its private equity sponsors, funds affiliated with Kayne Anderson Capital Advisors, L.P. (“Kayne Anderson”), were actively pursuing an initial public offering for Silver Hill, but were interested in determining whether a select, targeted group of strategic buyers might be interested in acquiring Silver Hill in lieu of the initial public offering. Messrs. Gray and Daugbjerg responded that the Company might be interested, but the Company would need to review the Assets in detail. The representatives of Jefferies advised that they would send the Company a confidentiality agreement (the “Confidentiality Agreement”) between the Company and Silver Hill and once executed, Jefferies would arrange to provide the Company with detailed information about the Assets. After the meeting with Jefferies and Silver Hill, Messrs. Gray and Daugbjerg met with Mr. Scott McNeill, the Company’s Chief Financial Officer, Zane Arrott, the Company’s Chief Operating Officer, and James Mutrie, the Company’s Vice President, General Counsel and Corporate Secretary, to discuss the potential fit of the Assets with the Company, the possible structure of the Proposed Transaction and the possible sources of funding.

On August 16, 2016, the Company entered into the Confidentiality Agreement and, on August 17, 2016, the Company was given access to an electronic data room containing due diligence documentation concerning Silver Hill. On August 23, 2016, Mr. Daugbjerg and other employees of the Company traveled to Jefferies’ offices in Houston, Texas for a detailed, technical review of the Assets. Based on the detailed presentation and the review of the materials in the electronic data room, the Company began preparing its assessment of the Assets and preliminary valuation of Silver Hill for senior management based on, among other items, (i) an internal analysis of subsurface geology, a 3D seismic review and a petrophysical evaluation across the Assets’ acreage, (ii) data from wells on the Assets and other publicly-available well-data near the Assets, (iii) the lease operating statements of Silver Hill and other operators in the area to determine projected CAPEX and lease operating expenses, (iv) existing infrastructure on the Assets, (v) existing contractual agreements covering the Assets, including oil and gas gathering agreements, and (vi) various third-party and internal sources to confirm well performance, CAPEX, operating costs and current market acreage valuation ranges. On August 31, 2016, the Company’s senior management reviewed the completed, preliminary internal evaluation of Silver Hill and its potential attractiveness to RSP as an acquisition opportunity.

On September 2, 2016, the Company’s senior management met with representatives of RBC Capital Markets, LLC (“RBCCM”) and Goldman, Sachs & Co. (“Goldman”) to assist the RSP Board and senior management in evaluating the Proposed Transaction and assist with potential financing, including potential bridge loan facilities to help facilitate such a transaction. On September 7, 2016, Mr. Mutrie contacted representatives of Vinson & Elkins L.L.P. (“V&E”), to request that V&E serve as the Company’s legal counsel in connection with the Proposed Transaction. The Company was interested in engaging each of RBCCM, Goldman and V&E based on their knowledge and familiarity with the oil and gas industry and past experience representing companies in acquisitions similar to the Proposed Transaction, and their prior experience assisting RSP with financing and other strategic matters.

On September 13, 2016, members of senior management presented to the RSP Board a detailed description of the Assets, the Proposed Transaction (including RSP’s internal valuation model) and senior management and the RSP Board discussed the rationale to consider acquiring Silver Hill, including, among others reasons, (i) creating a diversified Permian Basin growth platform located in both sub-basins of the Permian Basin by expanding the Company’s Midland Basin footprint into the Delaware Basin, (ii) nearly immediately doubling the Company’s core acreage position and, by the end of 2017, potentially doubling the Company’s production, (iii) enhancing the Company’s liquidity, market capitalization and scale for financing, capital markets and future transaction opportunities and (iv) potentially closing a transaction that the Company and its advisors expected to be accretive to the Company’s key financial metrics. After a robust discussion, the RSP Board approved delivering a non-binding indication of interest to Silver Hill on September 15, 2016, indicating that the Company would consummate the Proposed Transaction for $2.1 billion, through a combination of approximately $800 million in cash and $1.3 billion in RSP common stock, subject to certain conditions. The RSP Board also approved engaging RBCCM and Goldman as the Company’s financial advisors.

On September 15, 2016, members of senior management of the Company met with members of senior management of Silver Hill and representatives from Jefferies and delivered the Company’s indication of interest. The parties discussed various matters regarding the Proposed Transaction, including, the amount and form of consideration, the strategic fit of combining the companies and the potential creation of long-term shareholder value from the combination, the acreage, production and other metrics of the post-transaction combined company and the possible structures and other legal considerations regarding the Proposed Transaction. At the end of the meeting, Jefferies advised they would send the Company a draft form of the Membership Interest Purchase and Sale Agreement (the “Form Purchase Agreement”) for the Proposed Transaction, and the Company indicated it would submit a formal proposal by September 23, 2016, as requested by Jefferies. On September 15, 2016, Jefferies sent the Form Purchase Agreement to the Company.

After the September 15, 2016 meeting, the Company, with the assistance of RBCCM, Goldman and V&E, continued its due diligence review of Silver Hill. On September 21, 2016, senior management of the Company, advisors from RBCCM and Goldman and the RSP Board reviewed additional materials prepared by the Company and its advisors regarding the Proposed Transaction, including, but not limited to, the strategic rationale for the Proposed Transaction, the leases and lands to be acquired in the Proposed Transaction, a detailed valuation analysis of Silver Hill’s assets, RBCCM’s and Goldman’s financial model, based on input from the Company’s senior management, for the potential September 23, 2016 offer and the combined Company, a cash-flow sensitivity analysis, an earnings per share and net asset valuation accretion/dilution model and a legal analysis of the Form Purchase Agreement. After a thorough discussion, the RSP Board approved delivering a formal bid to Silver Hill for $800 million in cash and 38 million shares of common stock of the Company, implying a purchase price of $2.3 billion with the authority for senior management to increase the proposal up to $2.5 billion in aggregate consideration through a mix of cash and stock, subject to negotiating a final Form Purchase Agreement, the delivery of fairness opinions by RBCCM at the time of signing the final SHEP I Purchase Agreement and the Purchase Agreement and the RSP Board’s ultimate approval of the Proposed Transaction.

On September 23, 2016, the Company delivered its bid to acquire Silver Hill on the following terms, among others, and subject to negotiation of the final Form Purchase Agreement: (i) the Company would acquire the membership interests of Silver Hill for total consideration of $2.3 billion, based on the 20-day volume weighted average price (“VWAP”) ending September 23, 2016, comprised of $800 million in cash and 38 million shares of common stock of the Company, (ii) the Company would pay a $100 million cash deposit upon signing the final Form Purchase Agreement, (iii) the Company would be entitled to a thirty-day title and environmental review period and (iv) the final Form Purchase Agreement would contain standard representations, warranties and covenants for both parties.

On September 26, 2016 and September 27, 2016, senior management of the Company and representatives of Jefferies engaged in ongoing discussions about the rationale and strategic fit of the Proposed Transaction and the structuring of the transaction, including the consideration. As a result of these discussions, further analysis of the Proposed Transaction by RSP and prior approval authority of the RSP Board to alter the consideration mix and amount up to a possible $2.5 billion on September, 27, 2016, the Company raised its offer to $2.4 billion, based on the 20-day VWAP ending September 27, 2016 and modified the consideration mix to $900 million in cash and 39 million shares of RSP common stock. On September 28, 2016, representatives of Jefferies advised senior management of the Company that RSP had not won the bidding process.

During the time period of the Silver Hill negotiations, senior management of the Company continued to evaluate other potential acquisition opportunities, including one material opportunity in the Midland Basin, and discussed those opportunities with the RSP Board. On October 4, 2016, Mr. Daugbjerg delivered a non-binding offer to acquire the opportunity in the Midland Basin and was advised by the seller’s financial representative that RSP was one of the two possible winning bidders for the acquisition. Later on October 4, 2016, Mr. Daugbjerg had discussions with Jefferies to clarify certain aspects of RSP’s prior proposal in terms of overall consideration, the mix of consideration and timing aspects of the Proposed Transaction and that RSP had additional authority authorized by the RSP Board to alter the mix of consideration and flexibility to move above RSP’s last offer in the event negotiations bogged down with the winning bidder.

On October 5, 2016, representatives from Jefferies contacted Mr. Gray to inform the Company that negotiations with the third-party that had prevailed in the initial bid process for Silver Hill had stalled and Silver Hill would consider transacting with RSP if the Company and Silver Hill could quickly agree to terms on a definitive purchase agreement and modifications to RSP’s last submitted purchase price offer that included, among other things, more cash consideration and less stock consideration. At that time, Mr. Gray also advised Jefferies that RSP was the potential winner of another material transaction , which would be decided soon. Mr. Gray further advised Jefferies that if RSP consummated the Midland transaction, it would preclude RSP from making another material acquisition such as Silver Hill and, as a result, if Silver Hill was interested in transacting with RSP, RSP agreed that the parties needed to agree on terms for the Proposed Transaction quickly. Mr. Gray discussed these matters with Messrs. McNeill, Arrott, Daugbjerg and Mutrie and members of the RSP Board and they were all in favor of resuming negotiations with Jefferies and Silver Hill as the Company and the RSP Board deemed the Silver Hill assets and transaction as more appealing to the Company with considerably more potential upside than the Midland Basin opportunity, which still had not been awarded to RSP.

On October 6, 2016, Mr. Gray recommenced discussions with representatives of Jefferies regarding the Proposed Transaction. After substantial discussion, Mr. Gray and representatives of Jefferies agreed in principle that the Company would modify its mix of consideration to include more cash and less stock and agreed to acquire Silver Hill for $2.4 billion in consideration, which included $1.25 billion in cash and 31 million shares of common stock of RSP, agreed to separate closing dates on SHEP I and SHEP II to accommodate a required shareholder vote to issue the shares of the SHEP II transaction, and subject to the negotiation of a definitive purchase agreement.

On October 3, 2016, Goldman asked for and received a release as a financial advisor to the Company in the Proposed Transaction as a result of potential Goldman conflict. As a result, the Company engaged Barclays Capital Inc. (“Barclays”) on October 7, 2016 to act as a co-financial advisor along with RBCCM in connection with the Proposed Transaction. The Company selected Barclays based on its knowledge and familiarity with the oil and gas industry and RSP, and its past experience representing companies in acquisitions similar to the Proposed Transaction as well as its extensive prior involvement assisting RSP in its financing of prior acquisitions.

On October 7, 2016, the Company was provided with an updated draft of the Form Purchase Agreement for review and comment, as well as additional due diligence materials related to Silver Hill. The draft Form

Purchase Agreement, which Silver Hill representatives advised would later be broken into two purchase agreements, one for each of SHEP I and SHEP II, provided that the Company would acquire 100% of the outstanding membership interests of SHEP I and SHEP II for total consideration of $1.25 billion in cash and 31 million shares of common stock of the Company, the Company would pay a deposit at the signing of the final Form Purchase Agreements equal to 5% of the total purchase price on an unadjusted basis for Silver Hill and the Company would be entitled to a thirty-day title and environmental defect review period. The Form Purchase Agreement noted that the SHEP I Purchase Agreement would contain additional terms regarding the treatment of employees of SHEP I and the provision of transition services in the interim period between the closing of the SHEP I acquisition and the closing of the SHEP II acquisition pursuant to the terms of a negotiated transition services agreement (the “Transition Services Agreement”). The Company and its advisors commenced their review of due diligence materials provided by Silver Hill and participated by telephone in discussions with the Company regarding transaction structure matters, the terms of the Form Purchase Agreement and the Proposed Transaction and the proposed due diligence process.

On October 8, 2016, Messrs. Gray, Daugbjerg and Mutrie met with Mr. Miller and representatives of Jefferies and Kayne Anderson to review and discuss the terms of the Form Purchase Agreement and the potential timeline to consummate the Proposed Transaction. After negotiation and agreement by the Company and Silver Hill on certain issues in the Form Purchase Agreement, Mr. Mutrie discussed the revisions to the Form Purchase Agreement with V&E and V&E revised the Form Purchase Agreement accordingly. V&E also prepared updated drafts of certain ancillary transaction documents, including a registration rights agreement pursuant to which the SHEP Sellers would have certain registration rights with respect to the shares of RSP common stock received by them as consideration in the Proposed Transaction (the “Registration Rights Agreement”).

On October 9, 2016, the Company had further discussions with its advisors regarding the Proposed Transaction and the terms and conditions of the Form Purchase Agreement. The Company and its advisors also prepared materials for a presentation to the RSP Board regarding the terms and conditions of the Proposed Transaction and the Form Purchase Agreement. In addition, the Company and its advisors continued to review due diligence materials provided by Silver Hill. Later on October 9, 2016, after approval by Mr. Mutrie, an updated draft of the Form Purchase Agreement was sent to counsel for Silver Hill, which provided for certain changes to the initially proposed terms of the Form Purchase Agreement, including, among others, that the Company would be required to have binding commitments, cash on hand or availability under credit facilities for purposes of the consideration to be paid pursuant to the Form Purchase Agreement thirty days prior to closing, as opposed to on the execution date as was initially proposed, the ability of the RSP Board to change its recommendation if required by its duties under applicable law, which was not provided for previously, and provisions requiring Silver Hill to provide certain financial information to the Company, including audited financial statements, to the extent not provided as of the execution date.

On October 9, 2016, the Company and its representatives had a telephone conference with Silver Hill and its representatives to discuss the draft Form Purchase Agreement, including, among other issues, the ability of SHEP I and SHEP II to deliver requisite financial information and the appropriate timeframe for the Company to have sufficient cash on hand or binding commitments for closings under the Form Purchase Agreements for each of SHEP I and SHEP II. Also on October 9, 2016, representatives of Silver Hill provided the Company and its representatives with an updated draft of the Form Purchase Agreement reflecting negotiations between the parties. The updated draft provided for the addition of a covenant regarding the transfer of certain employees of SHEP I to an affiliate of the SHEP Sellers for the duration of the period between the closing of the SHEP I Acquisition and the closing of the Transaction and an exclusivity period applicable to Silver Hill from the execution date until the closing date.

On the evening of October 9, 2016, Messrs. Gray, McNeill and Mutrie led the RSP Board in a discussion of the events since the last Board meeting that had enabled the Company to be selected as the winning bidder for the Proposed Transaction, the terms of the Form Purchase Agreement, the consideration to be paid to Silver Hill for the Proposed Transaction, the proposed method of fundings for the consideration and the Company’s leverage and other financial metrics upon the consummation of the funding and the Proposed Transaction. A representative of RBCCM then discussed RBCCM’s fairness opinions to be delivered to the RSP Board. After a thorough discussion, the RSP Board approved the Proposed Transaction, the Form Purchase Agreement, the Registration Rights Agreement and other ancillary documents, with such changes as necessary that would be made by the Company’s authorized officers and consistent with the terms of the RSP Board’s approval.

On October 10, 2016, the Company received a draft of the SHEP I Purchase Agreement based on the Form Purchase Agreement that had been negotiated and an initial draft of the Transition Services Agreement. The Company and its representatives also prepared a draft form of Stockholders Agreement, which would limit the ability of the SHEP Sellers to acquire additional stock in the Company subsequent to the consummation of the Proposed Transaction (the “Stockholders Agreement”). As discussed between the parties and previously agreed, the draft SHEP I Purchase Agreement contained additional terms regarding the treatment of SHEP I’s employees and did not contain terms providing for a Company shareholder vote, which was solely provided for in the Form Purchase Agreement to be applicable to the SHEP II closing. The SHEP I Purchase Agreement also contemplated a November closing date. The Company, its representatives and Silver Hill and their representatives continued to discuss the terms of the SHEP I Purchase Agreement throughout the day on October 10, 2016. Throughout the day, the Company and Silver Hill also continued to negotiate the Transition Services Agreement and a form of mutual release of claims between SHEP I, SHEP II and certain of their respective officers (the “Mutual Release”). Silver Hill also provided the Company with exhibits and schedules to the Form Purchase Agreements through the course of the day, which the Company reviewed.

On October 11, 2016, the parties continued to negotiate the Transition Services Agreement, the Mutual Release, the Stockholders Agreement, the Registration Rights Agreement, the SHEP I Purchase Agreement and the draft SHEP II Purchase Agreement provided by representatives of Silver Hill, including the terms regarding the Company’s committed financing arrangements and the appropriate releases from the SHEP Sellers as well as appropriate survival periods and recourse for the breaches of representations, warranties and covenants contained in the form Purchase Agreements.

On the evening of October 11, 2016, the Company and the SHEP Sellers agreed to final forms of the Purchase Agreements. During the following two days, the parties worked to finalize the exhibits and schedules to the Purchase Agreements and all ancillary documents, including the Transition Services Agreement, the Mutual Release, the Stockholders Agreement and the Registration Rights Agreement.

On October 12, 2016, RBCCM delivered its fairness opinions to the RSP Board in connection with the SHEP I Acquisition and the Transaction. For details of RBCCM’s fairness opinion with regard to the Transaction, please see “—Opinion of RSP’s Financial Advisor” below.

On the morning of October 13, 2016, all exhibits and schedules and ancillary documents to each of the Purchase Agreements were in final and agreed form and the parties executed the agreements.

Reasons for the SHEP Acquisitions; Recommendation of the RSP Board

In approving the SHEP I Purchase Agreement and the Purchase Agreement and recommending approval of the issuance of shares of RSP common stock to the SHEP Sellers as part of the consideration, the RSP Board consulted with members of RSP’s senior management, as well as with RSP’s outside legal and financial advisors. The RSP Board also considered a number of factors that the RSP Board viewed as bearing on its decisions.

The principal factors that the RSP Board viewed as supporting its decisions were:

•	RSP will be acquiring a large, concentrated position in the core of the Delaware Basin;

•	the acreage to be acquired is located in the thickest, deepest part of the Delaware Basin, which is significantly over-pressured;

•	the acreage to be acquired is located in an oil-weighted area of the Delaware Basin;

•	the contiguous position of the acreage to be acquired is conducive for longer lateral drilling and efficient development;

•	the combined company will be led by RSP’s existing senior management, key members of which have many years of experience in the Delaware Basin;

•	the SHEP Acquisitions and related financings are expected to be credit enhancing to RSP on a prospective basis, including in respect of reduced debt leverage, strengthened balance sheet and enhanced liquidity; and

•	the financial analyses reviewed and discussed with the RSP Board by representatives of RBCCM as well as the fairness opinions to be rendered by RBCCM to the RSP Board on October 12, 2016, including an opinion as to the fairness on such date, from a financial point of view, to RSP and RSP LLC of the Implied Base Purchase Price (as defined below) to be paid in the Transaction, subject to the assumptions, limitations, qualifications and other matters set forth in such opinion, as more fully described under the heading “—Opinion of RSP’s Financial Advisor” beginning on page 24.

In addition to considering the factors above, the RSP Board also considered the following factors:

•	the recommendation of the SHEP Acquisitions by RSP’s senior management team;

•	the knowledge of the RSP Board of RSP’s business, financial condition, results of operations and prospects, as well as Silver Hill’ business, financial condition, results of operations and prospects, taking into account the results of RSP’s due diligence review of Silver Hill;

•	the expectation that the SHEP Acquisitions will obtain all necessary regulatory approvals without unacceptable conditions;

•	RSP’s obligation to consummate the SHEP Acquisitions are not conditioned on a vote of its stockholders to approve the issuance of shares of RSP common stock to be issued to the SHEP Sellers; and

•	the likelihood of consummating the SHEP Acquisitions on the anticipated schedule.

The RSP Board weighted the foregoing against certain potentially negative factors, including:

•	the costs associated with the completion of the SHEP Acquisitions, including senior management’s time and energy and potential opportunity cost;

•	the challenges in absorbing the effect of any failure to complete the SHEP Acquisitions, including potential termination and other fees, as well as employee, stockholder and market reactions;

•	forecasts of future financial and operational results of the combined company are necessarily estimates based on assumptions and may vary significantly from future performance;

•	the challenges inherent in the acquisition of businesses the size and complexity of Silver Hill, including the possible diversion of senior management attention for an extended period of time;

•	the risk that drilling results on the SHEP Acquisitions and subsequent recovery of reserves are materially different than anticipated;

•	the risks and contingencies relating to the announcement and pendency of the SHEP Acquisitions and the risks and costs to RSP if the SHEP Acquisitions do not close in a timely manner or if they do not close at all, including potential employee attrition, the impact on RSP’s relationships with third parties and the effect termination of the transaction agreements may have on RSP’s operating results; and

•	the risks of the type and nature described under “Risk Factors” and the matters described under “Cautionary Statement Regarding Forward-Looking Statements.”

This discussion of the information and factors considered by the RSP Board in reaching its conclusions and recommendation includes the principal factors considered by the RSP Board, but is not intended to be exhaustive and may not include all of the factors considered by the RSP Board. In view of the wide variety of factors considered in connection with its evaluation of the SHEP Acquisitions and the other related transactions, and the complexity of these matters, the RSP Board did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the SHEP Acquisitions and the other related transactions, and to make its recommendation to RSP stockholders. Rather, the RSP Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with, and questioning of, members of RSP’s senior management and outside legal and financial advisors. In addition, individual members of the RSP Board may have assigned different weights to different factors.

The RSP Board has approved the SHEP Acquisitions, the SHEP I Purchase Agreement and the Purchase Agreement and determined that the SHEP Acquisitions and the other transactions contemplated by the SHEP I Purchase Agreement and the Purchase Agreement, including the issuance of shares of RSP common stock to the SHEP Sellers in connection with the SHEP Acquisitions, are in the best interests of RSP and its stockholders.

Accordingly, the RSP Board unanimously recommends that the RSP stockholders vote “FOR” the proposal to approve the issuance of shares of RSP common stock to the SHEP II Seller in connection with the Transaction.

Opinion of RSP’s Financial Advisor

On October 12, 2016, RBCCM rendered its written opinion to the RSP Board that, as of that date and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Implied Base Purchase Price was fair, from a financial point of view, to RSP LLC and RSP. The full text of RBCCM’s written opinion dated October 12, 2016 is attached to this proxy statement as Annex II and constitutes part of this proxy statement. RBCCM’s opinion was approved for issuance by RBCCM’s Fairness Opinion Committee. This summary of RBCCM’s opinion is qualified in its entirety by reference to the full text of the opinion. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by RBCCM in rendering its opinion.

RBCCM’s opinion was provided for the benefit, information and assistance of the RSP Board (in its capacity as such) in connection with its evaluation of the Transaction. RBCCM’s opinion did not address the underlying business decision of RSP to engage in the Transaction or the relative merits of the Transaction compared to any alternative business strategy or transaction that may be available with respect to SHEP II or RSP or its affiliates or in which RSP or its affiliates might engage. RBCCM’s opinion and the analyses performed by RBCCM in connection with its opinion, as reviewed by the RSP Board, were only two of many factors taken into consideration by the RSP Board in connection with its evaluation of the Transaction. RBCCM’s opinion does not constitute a recommendation to any holder of RSP common stock as to how such holder should vote with respect to the Transaction or any other proposal to be voted upon by them in connection with the Transaction.

The RBCCM opinion addresses only the fairness, from a financial point of view and as of October 12, 2016, to RSP LLC and RSP of the Implied Base Purchase Price to be paid in the Transaction and does not in any way address other terms, conditions or implications of the Transaction or the Purchase Agreement, including, without limitation, the form or structure of the Transaction, any adjustments to or allocation of the Implied Base Purchase Price or the Aggregate Base Purchase Price (as defined in the Purchase Agreement) or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Transaction or otherwise. RBCCM did not evaluate the solvency or fair value of SHEP II, RSP LLC, RSP or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. RBCCM did not express any opinion as to any legal, regulatory, tax or accounting matters, as to which it understood that RSP obtained such advice as it deemed necessary from qualified professionals. Further, in rendering its opinion, RBCCM did not express any view on, and its opinion does not address, the fairness of the amount or nature of the compensation (if any) to any officers, directors or employees of any party, or class of such persons, relative to the Implied Base Purchase Price or otherwise.

In rendering its opinion, RBCCM assumed and relied upon the accuracy and completeness of all information that was reviewed by it, including all of the financial, legal, tax, accounting, operating and other information provided to or discussed with RBCCM by or on behalf of RSP, and upon the assurances of the management of RSP that it was not aware of any relevant information that had been omitted or that remained undisclosed to RBCCM. RBCCM did not assume responsibility for independently verifying and did not independently verify such information. RBCCM assumed, at the direction of RSP, that the Reserve Reports (as defined below) and other information and data relating to SHEP II and RSP utilized in RBCCM’s analyses, including the Forecasts (as defined below), were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments as to the oil and gas reserves and future financial condition and prospects of SHEP II and RSP and the other matters covered thereby and that the crude oil and natural gas commodity pricing and discounting of reserve categories discussed with the management of RSP were an appropriate basis upon which to evaluate each of SHEP II and RSP. RBCCM expressed no opinion as to such Reserve Reports and other information and data or the assumptions upon which they were based. RBCCM relied upon the assessments of the management of RSP as to future oil and natural gas drilling and production, market and cyclical trends and prospects relating to the oil and natural gas industry, regulatory matters with respect thereto and the potential impact thereof on each of SHEP II and RSP, and RBCCM assumed, at the direction of RSP, that there will be no developments with respect to any of the foregoing that would be meaningful to RBCCM’s analyses or opinion. RBCCM also assumed, at the direction of RSP, that any adjustments to the Implied Base Purchase Price would not be meaningful in any respect to its analyses or opinion.

In rendering its opinion, RBCCM did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of, or relating to, either SHEP II or RSP, and RBCCM was not furnished with any such valuations or appraisals, other than the Reserve Reports. RBCCM did not assume any obligation to conduct, and did not conduct, any physical inspection of the properties or facilities of either SHEP II or RSP. RBCCM is not an expert in the evaluation of oil and gas reserves, drilling or production levels and it expressed no view as to the reserve quantities, or the development or production (including, without limitation, as to the feasibility or timing), of any oil or gas reserves of SHEP II, RSP or otherwise. RBCCM also expressed no view as to future crude oil, natural gas and related commodity prices utilized in its analyses, which prices are subject to significant volatility and which, if different than as assumed, could have a material impact on RBCCM’s analyses or opinion.

RBCCM assumed that the Transaction would be consummated in accordance with the terms of the Purchase Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on SHEP II, RSP or any of its affiliates or the Transaction or that otherwise would be meaningful in any respect to RBCCM’s analyses or opinion. In addition, RBCCM assumed that the executed version of the Purchase Agreement would not differ, in any respect meaningful to its analyses or opinion, from the Draft Agreement (as defined below).

RBCCM’s opinion speaks only as of the date thereof, was based on the conditions as they existed and information which RBCCM was supplied as of the date thereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. RBCCM did not undertake to reaffirm or revise its opinion or otherwise comment upon events occurring after the date thereof and does not have an obligation to update, revise or reaffirm its opinion. RBCCM did not express any opinion as to the prices at which RSP common stock has traded or would trade following the announcement of the Transaction or will trade following the consummation of the Transaction.

For the purposes of rendering its opinion, RBCCM undertook such review, inquiries and analyses as RBCCM deemed necessary or appropriate under the circumstances, including the following:

•	reviewed the financial terms of a draft, dated October 10, 2016, of the Purchase Agreement (the “Draft Agreement”);

•	reviewed and analyzed certain publicly available financial and other data with respect to RSP and certain other relevant historical operating data relating to RSP and SHEP II made available to RBCCM from published sources and from the internal records of RSP and SHEP II, respectively;

•	reviewed certain oil and gas reserve information regarding Proved Reserves (as defined below) and unproved oil and gas reserves, prepared by the management of RSP with respect to each of RSP and SHEP II (the “Reserve Reports”), and other information and data relating to SHEP II and RSP prepared by the management of RSP and certain crude oil and natural gas commodity pricing discussed with the management of RSP;

•	reviewed financial projections and forecasts of RSP and the combined post-Transaction company prepared by the management of RSP, and SHEP II prepared by the management of RSP (“Forecasts”);

•	conducted discussions with members of the senior management of RSP with respect to the financial condition and prospects of RSP and SHEP II as standalone entities as well as the strategic rationale and potential benefits of the Transaction;

•	reviewed Wall Street research estimates regarding the potential future performance of RSP as a standalone entity;

•	reviewed the reported prices and trading activity for RSP common stock; and

•	considered other information and performed other studies and analyses as it deemed appropriate.

Set forth below is a summary of the material financial analyses performed by RBCCM in connection with the rendering of its opinion. The order of analyses described does not represent relative importance or weight given to those analyses by RBCCM. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the summary of the analyses used by RBCCM, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analysis.

For purposes of its analyses, RBCCM reviewed a number of financial and operating metrics, including:

•	Enterprise Value, calculated as the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of net debt (the amount of its outstanding indebtedness less the amount of cash and cash equivalents) less equity investments and investments in unconsolidated affiliates on its balance sheet plus non-convertible preferred stock and non-controlling interests;

•	Earnings before interest, taxes, depreciation and amortization, or EBITDA;

•	Production, average daily equivalent production of oil, NGLs and natural gas, calculated by converting natural gas to boe (oil equivalent barrels) at a ratio of six Mcf (calculated as one thousand cubic feet) of natural gas to one Bbl (a standard barrel containing 42 U.S. gallons) of oil;

•	Proved Reserves, the estimated quantities of oil, NGLs and natural gas that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing economic and operating conditions, which, for clarity, includes Proved Developed Reserves and Proved Undeveloped Reserves (as described below);

•	Proved Developed Reserves, Proved Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods including both currently producing (“Proved Developed Producing”) and not yet producing (“Drilled, Uncompleted”);

•	Proved Undeveloped Reserves, Proved Reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion; undrilled locations can be classified as having Proved Undeveloped Reserves only if a development plan has been adopted indicating that such locations are scheduled to be drilled within five years, unless specific circumstances justify a longer time

•	Probable reserves are those additional unproved reserves that are less certain to be recovered than Proved Reserves but which analysis of geological and engineering data suggests are more likely than not to be recoverable; and

•	Cash Flow Per Share, calculated as EBITDA less interest expense and dividends, divided by total shares outstanding.

Unless the context indicates otherwise, the analyses performed below were calculated using (i) the closing price of RSP common stock and the closing prices of the selected U.S. companies in the acquisition, exploration, development and production of oil and natural gas business (“E&P”) as of October 12, 2016, (ii) historical financial and operating data for RSP and the selected companies based on publicly available information for each company as of October 12, 2016, and (iii) transaction values for the target companies derived from the selected transactions analysis described below, calculated as of the announcement date of the relevant transaction based on the estimated purchase prices announced on such date for the selected transactions. Accordingly, this information may not reflect current or future market conditions. The calculations of Proved Reserves (a) for SHEP II were as estimated as of November 1, 2016 by the management of RSP, and (b) were the latest available for the selected target companies as of the announcement date of the relevant transaction. Unless the context indicates otherwise, estimates of earnings for (i) the selected companies and RSP were based on mean consensus Wall Street analyst estimates (such mean consensus estimates, “Wall Street research”) available as of October 12, 2016, and (ii) SHEP II were based on estimates provided by the management of RSP. For the purposes of certain analyses described below, the term “Implied Base Purchase Price” refers to the implied aggregate value of the base purchase price of $1.282 billion based on $646,047,449 of cash and 16,021,977 shares of RSP common stock to be issued and the 10-day volume weighted average price (“VWAP”) of RSP common stock ending of October 12, 2016 of $39.69.

SHEP II Financial Analysis

Public Company Analysis. RBCCM reviewed certain financial and operating information and implied trading multiples for selected publicly-traded companies as compared to the corresponding information and implied Transaction multiples for SHEP II. In choosing the selected companies, RBCCM considered publicly traded U.S. E&P companies with equity values between $1 billion and $10 billion, and for which 80% of their second quarter 2016 production volume was derived from the Permian Basin. The data for the selected publicly-traded companies were pro forma for publicly announced acquisition transactions and securities offerings announced and/or closed through October 12, 2016.

In this analysis, RBCCM compared (i) multiples of implied Enterprise Value to 2017E and 2018E EBITDA, and (ii) multiples of implied Enterprise Value to 2017E and 2018E Production. The list of selected companies, related multiples and the resultant high, mean, median and low multiples for such selected companies and for SHEP II at the Implied Base Purchase Price, are as follows:

Selected Companies

	EV/EBITDA		EV/Production (MBoe/d)
	2017E	2018E	2017E	2018E
Parsley Energy, Inc.	14.7x	9.0x	$156,203	$118,612
Diamondback Energy, Inc.	14.6x	9.9x	$166,612	$130,507
Energen Corporation	11.1x	7.2x	$89,081	$74,957
RSP Permian, Inc.	12.3x	8.8x	$142,839	$117,918
Laredo Petroleum, Inc.	11.1x	9.2x	$84,267	$76,323
Callon Petroleum Company	11.6x	7.3x	$135,293	$100,058

High	14.7x	9.9x	$166,612	$130,507
Mean	12.6x	8.6x	$129,049	$103,062
Median	11.9x	8.9x	$139,066	$108,988
Low	11.1x	7.2x	$84,267	$74,957

SHEP II	11.1x	6.4x	$117,198	$71,299

From this data, RBCCM selected an enterprise value reference range for SHEP II using 2017E EBITDA multiples of 11.00x—14.75x, 2017E Production multiples of $85,000—$165,000, 2018E EBITDA multiples of 7.00x—10.00x, and 2018E Production multiples of $75,000—$130,000. This analysis indicated the following implied Enterprise Value reference range for SHEP II, as compared to the aggregate merger consideration:

Implied Enterprise Value Reference Range for SHEP II based on:
2017E EBITDA	2017E Production	2018E EBITDA	2018E Production	Implied Base Purchase Price
$1,274 million-$1,708 million	$930 million-$1,805 million	$1,403 million-$2,004 million	$1,349 million-$2,338 million	$1,282 million

Selected Precedent Transactions Analysis. RBCCM reviewed certain implied transaction multiples for a set of unconventional oil and gas transactions over $500 million in value in the Permian Basin since January 2014, that were similar in one or more ways to SHEP II and for which Production and/or Proved Reserve information was publicly available. Current Production for SHEP II was based on the average estimated daily Production for November and December 2016.

In this analysis, RBCCM compared (i) multiples of implied transaction value to current Production, and (ii) multiples of implied transaction value to current Proved Reserves estimates; provided, however, a Proved Developed Reserves estimate was excluded if its corresponding Proved Undeveloped Reserves estimate was not disclosed, and is marked not available (“n/a”) in table below. The list of selected transactions, related multiples and the resultant high, mean, median and low multiples for such selected transactions and for SHEP II at the Implied Base Purchase Price are as follows:

Announcement Date	Acquirer	Seller	Production $/Boepd	Proved Reserves $/Boe
8/23/16	PDC Energy, Inc.	Kimmeridge Energy Management Company	$215,000	n/a
08/15/16	Concho Resources Inc.	Reliance Energy	162,500	37.79
08/08/16	SM Energy Company	Rock Oil Holdings LLC	200,000	n/a
07/22/16	Silver Run Acquisition Corporation	Centennial Resources Production, LLC	216,625	32.09

07/13/16	Diamondback Energy, Inc.	Luxe Energy LLC	560,000	n/a
06/21/16	QEP Resources, Inc.	RK Petroleum Corp.	428,571	7.89
11/30/15	Blue Whale Energy North America	Tall City Exploration LLC and Plymouth Petroleum LLC	180,667	n/a
07/14/15	WPX Energy, Inc.	RKI Exploration & Production, LLC	125,000	27.09
09/29/14	Encana Corporation	Athlon Energy Inc.	236,000	40.92
07/21/14	Diamondback Energy, Inc.	Rio Oil and Gas, et al	247,584	103.46
06/09/14	American Energy Partners, LP	Enduring Resources, LLC	156,250	n/a
High			$560,000	$103.46
Mean			248,018	41.54
Median			215,000	34.94
Low			125,000	7.89

SHEP II			$146,895	$30.95

From this data, RBCCM selected an implied transaction value reference range for SHEP II using Production multiples of $125,000—$250,000, and Proved Reserve multiples of $30.00—$40.00. This analysis indicated the following implied transaction value reference range for SHEP II, as compared to the Implied Base Purchase Price:

Implied Transaction Value Reference Range for SHEP II based on:

Current Production	Current Proved Reserves	Implied Base Purchase Price

$1,091 million- $2,182 million	$1,243 million- $1,657 million	$1,282 million

Net Asset Value. RBCCM performed a net asset value (“NAV”) analyses of SHEP II by calculating the estimated net present value of its estimated oil and gas reserves in each of the Proved Developed Producing, Drilled, Uncompleted, Proved Undeveloped and Probable reserve categories, less estimated capital costs associated with extracting such reserves, based on the Reserve Reports provided by management of RSP and using NYMEX strip pricing as of October 4, 2016. The NAV analyses incorporated realized cost adjustments, production risking adjustments and operating expense estimates provided by management of RSP. Such Reserve Report estimated oil and gas reserves for SHEP II were as follows:

Reserve Categories	Oil (MBBIs)	Gas (MMcf)	NGL (MBbls)	MBoe
Proved Developed Producing Drilled, Uncompleted Proved Undeveloped	9,404 3,569 17,658	17,131 5,935 19,157	88 407 3,260	12,347 4,965 24,110
Total Proved Reserves	30,630	42,223	3,755	41,423
Probable	358,671	504,865	85,902	528,717
Total Proved Reserves & Probable	389,301	547,088	89,658	570,140

RBCCM performed the NAV analyses using discount rates ranging from 12.0% to 14.0%, based on an estimated weighted average cost of capital using RBCCM’s professional judgment regarding the cost of capital of SHEP II, after taking into consideration the capital asset pricing model (“CAPM”). The SHEP II NAV analyses indicated the following implied net asset value reference ranges, as compared to the Implied Base Purchase Price:

	Discount Rate			Implied Base Purchase Price
Assets/Liabilities (in millions)	12.0%	13.0%	14.0%

Proved Developed Producing	$169	$162	$156

Drilled, Uncompleted	$59	$57	$55

Proved Undeveloped	$104	$95	$87

Probable	$1,476	$1,318	$1,181

G&A, Additional Capex*	($170)	($158)	($147)

Total	$1,638	$1,474	$1,333	$1,282

* G&A estimate of $4.1 for 2017, increased 15% annually through 2019 and held constant thereafter, based on the guidance of the management of RSP. Additional Capex estimate of $14.6 per year attributable to capitalized exploration and workover costs, based on the guidance of the management of RSP.

RSP Financial Analysis

Public Company Analysis. RBCCM reviewed certain financial and operating information and implied trading multiples for selected publicly-traded companies as compared to the corresponding information and implied trading multiples for RSP. In choosing the selected companies, RBCCM considered publicly traded U.S. E&P companies with equity values between $1 billion and $10 billion, and for which 80% of their second quarter 2016 production volume was derived from the Permian Basin. The data for the selected publicly-traded companies were pro forma for publicly announced acquisition transactions and securities offerings announced and/or closed through October 12, 2016.

In this analysis, RBCCM compared (i) multiples of Enterprise Value to 2017E and 2018E EBITDA, (ii) multiples of implied equity price per common share to 2017E and 2018E Cash Flow Per Share and (iii) multiples of Enterprise Value to 2017E and 2018E Production. The list of selected companies and related multiples and the resultant high, mean, median and low multiples for such selected companies and for RSP are as follows:

Selected Companies

	EV/ EBITDA		Equity Value Per Share/ Cash Flow Per Share		EV/Production (MBoe/d)
	2017E	2018E	2017E	2018E	2017E	2018E
Parsley Energy, Inc.	14.7x	9.0x	13.9x	8.7x	$156,203	$118,612
Diamondback Energy, Inc.	14.6x	9.9x	14.4x	9.6x	$166,612	$130,507
Energen Corporation	11.1x	7.2x	11.7x	7.6x	$89,081	$74,957
Laredo Petroleum, Inc.	11.1x	9.2x	9.9x	8.1x	$84,267	$76,323
Callon Petroleum Company	11.6x	7.3x	10.8x	6.8x	$135,293	$100,058

High	14.7x	9.9x	14.4x	9.6x	$166,612	$130,507
Mean	12.6x	8.5x	12.2x	8.2x	$126,291	$100,091
Median	11.6x	9.0x	11.7x	8.1x	$135,293	$100,058
Low	11.1x	7.2x	9.9x	6.8x	$84,267	$74,957

RSP	12.3x	8.8x	11.8x	8.6x	$142,839	$117,918

From this data, RBCCM selected an implied per share common equity reference range for RSP using 2017E Cash Flow Per Share multiples of 10.00x—14.50x and 2018E Cash Flow Per Share multiples of 7.00x—9.50x. RBCCM selected an implied Enterprise Value reference range for RSP using 2017E EBITDA multiples of 11.00x—14.75x, 2017E Production multiples of $85,000—$165,000, 2018E EBITDA multiples of 7.00x—10.00x, and 2018E Production multiples of $75,000—$130,000. RBCCM then calculated an implied per share common equity value reference range for RSP based on the selected EBITDA and Production multiple ranges by adjusting for latest publically reported net debt of RSP, and dividing by fully diluted shares outstanding. This analysis indicated the following implied per share common equity reference range for RSP, as compared to the October 12, 2016 closing price of RSP common stock of $41.86:

Implied Per Share Common Equity Reference Range for RSP based on:
2017E EBITDA	2017E Cash Flow Per Share	2017E Production	2018E EBITDA	2018E Cash Flow Per Share	2018E Production
$36.67-$51.40	$35.47-$51.43	$28.73-$55.78	$31.79-$48.23	$34.14-$46.34	$30.71-$53.24

Discounted Cash Flow Analysis. RBCCM performed a discounted cash flow analysis of RSP by calculating the estimated net present value of the after-tax free cash flows of RSP through 2020, based on the Forecasts, including estimated net debt as of the most recent completed fiscal quarter (September 30, 2016) and fully diluted shares of RSP common stock outstanding.

RBCCM performed the discounted cash flow analysis using discount rates ranging from 11.5% to 13.5% based on RBCCM’s professional judgment regarding required rates of return of holders or prospective buyers of RSP common stock, after taking into consideration CAPM, and terminal value at the end of the forecast period, using terminal multiples ranging from 8.5x to 10.5x estimated 2020E EBITDA. The discounted cash flow analysis indicated the following implied per share common equity reference range, as compared to the October 12, 2016 closing price of RSP common stock:

RSP Implied Per Share Common Equity Reference Range	RSP Common Stock Price on October 12, 2016
$31.33—$43.16	$41.86

Other Matters

RBCCM also noted for the RSP Board certain additional factors that were provided for informational purposes, including the following analyses:

Trading Range and Research Target Analysis for RSP

Trading Range. RBCCM reviewed certain historical stock price information based on closing stock price information over the one year period ended October 12, 2016, for RSP common stock. This review indicated the following historical stock price information for RSP common stock, as compared to the closing price of RSP common stock on October 12, 2016:

Trading Period Prior to October 12, 2016	RSP Common Stock Price
52 Week High	$41.86
52 Week Low	$16.74
10 Day VWAP	$39.69
1 Month VWAP	$38.09
3 Month VWAP	$37.54
6 Month VWAP	$35.02
12 Month VWAP	$29.32
Closing price of RSP common stock on October 12, 2016	$41.86

Analyst Target Stock Price Range. Nineteen equity analysts published one year forward price targets for RSP common stock (since the latest public filings date of August 8, 2016) that were available as of October 12,

2016. This indicated a range of present value stock price targets for RSP common stock of $32.46—$48.25 per share. Public market trading targets published by equity research analysts do not necessarily reflect current market trading prices for RSP common stock and these estimates are subject to uncertainties, including the future financial performance of RSP and future financial market conditions.

Analyst NAV Per Share Range. Twelve equity analysts published one year forward NAV per share target estimates for RSP common stock (since the latest public filings date of August 8, 2016) that were available as of October 12, 2016. This indicated a range of present value NAV per share targets for RSP common stock of $30.70—$54.87 per share. Public market trading targets published by equity research analysts do not necessarily reflect current market trading prices for RSP common stock and these estimates are subject to uncertainties, including the future operating performance of RSP and future commodity and financial market conditions.

Overview of Analyses; Other Considerations

No single company or transaction used in the above analyses as a comparison was identical to SHEP II, RSP or the Transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions analyzed.

The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. Several analytical methodologies were used by RBCCM, and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusion of RBCCM was based on all the analyses and factors presented herein, taken as a whole, and also on application of RBCCM’s own experience and judgment. Such conclusion may involve significant elements of subjective judgment and qualitative analysis. RBCCM therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.

RSP and RSP LLC selected RBCCM to render its opinion to the RSP Board based on RBCCM’s qualifications, expertise, reputation and knowledge of RSP’s business and affairs and its experience with E&P companies and the industry in which RSP operates. RBCCM is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBCCM or one or more of its affiliates may act as a market maker and broker in the publicly traded securities of RSP and receive customary compensation, and may also actively trade securities of RSP or its affiliates for its or its affiliates’ own account and the accounts of its or its affiliates’ customers, and, accordingly, RBCCM and its affiliates, may hold a long or short position in such securities. RBCCM and certain of its affiliates in the past have provided, currently are providing and in the future may provide investment banking and financial advisory services to RSP, its affiliates and certain affiliates of Kayne Anderson Capital Advisors, LP, unrelated to the Transaction, for which RBCCM and its affiliates have received, and may receive, customary compensation. In particular, during the past two years prior to RBCCM’s engagement with respect to the Transaction, RBCCM and its affiliates have been acting or have acted as financial advisor to certain affiliates of Kayne Anderson Capital Advisors, LP in connection with certain acquisition and divestiture activities, for which RBCCM and its affiliates have received (or expect to receive) aggregate fees of less than $5,000,000. Also during such period, RBCCM and or one or more of its affiliates are (or have been) a party to one or more derivatives transactions that involve securities of RSP. In addition, during such two year period, RBCCM and/or certain of its affiliates (i) are or have been a lender under certain credit facilities of RSP, (ii) have acted as a Joint Bookrunner for a senior notes offering by RSP, and (iii) have acted as an Active Joint Bookrunner for equity and senior notes offerings by RSP related to the financing of the SHEP Acquisitions, for which RBCCM and/or its affiliates have received (or expect to receive) aggregate fees of less than $10,000,000 (approximately $7 ,000,000 of which were in respect of the financings related to the SHEP Acquisitions).

Under its engagement agreement with RSP and RSP LLC, RBCCM became entitled to a fee of $1,000,000 upon delivery of its written opinions relating to each of the Transaction and the SHEP I Acquisition, whether or not the opinions were accepted and whether or not either of the SHEP Acquisitions were consummated. In addition, for RBCCM’s services as financial advisor to RSP and RSP LLC in connection with (i) the SHEP I Acquisition, RBCCM received a transaction fee of $3,500,000 (in addition to the fee upon delivery of the fairness opinions), and (ii) the Transaction, if the Transaction is successfully completed, RBCCM will receive an additional transaction fee of $3,500,000. Furthermore, if, in connection with the Transaction not being completed, RSP and/or RSP LLC receives a termination fee, RBCCM will be entitled to the lesser of fifty percent of the aggregate transaction fees for the SHEP Acquisitions, or ten percent of such termination fee in cash, when it is received by RSP. In addition, RSP and RSP LLC have agreed to indemnify RBCCM for certain liabilities that may arise out of RBCCM’s engagement, including, without limitation, liabilities arising under the federal securities laws, and to reimburse certain out-of-pocket expenses incurred by RBCCM in performing its services. The terms of RBCCM’s engagement agreement were negotiated at arm’s-length between RSP, RSP LLC and RBCCM, and the RSP Board was aware of this fee arrangement at the time it reviewed and approved the Purchase Agreement and the SHEP I Purchase Agreement.

The Transaction; Acquisition Consideration

Subject to the terms and conditions of the Purchase Agreement, at the closing date of the Transaction (the “Closing Date”), RSP LLC will acquire 100% of the outstanding membership interests of SHEP II from the SHEP II Seller. As a result, SHEP II will become a wholly-owned subsidiary of RSP LLC and an indirect wholly-owned subsidiary of RSP. In exchange, RSP LLC will pay the SHEP II Seller (1) $645,953,143 in cash (the “Cash Purchase Price”) and (2) 16,019,638 shares of RSP common stock (the “Stock Issuance” and together with the Cash Purchase Price, the “Base Purchase Price”).

Pursuant to the Purchase Agreement, the Base Purchase Price will be subject to adjustments both prior to and after the Closing. At the Closing, the Cash Purchase Price will be reduced by (i) the amount of SHEP II’s indebtedness outstanding as of Closing, including all obligations for the repayment of money borrowed, (ii) the amount of any transaction expenses incurred by the SHEP II Seller or its affiliates or SHEP II in connection with the transactions contemplated by the Purchase Agreement and outstanding as of Closing, (iii) the amount of proceeds of production that are owing to third-party royalty or interest owners and are not held by SHEP II and that are attributable to the period prior to 12:01 a.m. Central Time on November 1, 2016 (the “Effective Date”), and (iv) an amount equal to the cash deposit of $64,104,648 with Citibank, N.A. (the “Bank”) made by RSP LLC on October 13, 2016, plus any interest thereon, which the Bank will deliver to the SHEP II Seller immediately prior to Closing. The Cash Purchase Price will also be decreased by the amount of adjustments for costs and proceeds associated with the properties to be acquired in the Transaction (the “Property Costs”) that result in a credit to RSP LLC or be increased by the amount of adjustments for Property Costs that result in a credit to the SHEP II Seller.

If stockholder approval of the Stock Issuance is not obtained from RSP stockholders prior to March 1, 2017, the Cash Purchase Price will be increased by an amount equal to the greater of (A) the product of the number of Reduced Shares (defined below) multiplied by $39.71 or (B) the product of the number of Reduced Shares multiplied by the arithmetic average of the daily volume weighted average price of RSP common stock for the ten consecutive trading days immediately prior to Closing. “Reduced Shares” means the positive difference between (i) the sum of the number of shares of RSP common stock issuable pursuant to the Purchase Agreement, plus 14,980,362, which is the number of shares of RSP common stock issued in the SHEP I Acquisition, minus (ii) the number of shares of RSP common stock equal to the product of (x) 0.199 multiplied by (y) 101,643,999, the number of shares of RSP common stock issued and outstanding immediately prior to October 13, 2016. We refer to the amount of cash consideration after such adjustment as the “Adjusted Cash Consideration.” The Adjusted Cash Consideration will be further adjusted after the Closing to update adjustments for Property Costs that were estimated for purposes of Closing.

At the Closing, the number of shares of RSP common stock to be issued to the SHEP II Seller will be reduced by (i) the 1,614,320 shares of RSP common stock to be delivered to the escrow agent at the Closing (the “Indemnity Escrowed Shares”) and (ii) if RSP stockholders do not approve the Stock Issuance before March 1, 2017, the Reduced Shares. For a description of the purposes of the Indemnity Escrowed Shares, see “—Indemnification” below. We refer to the number of shares of RSP common stock after the reductions outlined above as the “Adjusted RSP Shares.”

Completion of the Transaction

Pursuant to the Purchase Agreement, the closing of the Transaction will take place at 10:00 a.m. Central Standard Time on March 1, 2017 (the “Target Closing Date”). If, however, on the Target Closing Date, the conditions precedent to Closing are not satisfied or waived, the Closing will occur on the date that is three business days after the date in which all the conditions precedent to Closing are satisfied, or at such other date and time as RSP LLC and the SHEP II Seller may agree.

Covenants

The covenants agreed to by the parties to the Purchase Agreement include, among others, the following:

Conduct of Business

Subject to certain exceptions, the SHEP II Seller will cause SHEP II to conduct its business in the ordinary course of business consistent with past practice between October 13, 2016 (the date of the Purchase Agreement) and the Closing.

Officer and Director Resignation and Releases

At the Closing, SHEP II will deliver to RSP LLC and the SHEP II Seller (a) resignations of the officers of SHEP II in the form designated in the Purchase Agreement, such resignations to be effective immediately upon the consummation of the transactions contemplated by the Purchase Agreement, and (b) releases among SHEP II’s officers, SHEP II and the SHEP II Seller and its affiliates, releasing each other from any claims, substantially in the form designated in the Purchase Agreement.

HSR Filing

Consummation of the Transaction is subject to the expiration or termination of any applicable waiting period under the HSR Act. On October 26, 2016, RSP and the SHEP II Seller filed Notification and Report Forms with the Department of Justice and the FTC. On November 4, 2016, RSP and the SHEP II Seller were notified by U.S. antitrust authorities that early termination had been granted.

SHEP II Seller Contracts

The SHEP II Seller agrees to assign to RSP, on or before the Closing, the contracts, easements and rights-of-way described in the Purchase Agreement and held by the SHEP II Seller, and use commercially reasonable efforts to obtain any consents required in connection with such assignment. Upon such assignment, these contracts will be deemed to be SHEP II properties for the purposes of the Purchase Agreement.

Requisite Stockholder Approval

As promptly as practicable following the clearance of this proxy statement by the SEC, RSP will establish a record date for, convene and hold a meeting of RSP stockholders for the purpose of voting upon the approval of the Stock Issuance. If there are insufficient shares of RSP common stock necessary to establish a quorum at the Special Meeting, RSP will postpone or adjourn the date of the Special Meeting. RSP may also postpone or adjourn the Special Meeting to solicit sufficient proxies to secure the favorable vote of the holders of a majority of the outstanding shares of RSP common stock (other than the shares of RSP common stock issued in the SHEP I Acquisition) present in person or by proxy at the Special Meeting with respect to the Stock Issuance. The RSP Board will recommend that RSP stockholders vote to approve the Stock Issuance and use commercially reasonable efforts to solicit such stockholders to vote in favor of the Stock Issuance and to take all other actions necessary or advisable to secure the favorable votes of such stockholders required to approve and effect the Stock Issuance.

Additional Listing Application

RSP will submit to the NYSE an additional listing application relating to the shares of RSP common stock to be issued in the Transaction sufficiently in advance of the time necessary to obtain approval by the NYSE and will use its commercially reasonable efforts to secure the NYSE’s approval of the additional listing application.

Exclusivity

Between October 13, 2016 and the earlier of the Closing Date or the date the Purchase Agreement is terminated, the SHEP II Seller and SHEP II will not, directly or indirectly, encourage, initiate, solicit or engage in any proposal or inquiry from, or discussion or negotiation with, any person (other than RSP, RSP LLC and their respective representatives) with respect to the sale of any membership interests in SHEP II or any SHEP II properties (other than the sale of hydrocarbons in the ordinary course of business or sale of equipment and materials that are surplus, obsolete or replaced).

Conditions to Completion of the Transaction

The obligations of RSP and RSP LLC to complete the Transaction are subject to the satisfaction or waiver of the following conditions to completion of the Transaction on or prior to the Closing Date:

•	each representation and warranty of the SHEP II Seller contained in the Purchase Agreement being true and correct as of the date of the Purchase Agreement and as of the Closing Date as if made on and as of such date, unless otherwise specified and subject to certain materiality thresholds;

•	each representation and warranty of the SHEP II Seller regarding SHEP II contained in the Purchase Agreement being true and correct as of the date of the Purchase Agreement and as of the Closing Date as if made on and as of such date, unless otherwise specified and subject to certain materiality thresholds;

•	performance of, or compliance with, all covenants and agreements required to be performed or complied with by the SHEP II Seller and SHEP II prior to or at the Closing, except for certain materiality thresholds;

•	absence of any proceeding before any court or governmental entity seeking to restrain or prohibit the consummation of the transactions contemplated by the Purchase Agreement, other than proceedings filed by RSP or RSP LLC or any of their affiliates;

•	absence of any order from any court or governmental entity or any law or regulation that restrains or invalidates the consummation of the transactions contemplated by the Purchase Agreement;

•	receipt of a certificate signed by a duly authorized officer of the SHEP II Seller confirming satisfaction of the conditions described in the first bullet, second bullet and (as to SHEP II only) the third bullet;

•	the consummation of the transactions contemplated by the Purchase Agreement not being prevented from occurring by the HSR Act or the rules and regulations of the FTC and the Department of Justice;

•	the approval of the shares of RSP common stock to be issued in the Transaction and in the SHEP I Acquisition for listing on the NYSE;

•	the release or termination of all the liens securing the credit facility of the SHEP II Seller;

•	the closing of the transactions contemplated under the SHEP I Purchase Agreement; and

•	absence of any material adverse effect of SHEP II or any event or events that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect of SHEP II.

The obligations of the SHEP II Seller to complete the Transactions are subject to the satisfaction or waiver of the following conditions to completion of the Transaction on or prior to the Closing Date:

•	each representation and warranty of RSP LLC contained in the Purchase Agreement being true and correct as of the date of the Purchase Agreement and as of the Closing Date as if made on and as of such date, unless otherwise specified and subject to certain materiality thresholds;

•	performance of, or compliance with, all covenants and agreements required to be performed or complied with by RSP and RSP LLC prior to or at the Closing, except for certain materiality thresholds;

•	absence of any proceeding before any court or governmental entity seeking to restrain or prohibit the consummation of the transactions contemplated by the Purchase Agreement, other than proceedings filed by the SHEP II Seller or any of its affiliates;

•	absence of any order from any court or governmental entity or any law or regulation that restrains or invalidates the consummation of the transactions contemplated by the Purchase Agreement;

•	receipt of a certificate signed by a duly authorized officer of each of RSP and RSP LLC confirming satisfaction of the conditions described in the first two bullets;

•	the consummation of the transactions contemplated by the Purchase Agreement not being prevented from occurring by the HSR Act or the rules and regulations of the FTC and the Department of Justice;

•	the approval of the shares of RSP common stock to be issued in the Transaction and in the SHEP I Acquisition for listing on the NYSE;

•	the closing of the transactions contemplated under the SHEP I Purchase Agreement; and

•	absence of any material adverse effect of RSP or any event or events that, individually or in the aggregate, could reasonably be expected to result in a material adverse effect of RSP.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated at any time prior to the Closing, under the following circumstances:

•	by mutual written consent of the SHEP II Seller and RSP LLC;

•	by either the SHEP II Seller or RSP LLC, if:

•

the Closing does not occur on or before 5:00 p.m., Dallas time, on March 31, 2017 (the “Termination Date”); provided that (A) if the failure to close on or before the Termination Date is because of the

HSR Act or the rules and regulations of the FTC and the Department of Justice, then RSP LLC or the SHEP II Seller may extend the Termination Date by another 30 days upon written notice to the other party on or before the Termination Date; and (B) a party will not be entitled to terminate the Purchase Agreement on this ground if (x) the Closing has failed to occur because that party is at such time in material breach of its representations, warranties or covenants contained in the Purchase Agreement or (y) the other party has filed an action to seek specific performance as permitted by certain provisions of the Purchase Agreement; or

•	any order from any court or governmental entity or any law or regulation restrains or invalidates the consummation of the transactions contemplated by the Purchase Agreement, except for temporary orders, writs, injunctions or decrees;

•	by RSP LLC if (i) neither RSP nor RSP LLC is in material breach of any provision of the Purchase Agreement, and to the extent the closing of the SHEP I Purchase Agreement has not occurred, neither RSP nor RSP LLC has materially breached any provision of the SHEP I Purchase Agreement, and (ii) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the SHEP II Seller or SHEP II that would give rise to failure of any of the conditions to the closing obligations of RSP and RSP LLC and such breach, inaccuracy or failure is incapable of being cured or if capable of being cured, has not been cured within ten business days of written notice from RSP LLC; or

•	by the SHEP II Seller if (i) neither the SHEP II Seller nor SHEP II is in material breach of any provision of the Purchase Agreement, and to the extent the closing of the SHEP I Purchase Agreement has not occurred, neither the SHEP I Seller nor SHEP I has materially breached any provision of the SHEP I Purchase Agreement, and (ii) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by RSP or RSP LLC that would give rise to failure of any of the conditions to the closing obligations of the SHEP II Seller and such breach, inaccuracy or failure is incapable of being cured or if capable of being cured, has not been cured within ten business days of written notice from the SHEP II Seller.

In the event of a valid termination of the Purchase Agreement by the SHEP II Seller or RSP LLC, written notice of termination must immediately be given to the other party or parties specifying the provision pursuant to which the termination is made and, subject to certain exceptions, the Purchase Agreement will become void and have no effect. The Purchase Agreement contains detailed provisions governing the parties’ conduct at and after termination, which can be found in the Purchase Agreement attached to this proxy statement as Annex A.

Indemnification

Pursuant to the Purchase Agreement, from and after the Closing, RSP and RSP LLC will, jointly and severally, defend, indemnify and hold harmless the SHEP II Seller and its affiliates and their respective owners, members, directors, officers, managers, employees, insurer and in each case, their respective successors and assigns (collectively, the “Seller Indemnitees”) from any damages suffered or incurred by any of the Seller Indemnitees resulting from or in connection with (i) any inaccuracy in or breach of the representations and warranties made by RSP and RSP LLC in the Purchase Agreement or in the officer’s certificates delivered at the Closing (without giving effect to any materiality or material adverse effect qualifications); (ii) the operation or ownership of SHEP II and the SHEP II properties prior to and after the Effective Date, subject to the SHEP II Seller’s obligations to provide indemnification; (iii) the condition of the SHEP II properties before, on or after the Effective Date, subject to the SHEP II Seller’s obligations to provide indemnification; (iv) any breach of RSP’s or RSP LLC’s covenants contained in the Purchase Agreement that survive the Closing and (v) any taxes for which RSP is responsible pursuant to the Purchase Agreement. The obligations of RSP and RSP LLC to provide such indemnification will apply whether or not such damages arise out of negligence of any indemnitee, strict liability or any violation of law or regulation related to the ownership or operation of the SHEP II properties, including applicable environmental laws.

From and after the Closing, the SHEP II Seller will defend, indemnify and hold harmless RSP LLC, RSP and their affiliates and their respective members, directors, officers, managers, employees, insurers and in each case, their respective successors and assigns (collectively, the “Buyer Indemnitees”) from any damages suffered or incurred by any of the Buyer Indemnitees resulting from or in connection with (i) any inaccuracy in or breach of the representations or warranties made by the SHEP II Seller or SHEP II in the Purchase Agreement or in the officer’s certificates delivered at the Closing (without giving effect to any materiality or material adverse effect qualifications), (ii) any breach of the SHEP II Seller’s covenants contained in the Purchase Agreement that survive the Closing or any breach of SHEP II’s covenants contained in the Purchase Agreement that survive the Closing and arising prior to the Closing, (iii) certain indebtedness of SHEP II arising prior to the Closing and outstanding as of the Closing Date or transaction expenses in connection with the Purchase Agreement incurred prior to the Closing Date which were not specifically included and counted such that they reduced the Cash Purchase Price on a dollar-for-dollar basis, (iv) any taxes for which the SHEP II Seller is responsible for pursuant to the Purchase Agreement, (v) any Excluded Properties (as defined in the Purchase Agreement), (vi) the injury or death of any person to the extent arising out of or relating to the ownership or operation of the SHEP II properties prior to Closing, and (vii) any contamination or condition that is the result of SHEP II’s offsite transport or disposal of any hazardous substance from the SHEP II properties that occurred prior to Closing. With respect to the damages subject to the SHEP II Seller’s indemnification obligations, the Buyer Indemnitees will recover initially through the escrow agent’s release of the Indemnity Escrowed Shares to RSP LLC with a Price Per Share equal to the amount of damages finally determined to be due to RSP LLC. To the extent the Indemnity Escrowed Shares have been exhausted, the Buyer Indemnitees may recover directly from the SHEP II Seller. “Price Per Share” means the arithmetic average of the daily VWAP of a share of RSP common stock for the 15 consecutive trading days immediately prior to payment. The definition of “VWAP” can be found in the Purchase Agreement, which is attached to this proxy statement as Annex A.

The Purchase Agreement contains various limitations on the aforementioned indemnification obligations, including limitations that apply if the Closing occurs. The details of these limitations can be found in the Purchase Agreement, which is attached to this proxy statement as Annex A.

Registration Rights Agreement

Pursuant to the Purchase Agreement, at the Closing, RSP will execute and deliver a registration rights agreement by and between RSP and the SHEP II Seller, pursuant to which RSP will (i) prepare, file with the SEC and cause to become effective within 180 days of the execution of the registration rights agreement, a shelf registration statement with respect to the shares of RSP common stock to be issued to the SHEP II Seller under the Purchase Agreement that would permit some or all of such shares of RSP common stock to be resold in registered transactions, and (ii) use its reasonable best efforts to maintain the effectiveness of the shelf registration statement while the SHEP II Seller and its affiliates hold such shares of RSP common stock. In addition, under certain circumstances, the registration rights agreement permits the SHEP II Seller to demand or participate in an underwritten public offering by RSP.

Stockholder’s Agreement

Upon the closing of the SHEP I Acquisition on November 28, 2016, RSP and Kayne Anderson Capital Advisors, LP, an affiliate of the SHEP I Seller and the SHEP II Seller (the “Principal Stockholder”), entered into a stockholder’s agreement, pursuant to which the Principal Stockholder will be limited or prohibited from, among other things, for the period commencing on November 28, 2016 and ending on the earlier of

November 28, 2018 and the date on which the Principal Stockholder and its affiliates beneficially own less than 10% of the outstanding shares of RSP common stock, (1) acquiring beneficial ownership of additional shares of RSP common stock such that the Principal Stockholder and its affiliates would own more than 29.9% in the aggregate of the outstanding shares of RSP common stock, (2) engaging in certain hostile takeover activities with respect to RSP, or (3) “soliciting” any “proxies” (as such terms are used in the rules and regulations of the SEC) or consents in favor of any of the foregoing actions.

Effect upon the Rights of Existing Stockholders

The current RSP stockholders will continue to own their existing shares after the Transaction. RSP stockholders are not participating in nor receiving any consideration from the Transaction. RSP stockholders should not send in their share certificates because their share certificates will not be exchanged in connection with the Transaction.

If stockholders approve the Stock Issuance Proposal and, subject to adjustments as provided for in the Purchase Agreement, 16,019,638 shares of RSP common stock are issued to the SHEP II Seller (a portion of which will be held in escrow), the principal effect upon the rights of existing stockholders will be a dilution in their current percentage ownership in the Company. The SHEP I Seller and the SHEP II Seller will each own approximately 9.5% and 10.1% of the outstanding shares of RSP common stock (including shares held in escrow), and the outstanding shares held by our current stockholders (excluding the SHEP I Seller) will represent approximately 80.4% of the outstanding shares of RSP common stock. If stockholders fail to approve the Stock Issuance Proposal, then, subject to the adjustments provided for in the Purchase Agreement, 5,246,793 shares of RSP common stock will be issued to the SHEP II Seller at Closing. Therefore, immediately after the Closing, our current stockholders (excluding the SHEP I Seller) will own approximately 86.3% of the outstanding shares of RSP common stock, and the SHEP I Seller and the SHEP II Seller will each own approximately 10.2% and 3.6% of the outstanding shares of RSP common stock (including shares held in escrow).

PROPOSALS FOR THE SPECIAL MEETING

The Stock Issuance Proposal

For a summary and detailed information regarding this proposal, see the information about the Transaction and issuance of RSP common stock in the Transaction contained throughout this proxy statement, including the information set forth in the section titled “The Transaction.” A copy of the Purchase Agreement is attached to this proxy statement as Annex A.

Under the Purchase Agreement, approval of this proposal is not a condition to the completion of the Transaction. However, if the proposal is not approved, the consideration to be paid by RSP to the SHEP II Seller will have to be adjusted. For a discussion on potential adjustments to the consideration, see “The Transaction— The Transaction; Acquisition Consideration.”

Under the NYSE rules, the issuance of RSP common stock to the SHEP II Seller pursuant to the Purchase Agreement requires the affirmative vote of holders of a majority of the outstanding RSP common stock voted at the Special Meeting, assuming a quorum is present. Under RSP’s Amended and Restated Bylaws and the Purchase Agreement, the proposed issuance of RSP common stock to the SHEP II Seller requires the affirmative vote of holders of a majority of the outstanding shares of RSP common stock (excluding the SHEP I RSP Shares) present in person or by proxy at the Special Meeting and entitled to vote thereon, assuming a quorum is present.

The RSP Board has approved the Purchase Agreement and the transactions contemplated by the Purchase Agreement, including the Transaction and the Stock Issuance, and recommends that RSP stockholders vote “FOR” the Stock Issuance Proposal.

The Adjournment Proposal

If RSP fails to receive a sufficient number of votes to approve the Stock Issuance Proposal, RSP may propose to adjourn the Special Meeting, even if a quorum is present, for the purpose of soliciting additional proxies to approve the Stock Issuance Proposal. RSP currently does not intend to propose adjournment of the Special Meeting if there are sufficient votes to approve the Stock Issuance Proposal.

The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of holders of a majority of the outstanding shares of RSP common stock present in person or by proxy at the Special Meeting and entitled to vote thereon.

The RSP Board unanimously recommends that RSP stockholders vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of January 13, 2017 by (1) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Under these rules, more than one person may be deemed beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless indicated below, the address of each individual listed below is c/o RSP Permian, Inc., 3141 Hood Street, Suite 500, Dallas, Texas 75219.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Total Outstanding Common Stock (%)(1)
5% Stockholders
Silver Hill Energy Partners Holdings, LLC(2)	13,470,771	9.5%
Ted Collins, Jr.(3)	10,572,240	7.4%
Wallace Family Partnership L.P.(4)	8,189,126	5.8%
ACTOIL, LLC(5)	7,940,524	5.6%
Directors and Named Executive Officers
Michael Grimm(6)	585,863	*
Steve Gray(7)	244,421	*
Scott McNeill(8)	752,107	*
Ken Huseman(9)	19,510	*
Joseph B. Armes(10)	20,675	*
Ted Collins, Jr.(3)	10,572,240	7.4%
Matthew S. Ramsey(11)	22,675	*
Michael W. Wallace(12)	10,455,862	7.4%
Zane Arrott(13)	494,189	*
William Huck(14)	353,423	*
James Mutrie(15)	49,303	*
All executive officers and directors as a group (12 persons)	23,773,351	16.7%

*	Less than one percent

(1)	Applicable percentage ownership is based on 141,955,304 shares of common stock outstanding as of January 13, 2017.

(2)	At the closing of the SHEP I Acquisition, Silver Hill Energy Partners Holdings, LLC, which we also refer to as the “SHEP I Seller” in this proxy statement, received 13,470,771 shares of RSP common stock. An additional 1,509,591 shares, which we refer to as the Indemnity Escrowed Shares in this proxy statemetn, were put in escrow as the source of payment for the SHEP I Seller’s indemnification of RSP, RSP LLC and their affiliates. The SHEP I Seller has sole voting power over the 13,470,771 shares, but the voting power over the Indemnity Escrowed Shares is held by RSP LLC. Furthermore, pursuant to the terms of the SHEP I Purchase Agreement, the SHEP I Seller is prohibited from transferring any of the shares it received in the SHEP I Acquisition, including the Indemnity Escrowed Shares, for 180 days following November 28, 2016, the closing date of the SHEP I Acquisition. Therefore, the SHEP I Seller currently lacks investment power over those shares.

The address for the SHEP I Seller is 5949 Sherry Lane, Suite 1550, Dallas, Texas 75225.

(3)	Mr. Collins is the record owner of 8,405,088 shares (8,073 shares of which are unvested restricted stock) and has sole investment power over 8,397,015 shares and, as a result of the Stockholders’ Agreement dated as of January 23, 2014, by and among RSP, Mr. Collins, Wallace Family Partnership, LP and the other parties thereto (the “Stockholders’ Agreement”), shared voting power over all of those shares. Also, as a member of Collins & Wallace Holdings, LLC,

Mr. Collins may be deemed to have shared voting and investment power over the 2,166,152 shares of our common stock held of record by Collins & Wallace Holdings, LLC. Mr. Collins may also be deemed to have shared voting and investment power over the 1,000 shares of our common stock that are held of record by Mr. Collins’ spouse.

In addition, due to his rights under the Stockholders’ Agreement, Mr. Collins may be deemed to share voting power over the 8,294,296 shares of our common stock held of record by the other parties to the Stockholders’ Agreement. Also, as a result of the Stockholders’ Agreement, Mr. Collins does not have sole voting power over any shares.

Mr. Collins disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein. The address for Mr. Collins is 508 W. Wall Street, Suite 1200, Midland, Texas 79701.

(4)	Wallace Family Partnership, LP, the record owner of the 8,189,126 shares, is a family-owned entity owned by Mr. Wallace and other members of his family. The general partner of Wallace Family Partnership, LP is Michael Wallace Management, LLC, and Mr. and Mrs. Wallace are the managers of Michael Wallace Management, LLC. Because of the foregoing relationships, Wallace Family Partnership, LP, Michael Wallace Management, LLC and Mr. and Mrs. Wallace may be deemed to have shared voting and investment power over the 8,189,126 shares.

Due to Wallace Family Partnership, LP’s rights under the Stockholders’ Agreement, which is also referred to in footnote 3 above, Wallace Family Partnership, LP may be deemed to share voting power over the 10,677,410 shares of our common stock held by the other parties to the Stockholders’ Agreement. Also, as a result of the Stockholders’ Agreement, Wallace Family Partnership, LP does not have sole voting power over any shares.

Wallace Family Partnership, LP, Wallace Management and Mr. and Mrs. Wallace disclaim beneficial ownership of the reported shares in excess of its, his or her pecuniary interest in the shares.

The address for Wallace Family Partnership, LP is 508 W. Wall Street, Suite 1200, Midland, Texas 79701.

(5)	Information is based on an Amendment to Schedule 13G filed with the SEC on February 12, 2016 by ACTOIL, LLC (“ACTOIL”). ACTOIL is a wholly-owned subsidiary of TIAA Oil and Gas Investments, LLC, its sole member. TIAA Oil and Gas Investments, LLC is a wholly-owned subsidiary of Teachers Insurance and Annuity Association of America, its sole member. Because of the foregoing relationships, each of ACTOIL, TIAA Oil and Gas Investments, LLC and Teachers Insurance and Annuity Association of America may be deemed to have shared voting and investment power over 7,940,524 shares of our common stock. None of ACTOIL, TIAA Oil and Gas Investments, LLC or Teachers Insurance and Annuity Association of America has sole voting or investment power over any shares of our common stock. Each of ACTOIL, TIAA Oil and Gas Investments, LLC and Teachers Insurance and Annuity Association of America disclaim beneficial ownership of the reported shares in excess of its pecuniary interest in the shares. The address for ACTOIL is 730 Third Avenue, New York, New York 10017.

(6)	Of the 585,863 shares of our common stock beneficially owned by Mr. Grimm, 59,614 are held of record by Mr. Grimm (16,949 shares of which are unvested restricted stock) and 526,249 shares are held of record by a family partnership titled the Grimm Family Limited Partnership, of which Mr. Grimm is a manager of the general partner. Mr. Grimm therefore may be deemed to have shared voting and investment power over 526,249 shares, sole voting power over 59,614 shares and sole investment power over 42,665 shares. Mr. Grimm disclaims beneficial ownership of the 526,249 shares except to the extent of his pecuniary interest therein.

(7)	Of the 244,421 shares of our common stock beneficially owned by Mr. Gray, 128,594 shares are unvested restricted stock. As a result, Mr. Gray has sole voting power over 244,421 shares and sole investment power over 115,827 shares.

(8)	Of the 752,107 shares of our common stock beneficially owned by Mr. McNeill, (i) 158,560 shares are held by Mr. McNeill (68,051 shares are unvested restricted stock), (ii) 392,647 shares are held of record by McFam, LP, of which Mr. McNeill is a general partner, (iii) 180,000 shares are held of record by an irrevocable trust for the benefit of Mr. McNeill’s children, of which Mr. McNeill is the trustee, (iv) 20,000 shares are held of record by Jasolo, LP, of which Mr. McNeill is a general partner and (v) 900 shares are held by Mr. McNeill as custodian for minor children under the Uniform Transfer to Minors Act. As a result, Mr. McNeill has sole voting power over 752,107 shares and sole investment power over 684,056 shares. Mr. McNeill disclaims beneficial ownership of the shares held by him as custodian except to the extent of his pecuniary interest therein.

(9)	Of the 19,510 shares of our common stock beneficially owned by Mr. Huseman, 8,073 shares are unvested restricted stock. As a result, Mr. Huseman has sole voting power over 19,510 shares and sole investment power over 11,437 shares.

(10)	Of the 20,675 shares of our common stock beneficially owned by Mr. Armes, 16,175 shares are held of record by Mr. Armes (8,073 shares are unvested restricted stock) and 4,500 shares are held of record by JPA Family Partners, L.P., of which Mr. Armes owns 50% of the general partner. Mr. Armes therefore may be deemed to have shared voting and investment power over 4,500 shares, sole voting power over 16,175 shares and sole investment power over 8,102 shares. Mr. Armes disclaims beneficial ownership of the 4,500 shares held of record by the family limited partnership except to the extent of his pecuniary interest therein.

(11)	Of the 22,675 shares of our common stock beneficially owned by Mr. Ramsey, 8,073 shares are unvested restricted stock. As a result, Mr. Ramsey has sole voting power over 22,675 shares and sole investment power over 14,602 shares.

(12)	Of the 10,455,862 shares of our common stock beneficially owned by Mr. Wallace, (i) 17,675 shares are held of record by Mr. Wallace (8,073 shares of which are unvested restricted stock), (ii) 82,109 shares are held of record by Mr. Wallace’s wife, (iii) 8,189,126 shares are held of record by Wallace Family Partnership, LP (see footnote 4 above), (iv) 2,166,152 shares are held of record by Collins & Wallace Holdings, LLC, (v) 500 shares are held by Mr. Wallace as custodian for a minor child under the Uniform Transfer to Minors Act, and (vi) 300 shares are held by a member of Mr. Wallace’s immediate family sharing the same household. Wallace Family Partnership, LP is a member of Collins & Wallace Holdings, LLC, Michael Wallace Management, LLC is the general partner of Wallace Family Partnership, LP, and Mr. Wallace is a manager of Michael Wallace Management, LLC. As a result, Mr. Wallace has sole voting power over 18,175 shares and sole investment power over 10,102 shares. Mr. Wallace may be deemed to have shared voting and investment power over 10,437,687 shares and may be deemed to have shared voting power over the shares held by the parties to the Stockholders’ Agreement (see footnote 4 above). Mr. Wallace disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

The address for Mr. Wallace is 508 W. Wall Street, Suite 1200, Midland, Texas 79701.

(13)	Of the 494,189 shares of our common stock beneficially owned by Mr. Arrott, 119,889 shares are held of record by Mr. Arrott (64,525 shares of which are unvested restricted stock) and 374,300 are held of record by Arrott Family Holdings, L.P., of which Mr. Arrott is a general partner. Mr. Arrott therefore may be deemed to have shared voting and investment power over 374,300 shares, sole voting power over 119,889 shares and sole investment power over 55,364 shares. Mr. Arrott disclaims beneficial ownership of the 374,300 shares held of record by the family limited partnership except to the extent of his pecuniary interest therein.

(14)	Of the 353,423 shares of our common stock beneficially owned by Mr. Huck, 46,341 shares are unvested restricted stock. As a result, Mr. Huck has sole voting power over 353,423 shares and sole investment power over 307,082 shares.

(15)	Of the 49,303 shares of our common stock beneficially owned by Mr. Mutrie, 35,807 shares are unvested restricted stock. As a result, Mr. Mutrie has sole voting power over 49,303 shares and has sole investment power over 13,496 shares.

SELECTED FINANCIAL DATA OF SHEP II

The following table presents selected historical financial data for SHEP II, which was formed on January 12, 2016, as of and for the period from January 12, 2016 to September 30, 2016. These selected financial data for SHEP II should be read in conjunction with the audited and unaudited financial statements and accompanying notes that are incorporated by reference in this proxy statement.

Period from January 12, 2016 to September 30, 2016
(in thousands)
Statement of Operations Data
Revenue	$23,712
Operating income (loss)	(3,894)
Net income (loss)	(5,001)
Balance Sheet Data (at end of period)
Total assets	376,752
Long-term debt	81,000

SELECTED PRO FORMA FINANCIAL DATA

The following table presents selected pro forma financial data for RSP giving effect to the Transaction as of and for the fiscal year ended December 31, 2015 and for the nine months ended September 30, 2016. The selected pro forma financial data presented below should be read in conjunction with the unaudited pro forma combined financial statements and accompanying notes, which are included in this proxy statement under the heading “Unaudited Pro Forma Combined Financial Statements.”

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016
	(in thousands)
Statement of Operations Data
Revenue	$323,842	$304,822
Operating income (loss)	(36,183)	13,013
Net income (loss)	(50,198)	(38,256)
Balance Sheet Data (at end of period)
Total assets	—	5,647,711
Long-term debt	—	1,172,724

PRO FORMA PER SHARE FINANCIAL INFORMATION

The following table provides selected per share pro forma data for RSP as of and for the year ended December 31, 2015 and for the nine months ended September 30, 2016.

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016
Book value per share (at end of period)
Basic	$—	$25.93
Diluted	—	25.93
Cash dividends per share
Basic	0	0
Diluted	0	0
Income (loss) per share from continuing operations
Basic	(0.35)	(0.24)
Diluted	(0.35)	(0.24)

SILVER HILL ENERGY PARTNERS, LLC AND SILVER HILL ENERGY II, LLC

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introductory Note

On October 13, 2016, the Company agreed to acquire all of the outstanding membership interests of Silver Hill Energy Partners, LLC (“SHEP I”) and Silver Hill Energy Partners II, LLC (“SHEP II” and together with SHEP I, “Silver Hill”). SHEP I, a Delaware limited liability corporation, was formed on August 23, 2012 and SHEP II was formed on January 12, 2016. Each of SHEP I and SHEP II were portfolio companies of Kayne Anderson Capital Advisors, L.P. and were under Kayne’s control since their formation. We have incorporated by reference in this proxy statement the separate (i) audited consolidated financial statements of SHEP I as of and for the years ended December 31, 2015 and 2014 and the unaudited consolidated financial statements of SHEP I as of and for the nine months ended September 30, 2016 and 2015 and (ii) unaudited consolidated financial statements of SHEP II for the period from January 12, 2016 (inception) through September 30, 2016. We have provided below the discussion and analysis of the financial condition and results of operations for SHEP I and SHEP II on a combined basis for the periods under which the entities were under common control, as we believe this will provide the Company’s stockholders that are being solicited with respect to the Transaction the most relevant and material information with which to make an informed voting decision.

In addition, we have incorporated by reference in this proxy statement (i) the audited statements of revenues and direct operating expenses of the Concho Properties Working Interest for the years ended December 31, 2015 and 2014 and (ii) the unaudited statements of revenues and direct operating expenses of the Concho Properties Working Interest for the period from January 1, 2016 through February 25, 2016 (the date of acquisition of the Concho Properties Working Interest). In order to provide stockholders with additional information related to the Transaction, we have also provided below a discussion of the result of operations of the Concho Properties Working Interest for the years ended December 31, 2015 and 2014.

Overview

SHEP I’s activities have been primarily the evaluation and acquisition of various unproved leasehold interests and certain producing properties. SHEP I is engaged primarily in the acquisition, exploration, development and operation of oil and gas properties. All of SHEP I’s properties are in West Texas. We closed our acquisition of SHEP I on November 28, 2016.

SHEP I’s assets consist of working interests in approximately 26,300 net surface acres, approximately 168,000 net effective horizontal acres and currently produce approximately 5.2 MBoe/d from 30 producing wells (23 horizontal). SHEP I operates approximately 74% of its acreage and has an average working interest in the properties of approximately 85%.

SHEP II was formed initially for the purpose of acquiring producing properties and undeveloped acreage from Concho. The acquisition of such properties and undeveloped acreage from Concho was closed on February 26, 2016 for an aggregate purchase price of $292 million, including customary post-closing adjustments paid in cash. SHEP II is engaged in the acquisition, exploitation and development of oil and gas properties. SHEP II’s operations are focused in the Delaware Basin of West Texas.

SHEP II’s assets consist of working interests in approximately 14,390 net surface acres, approximately 89,825 net effective horizontal acres and currently produce approximately 9.5 MBoe/d from 30 producing wells (28 horizontal). SHEP II operates approximately 95% of the acreage being acquired and has an average working interest in the properties of approximately 98%.

Sources of Revenues

Silver Hill’s revenues are derived from the sale of its crude oil, natural gas and natural gas liquids production as well as gains and losses from its derivatives. Excluding gains and losses on derivatives, crude oil sales contributed 93% and natural gas and natural gas liquids sales contributed 7% of its crude oil and natural gas and natural gas liquids revenues for the first nine months of 2016. Derivatives are recognized on the balance sheet as either assets or liabilities measured at fair value. Silver Hill has not elected to apply cash flow hedge accounting, and consequently, recognize gains and losses in earnings as a result of changes in fair value of its open derivative positions and as derivative settlements occur.

Increases or decreases in Silver Hill’s revenue, profitability and future production growth are highly dependent on the commodity prices it receives. Crude oil, natural gas and natural gas liquids prices are market driven and have been historically volatile, and Silver Hill expects that future prices will continue to fluctuate due to supply and demand factors, seasonality and geopolitical and economic factors.

The following table presents Silver Hill’s average realized commodity prices for the periods presented below, as well as the effects of derivative settlements.

	Year Ended December 31,		Nine Months Ended September 30,
	2014	2015	2015	2016
Crude oil (per Bbl):
Average NYMEX price	$93.00	$48.80	$51.00	$41.33
Realized price, before the effects of derivative settlements	$80.48	$42.37	$46.34	$41.55
Effects of derivative settlements	$—	$1.18	$0.06	$0.05
Natural gas and natural gas liquids:
Average NYMEX price (per MMBtu)	$4.26	$2.67	$2.80	$2.28
Realized price, before the effects of derivative settlements (per Mcf)	$6.38	$2.72	$2.85	$2.90
Effects of derivative settlements (per Mcf)	$—	$—	$—	$(0.09)

While quoted NYMEX oil and natural gas prices are generally used as a basis for comparison within Silver Hill’s industry, the prices it receives are affected by quality, energy content, location and transportation differentials for these products.

Production Results

The following table presents historical production volumes for Silver Hill’s properties for the years ended December 31, 2014 and 2015 and the nine months ended September 30, 2015 and 2016:

	Year Ended December 31,		Nine Months Ended September 30,
	2014	2015	2015	2016
Crude oil (MBbls)	44	335	188	1,556
Natural gas and natural gas liquids (MMcf)	29	324	160	1,806

Total (MBoe)(1)	49	389	215	1,857
Average net daily production (Boe/d)(1)	134	1,066	788	6,777

(1)	May not sum or recalculate due to rounding.

As reservoir pressures decline, production from a given well or formation decreases. Growth in Silver Hill’s future production and reserves will depend on its ability to continue to add proved reserves in excess of its production. Silver Hill’s ability to add reserves through development projects and acquisitions is dependent on many factors, including its ability to borrow or raise capital, obtain regulatory approvals, procure contract drilling rigs and personnel and successfully identify and consummate acquisitions.

Derivative Activity

Pricing for crude oil, natural gas and natural gas liquids production has been volatile and unpredictable for several years, and Silver Hill expects this volatility to continue in the future. Due to this volatility, Silver Hill has historically used commodity derivative instruments, such as collars and swaps, to hedge price risk associated with a portion of its anticipated production. Silver Hill’s hedging instruments allow it to reduce, but not eliminate, the potential effects of the variability in cash flow from operations due to fluctuations in crude oil, natural gas and natural gas liquids prices and provide increased certainty of cash flows for its drilling program and debt service requirements. These instruments provide only partial price protection against declines in crude oil, natural gas and natural gas liquids prices and may partially limit its potential gains from future increases in prices. Silver Hill’s hedging strategy and future hedging transactions will be determined at its discretion and may be different than what it has done on a historical basis.

Operating Costs and Expenses

Costs associated with producing crude oil, natural gas and natural gas liquids are substantial. Some of these costs vary with commodity prices, some trend with the type and volume of production, and others are a function of the number of wells Silver Hill owns. As of September 30, 2016 and December 31, 2015, Silver Hill owned interests in 62 and 20 gross wells, respectively.

Lease Operating Expenses (“LOE”). LOEs are the costs incurred in the operation of producing properties and workover costs. Expenses for utilities, direct labor, water transportation, injection and disposal, materials and supplies comprise the most significant portion of Silver Hill’s LOE. Certain items, such as direct labor and materials and supplies, generally remain relatively fixed across broad production volume ranges, but can fluctuate depending on activities performed during a specific period. Certain of its operating cost components are variable and increase or decrease as the level of produced hydrocarbons and water increases or decreases.

Silver Hill is also subject to ad valorem taxes in the counties where its production is located. Ad valorem taxes are generally based on the valuation of its oil and gas properties, which also trend with crude oil, natural gas and natural gas liquids prices.

Severance Taxes. Severance taxes are paid on produced crude oil, natural gas and natural gas liquids based on a percentage of revenues from production sold at fixed rates established by federal, state or local taxing authorities. In general, the severance taxes Silver Hill pays correlate to the changes in crude oil, natural gas and natural gas liquids revenues.

Depletion, Depreciation and Amortization (“DD&A”). DD&A is the systematic expensing of the capitalized costs incurred to acquire and develop oil and gas properties. Silver Hill uses the successful efforts method of accounting for crude oil and natural gas activities and, as such, it capitalizes all costs associated with its development and acquisition efforts and all successful exploration efforts, which are then allocated to each unit of production using the unit of production method.

Impairment of Oil and Gas Properties. Silver Hill reviews its proved properties and unproved leasehold costs for impairment whenever events and changes in circumstances indicate that a decline in the recoverability of their carrying value may have occurred. Please read “—Critical Accounting Policies and Estimates—Impairment of Oil and Gas Properties” for further discussion.

Exploration Costs. Exploration costs are comprised primarily of impairments and abandonment of unproved properties, geological and geophysical expenditures, the cost to carry and retain unproved properties and exploratory dry hole costs.

General and Administrative (“G&A”). G&A expenses are costs incurred for overhead, including payroll and benefits for Silver Hill’s corporate staff, costs of maintaining its headquarters, costs of managing its production and development operations, audit and other fees for professional services and legal compliance.

Interest Expense. Each of SHEP I and SHEP II finances a portion of its working capital requirements and capital expenditures with borrowings under its respective revolving credit facility. As a result, Silver Hill incurs interest expense that is affected by both fluctuations in interest rates and its financing decisions. Silver Hill reflects interest paid to the lenders under its revolving credit facilities in interest expense.

Consolidated Results of Operations

Nine Months Ended September 30, 2016 Compared to Nine Months Ended September 30, 2015

Crude Oil, Natural Gas and Natural Gas Liquids Revenues. The following table provides the components of Silver Hill’s revenues for the periods indicated, as well as each period’s respective average prices and production volumes:

	Nine Months Ended September 30,
	2015	2016	Change	% Change
Revenues (in thousands):
Crude oil, natural gas and natural gas liquids	$9,364	$69,852	$60,488	646%
Unrealized gain (loss) on derivatives	502	(10,639)	(11,141)	2219%
Realized gain (loss) on derivatives	11	(76)	(87)	791%

Total revenue	$9,876	$33,588	23,712	240%

Average sales price:(1)
Crude oil (per Bbl)	$46.34	$41.55	(4.79)	(10)%
Natural gas and natural gas liquids (per Mcf)	$2.85	$2.90	0.05	2%

Total (per Boe)	$43.55	$37.64	(5.91)	(14)%

Production:
Crude oil (MBbls)	188	1,556	1,368	724%
Natural gas and natural gas liquids (MMcf)	160	1,806	1,646	1029%

Total (MBoe)(2)	215	1,857	1,642	764%

Average daily production volumes:
Crude oil (Mbbls/d)	689	5,679	4,990	724%
Natural gas and natural gas liquids (Mmcf/d)	586	6,591	6,005	1029%

Total (Boe/d)(2)	788	6,777	5,989	760%

(1)	Average prices shown in the table reflect prices before the effects of Silver Hill’s settlements from commodity derivative transactions.

(2)	Totals may not sum or recalculate due to rounding.

As reflected in the table above, Silver Hill’s total crude oil, natural gas and natural gas liquids revenues for the nine months ended September 30, 2016 were $60.5 million higher than the nine months ended September 30, 2015. The increase is primarily due to a significant increase in production as a result of its acquisitions offset by a decrease in commodity prices. Production increased 646% in the nine months ended September 30, 2016 compared to the nine months ended September 30, 2015.

Gain (Loss) on Derivatives. In the first nine months of 2016, Silver Hill recognized an unrealized derivative loss of $10.6 million as compared to an unrealized derivative gain of $0.5 million in the prior year period. The $11.1 million unfavorable change was due to additional contracts on derivate positions added during 2016 and the future commodity price outlook as of September 30, 2016 as compared to September 30, 2015.

Operating Expenses.

The following table summarizes Silver Hill’s expenses for the periods indicated:

	Nine Months Ended September 30,
	2015	2016	Change	% Change
Operating expenses (in thousands):
Lease operating expenses	$3,180	$23,335	$20,155	634%
Severance taxes	409	3,003	2,594	634%
Depletion, depreciation and amortization	5,212	23,211	17,999	345%
Impairment of oil and gas properties	2,461	2,554	93	4%
Exploration costs	12	1,817	1,805	15042%
General and administrative	2,908	3,722	814	28%

Total operating expenses	$14,182	$57,643	$43,461	306%

Lease Operating Expenses. Silver Hill experiences volatility in its LOE as a result of the impact industry activity has on service provider costs and seasonality in workover expense. LOE increased $20 million in the first nine months of 2016 compared to the first nine months of 2015 due to the significant increase in production during the 2016 period.

Severance Taxes. Severance taxes are primarily based on the market value of Silver Hill’s production at the wellhead. Severance taxes increased $3 million in the first nine months of 2016 compared to the prior year period, primarily due to an increase in production volumes of 764% or 1,643 MBoe, which increased oil and gas revenues substantially in the 2016 period. Severance taxes as a percentage of Silver Hill’s revenue was 5% for the first nine months of 2016 and 4% for the corresponding period of 2015.

Depletion, Depreciation and Amortization. Silver Hill’s DD&A rate can fluctuate as a result of impairments, dispositions, finding and development costs and proved reserve volumes. DD&A increased 345%, or $18 million, for the first nine months of 2016 compared to the prior year period, primarily due to higher production volumes in the 2016 period.

Exploration Costs. Exploration costs increased $1.8 million primarily due to additional activity in the first nine months of 2016 compared to the prior year period.

General and Administrative. G&A expenses increased 28%, or $0.8 million, primarily due to higher salaries and compensation in the first nine months of 2016 compared to the prior year period.

Other Income and Expenses. The following table summarizes Silver Hill’s other income and expenses for the periods indicated:

	Nine Months Ended September 30,
	2015	2016	Change	% Change
Other income (expense) (in thousands):
Interest income (expense)	$(61)	$(2,010)	$ (1,949)	-3195%

Interest Expense. Interest expense increased $1.9 million primarily due to initial borrowings under Silver Hill’s revolving credit facilities during the first nine months of 2016 compared to the prior year period.

Year Ended December 31, 2015 Compared to the Year Ended December 31, 2014

Crude Oil, Natural Gas and Natural Gas Liquids Revenues. The following table provides the components of Silver Hill’s revenues for the years indicated, as well as each year’s respective average prices and production volumes:

	Year Ended December 31,
	2014	2015	Change	% Change
Revenues (in thousands):
Crude oil, natural gas and natural gas liquids	$3,846	$15,381	$11,535	300%
Unrealized gain on derivatives	—	2,519	2,519	—%
Realized gain on derivatives	—	394	394	—%

Total revenue	$3,846	$18,294	14,448	376%

Average sales price:(1)
Crude oil (per Bbl)	$80.48	$42.37	(38.11)	(47)%
Natural gas and natural gas liquids (per Mcf)	$6.38	$2.72	(3.66)	(57)%

Total (per Boe)	$78.49	$39.54	(38.95)	(50)%

Production:
Crude oil (MBbls)	44	335	291	661%
Natural gas and natural gas liquids (MMcf)	29	324	295	1017%

Total (MBoe)(2)	49	389	340	694%

Average daily production volumes:
Crude oil (Mbbls/d)	121	918	797	659%
Natural gas and natural gas liquids (Mmcf/d)	79	888	809	1024%

Total (Boe/d)(2)	134	1,066	932	696%

(1)	Average prices shown in the table reflect prices before the effects of Silver Hill’s settlements from commodity derivative transactions.

(2)	Totals may not sum or recalculate due to rounding.

As reflected in the table above, Silver Hill’s crude oil, natural gas and natural gas liquids revenue for 2015 was 300%, or $11.5 million, higher than in 2014. The increase is primarily due to an increase in production as a result of the commencement of Silver Hill’s drilling program and development drilling by Silver Hill offset by a decrease in the average sales price per MBoe of 51%.

Gain (Loss) on Derivatives. In 2015, Silver Hill recognized an unrealized derivative gain of $2.5 million and a realized derivative gain of $0.4 million as compared to no derivative gain or loss in 2014. The $2.9 million favorable change was due to additional contracts on derivate positions added during 2015.

Operating Expenses. The following table summarizes Silver Hill’s expenses for the periods indicated:

	Year Ended December 31,
	2014	2015	Change	% Change
Operating expenses (in thousands):
Lease operating expenses	$4,262	$5,306	$1,044	25%
Severance taxes	176	664	488	277%
Depletion, depreciation and amortization	4,796	8,835	4,039	84%
Impairment of oil and gas properties	13,804	8,074	(5,730)	(42)%
General and administrative	3,785	4,368	583	15%

Total operating expenses	$26,823	$27,247	$424	2%

Lease Operating Expenses. Silver Hill experiences volatility in its LOE as a result of the impact industry activity has on service provider costs and seasonality in workover expense. LOE increased 25%, or $1.0 million, in 2015 as compared to 2014, due to an additional eight wells drilled.

Severance Taxes. Severance taxes are primarily based on the market value of Silver Hill’s production at the wellhead. Severance taxes increased 137%, primarily due to its increase in revenues. Severance taxes as a percentage of Silver Hill’s revenue was 4% for 2015 compared to 7% for 2014.

Depletion, Depreciation and Amortization. Silver Hill’s DD&A rate can fluctuate as a result of dispositions, finding and development costs and proved reserve volumes. DD&A expense increased 84%, or $4 million, primarily due to increased production in 2015.

General and Administrative. G&A expenses increased 15%, or $0.6 million, primarily due to higher salaries and compensation in the 2015 period.

Other Income and Expenses. The following table summarizes Silver Hill’s other income and expenses for the years indicated:

	Year Ended December 31,
	2014	2015	Change	% Change
Other income (expense) (in thousands):
Interest income (expense)	$1	$(278)	$(279)	(279)%
Income tax benefit (expense)	49	(199)	(248)	(506)%

Interest Expense. Interest expense increased $0.3 million primarily due to borrowings under the SHEP I and SHEP II credit facilities. There were no borrowings in 2014.

Income Tax Expense. Income tax benefit (expense) was minimal in both 2014 and 2015.

Concho Properties Working Interest

The following table sets forth the revenues over direct operating expenses for the periods indicated for the Concho Properties Working Interest.

	Year Ended December 31,
	2014	2015	Change	% Change
Revenues (in thousands):
Crude oil sales	$12,219	$23,713	$11,494	94%
Natural gas and natural gas liquids sales	$608	$1,061	453	75%

Total revenues	12,827	24,774	11,947	93%

Direct Operating Expenses
Total direct operating expenses	$3,754	$9,438	5,684	151%

Revenues in Excess of Direct Operating Expenses	9,073	15,336	6,263	69%

As reflected in the table above, the crude oil, natural gas and natural gas liquids revenue for the Concho Working Interest Properties in 2015 was 93%, or $11.9 million, higher than in 2014. The increase is primarily due to an increase in production as a result of additional wells drilled in the 2015 period.

Crude oil sales increased 94%, or $11.5 million, primarily as result of an increase in production of 414 MBbls. This increase was offset by a 48% decrease in the average sales price due to a significant decrease in commodity prices. Natural gas and natural gas liquids sales increased 75%, or $0.5 million, primarily as a result of an increase in production of 252 MMcf. This increase was offset by a decrease in the average sales price of 48% as a result of a decrease in commodity prices.

Total direct operating expenses increased 151%, or $5.7 million, primarily as result of additional production in the 2015 period.

Liquidity and Capital Resources

Historically, Silver Hill’s primary sources of liquidity have been capital contributions from its equity sponsors, borrowings under its revolving credit facilities and cash flows from operations. To date, Silver Hill’s primary use of capital has been for the development and acquisition of oil and natural gas properties.

Working Capital

Silver Hill’s working capital, which it defines as current assets minus current liabilities, totaled a deficit of $22.3 million at September 30, 2016. At December 31, 2015, Silver Hill had a working capital deficit of approximately $1.0 million, and at December 31, 2014, it had a working capital deficit of approximately $2.4 million. Silver Hill may incur additional working capital deficits in the future due to the amounts that accrue related to its drilling program. Silver Hill’s collection of receivables has historically been timely, and losses associated with uncollectible receivables have historically not been significant. Silver Hill’s cash and cash equivalents balance totaled approximately $4.7 million, $6.8 million and $0.4 million at September 30, 2016, December 31, 2015 and December 31, 2014, respectively.

Cash Flows

The following table summarizes Silver Hill’s cash flows for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2015	2016	2014	2015
	(In thousands)
Net cash provided by (used in) operating activities	$992	$41,189	$(3,541)	$3,433
Net cash used in investing activities	(49,101)	(463,809)	(38,972)	(88,458)
Net cash provided by financing activities	49,080	420,517	39,300	91,369

Analysis of Cash Flow Changes Between the Year Ended December 31, 2014 and 2015

Operating Activities. Net cash provided by operating activities is primarily affected by the price of oil and natural gas, production volumes and changes in working capital. The increase in net cash provided by operating activities for the year ended December 31, 2015 as compared to the prior year is primarily due to increases production which in turn increased revenues.

Investing Activities. Net cash used in investing activities is primarily comprised of acquisition and development of oil and natural gas properties net of dispositions. In 2015, net cash used for investing activities included $51.2 million attributable to the acquisition and development of oil and gas properties. In 2014, net cash used for investing activities included $40.7 million attributable to the acquisition and development of oil and natural gas properties. In addition, during 2015, net cash used investing activities included $37.2 million attributable to an investment in an unconsolidated subsidiary.

Financing Activities. There were no borrowings during 2014 and $25.0 million of borrowings in 2015. Additional contributions from members totaled $39.3 million in 2014 and $66.6 million in 2015.

Analysis of Cash Flow Changes Between the Nine Months Ended September 30, 2015 and 2016

Operating Activities. Net cash provided by operating activities is primarily affected by the price of crude oil, natural gas and natural gas liquids, production volumes and changes in working capital. The increase in net cash used by operating activities for the first nine months of 2016 compared to the prior year period is primarily due to increased production, which in turn increased revenues.

Investing Activities. Net cash used in investing activities is primarily comprised of acquisition and development of oil and natural gas properties, net of dispositions. In the first nine months of 2016, net cash used for investing activities included $436.3 million attributable to the acquisition and development of oil and gas properties and $27.5 million for the investment in an unconsolidated subsidiary. In 2015, net cash used for investing activities included $33.7 million for the acquisition and development of oil and natural gas properties and $15.4 million for the investment in an unconsolidated subsidiary.

Financing Activities. Net cash provided by financing activities in the first nine months of 2016 included $108.0 million of borrowings under the SHEP I and SHEP II revolving credit facilities and $15.7 million in the first nine months of 2015. Additional contributions from members totaled $33.6 million in the first nine months of 2015 and $313.5 million in same period of 2016.

Debt Agreements

SHEP I Revolving Credit Facility

On July 10, 2015, SHEP I entered into a new $250.0 million revolving credit agreement (the “SHEP I revolving credit facility”) with Wells Fargo Bank, National Association (“Wells Fargo”). The SHEP I revolving credit facility featured a borrowing base equal to the greater of a fixed amount of $17.5 million or a variable amount based upon the value of SHEP I’s oil and gas reserves as assessed by Wells Fargo. The SHEP I revolving credit facility had a variable annual interest rate, based on SHEP I’s option, of either (i) the London InterBank Offered Rate (“LIBOR”) plus an applicable margin (Eurodollar rate) or (ii) the base rate (as defined in the credit agreement) plus an applicable margin. In addition, a commitment fee between 0.375% and 0.5% per annum was charged on the unutilized balance of the committed borrowings. Debt issuance costs of incurred expenses totaled $0.4 million at September 30, 2016.

For the year ended December 31, 2015, SHEP I had drawn $25.0 million in borrowings under the credit facility. As of September 30, 2016, SHEP I owed $52.0 million under the SHEP I revolving credit facility.

The SHEP I revolving credit facility was initially scheduled to mature on July 10, 2020. In connection with the closing of the SHEP I Acquisition, the SHEP I revolving credit facility was terminated and all the outstanding borrowings under the SHEP I revolving credit facility were paid off.

SHEP II Revolving Credit Facility

On February 26, 2016, SHEP II entered into a new $300.0 million revolving credit agreement (the “SHEP II revolving credit facility”) with Wells Fargo. The SHEP II revolving credit facility features a borrowing base equal to the greater of a fixed amount of $45 million or a variable amount based upon the value of SHEP II’s oil and gas reserves as assessed by Wells Fargo. The assessment of SHEP II’s oil and gas reserves is redetermined biannually in May and November. The SHEP II revolving credit facility has a variable annual interest rate based on SHEP II’s option, either (i) LIBOR plus an applicable margin (Eurodollar rate) or (ii) the base rate (as defined in the credit agreement) plus an applicable margin. In addition, a commitment fee between 0.375% and 0.5% per annum is charged on the unutilized balance of the committed borrowings. Debt issuance costs of incurred expenses totaled $0.6 million at September 30, 2016. The terms of the SHEP II revolving credit agreement contains representations, warranties, covenants and events of default that are customary for investment-grade, commercial bank credit agreements. The SHEP II revolving credit facility has a scheduled maturity date of February 26, 2021.

As of September 30, 2016, the borrowing based under the SHEP II revolving credit facility was $90.0 million. As of September 30, 2016, SHEP II owed $81.0 million under the SHEP II revolving credit facility.

Contractual Obligations

Silver Hill’s contractual obligations include leased office space under non-cancellable operating leases. The future minimum rental commitment as of December 31, 2015 was $0.2 million for 2016, $0.2 million for 2017, and $0.1 million for 2018.

Critical Accounting Policies and Estimates

Successful Efforts Method of Accounting for Oil and Natural Gas Activities

Silver Hill’s oil and natural gas producing activities are accounted for using the successful efforts method of accounting. Under the successful efforts method, Silver Hill capitalizes lease acquisition costs, all development costs and successful exploration costs.

Proved Oil and Natural Gas Properties. Costs incurred to obtain access to proved reserves and to provide facilities for extracting, treating, gathering and storing oil and natural gas are capitalized. All costs incurred to drill and equip successful exploratory wells, development wells, development-type stratigraphic test wells and service wells, including unsuccessful development wells, are capitalized.

Unproved Properties. Acquisition costs associated with the acquisition of non-producing leaseholds are recorded as unproved leasehold costs and capitalized as incurred. These consist of costs incurred in obtaining a mineral interest or right in a property, such as a lease in addition to options to lease, broker fees, recording fees and other similar costs related to acquiring properties. Leasehold costs are classified as unproved until proved reserves are discovered, at which time related costs are transferred to proved oil and natural gas properties.

Exploration Costs. Exploration costs, other than exploration drilling costs, are charged to expense as incurred. These costs include seismic expenditures, other geological and geophysical costs, and lease rentals. The costs of drilling exploratory wells and exploratory-type stratigraphic wells are initially capitalized pending determination of whether the well has discovered proved commercial reserves. If the exploratory well is determined to be unsuccessful, the cost of the well is transferred to expense.

Impairment of Oil and Natural Gas Properties

Silver Hill’s proved oil and natural gas properties are recorded at cost. Silver Hill evaluates its proved properties for impairment when events or changes in circumstances indicate that a decline in the recoverability of their carrying value may have occurred. It is estimated that the expected future cash flows of Silver Hill’s oil and natural gas properties and compare these undiscounted cash flows to the carrying amount of the oil and natural gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, Silver Hill will write down the carrying amount of the oil and natural gas properties to fair value. The factors used to determine fair value include, but are not limited to, estimates of reserves, future commodity prices, future production estimates, estimated future operating and capital expenditures, and discount rates. A write-down constitutes a non-cash charge to earnings. Silver Hill incurred approximately $2.6 million and $8.1 million of impairment charges during the nine months ended September 30, 2016 and for the year ended December 31, 2015, respectively.

Unproved properties costs consist of costs to acquire undeveloped leases as well as costs to acquire unproved reserves. Silver Hill evaluates significant unproved properties for impairment based on remaining lease term, drilling results, reservoir performance, seismic interpretation or future plans to develop acreage.

Oil and Natural Gas Reserve Quantities

Silver Hill’s estimated proved reserve quantities and future net cash flows are critical to the understanding of the value of its business. They are used in comparative financial ratios and are the basis for significant accounting estimates in its financial statements, including the calculations of depletion and impairment of proved oil and natural gas properties. Future cash inflows and future production and development costs are determined by applying prices and costs, including transportation, quality differentials and basis differentials, applicable to each period to the estimated quantities of proved reserves remaining to be produced as of the end of that period. Expected cash flows are discounted to present value using an appropriate discount rate. For example, the standardized measure calculations require a 10 percent discount rate to be applied. Although reserve estimates are inherently imprecise, and estimates of new discoveries and undeveloped locations are more imprecise than those of established producing oil and gas properties, Silver Hill makes a considerable effort in estimating its reserves. Silver Hill engages Netherland, Sewell & Associates, Inc., its independent petroleum engineer, to prepare its total calculated proved reserve PV-10. Silver Hill expects proved reserve estimates will change as additional information becomes available and as commodity prices and operating and capital costs change. Silver Hill evaluates and estimates its proved reserves each year-end. For purposes of depletion and impairment, reserve quantities are adjusted in accordance with GAAP for the impact of additions and dispositions.

Revenue Recognition

Silver Hill’s revenue recognition policy is significant because revenue is a key component of its results of operations and its forward-looking statements contained in the above analysis of liquidity and capital resources. Silver Hill derives its revenue primarily from the sale of produced oil and natural gas. Revenue is recognized when Silver Hill’s production is delivered to the purchaser, but payment is generally received between 30 and 90 days after the date of production. No revenue is recognized unless it is determined that title to the product has transferred to a purchaser. At the end of each month, Silver Hill makes estimates of the amount of production delivered to the purchaser and the price it will receive. Silver Hill uses its knowledge of its properties, contractual arrangements, NYMEX and local spot market prices and other factors as the basis for these estimates. Variances between Silver Hill’s estimates and the actual amounts received are recorded in the month payment is received.

Derivative Instruments

Silver Hill utilizes commodity derivative instruments, including swaps and collars, to manage the price risk associated with the forecasted sale of its oil and natural gas production. Silver Hill’s derivative instruments are not designated as hedges for accounting purposes. Accordingly, changes in fair value are recognized in Silver Hill’s statements of operations in the period of change. Gains and losses on derivatives are included in cash flows from operating activities.

Asset Retirement Obligations

Silver Hill’s asset retirement obligation represents the estimated present value of the amount it will incur to retire long-lived assets at the end of their productive lives, in accordance with applicable state laws. Silver Hill’s asset retirement obligation is determined by calculating the present value of estimated cash flows related to the liability. The retirement obligation is recorded as a liability at its estimated present value as of inception with an offsetting increase in the carrying amount of the related long-lived asset. Periodic accretion of discount of the estimated liability is recorded as an expense in the income statement. The cost of the tangible asset, including the asset retirement cost, is depreciated over the useful life of the asset.

Asset retirement liability is determined using significant assumptions, including current estimates of plugging and abandonment costs, annual inflation of these costs, the productive lives of assets and Silver Hill’s risk-adjusted interest rate. Changes in any of these assumptions can result in significant revisions to the estimated asset retirement obligation. Because of the subjectivity of assumptions, the costs to ultimately retire Silver Hill’s wells may vary significantly from prior estimates.

Internal Controls and Procedures

Silver Hill is not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes Oxley Act of 2002, and is therefore not required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose.

Inflation

Inflation in the United States has been relatively low in recent years and did not have a material impact on Silver Hill’s results of operations for the years ended December 31, 2015 or 2014 or the nine months ended September 30, 2016. Although the impact of inflation has been insignificant in recent years, it is still a factor in the United States economy and Silver Hill tends to experience inflationary pressure on the cost of oilfield services and equipment as increasing oil and natural gas prices increase drilling activity in its areas of operations.

Off-Balance Sheet Arrangements

As of September 30, 2016, Silver Hill did not have any off-balance sheet arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Silver Hill

Silver Hill is exposed to market risk, including the effects of adverse changes in commodity prices and interest rates as described below. The primary objective of the following information is to provide quantitative and qualitative information about Silver Hill’s potential exposure to market risks. The term “market risk” refers to the risk of loss arising from adverse changes in oil and natural gas prices and interest rates. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonably possible losses. All of Silver Hill’s market risk sensitive instruments were entered into for purposes other than speculative trading.

Commodity Price Risk

Silver Hill’s major market risk exposure is in the pricing that it receives for its oil and natural gas production. Pricing for oil and natural gas has been volatile and unpredictable for several years, and Silver Hill expects this volatility to continue in the future. The prices Silver Hill receives for its oil and natural gas production depend on numerous factors beyond its control. A sustained decline in oil and natural gas prices could adversely affect Silver Hill’s business, financial condition and results of operations and its ability to meet its capital expenditure obligations and financial commitments.

Due to this volatility, Silver Hill has historically used, and expects to continue to use, commodity derivative instruments, such as collars, swaps and basis swaps, to hedge price risk associated with a portion of its anticipated production. Derivatives are recognized on the balance sheet as either assets or liabilities measured at fair value. Silver Hill has not elected to apply cash flow hedge accounting, and consequently, recognize gains and losses in earnings as a result of changes in fair value of its open derivative positions and as derivative settlements occur. Silver Hill’s hedging instruments allow it to reduce, but not eliminate, the potential effects of the variability in cash flow from operations due to fluctuations in oil and natural gas prices and provide increased certainty of cash flows for its drilling program and debt service requirements. These instruments provide only partial price protection against declines in oil and natural gas prices and may partially limit Silver Hill’s potential gains from future increases in prices.

Silver Hill’s open positions as of September 30, 2016:

	2016	2017	2018
Crude Oil Collars:
Notional volume (Bbls)	121,941	372,885	334,297
Weighted average floor price ($/Bbl)	$35.98	$36.51	$38.80
Weighted average ceiling price ($/Bbl)	$51.70	$53.90	$56.09
Crude Oil Swaps:
Notional volume (Bbls)	123,643	363,336	210,603
Weighted average swap price ($/Bbl)	$44.38	$45.23	$46.93
Natural Gas Swaps:
Notional volume (Mmbtu)	190,381	594,015	452,352
Weighted average swap price ($/Mmbtu)	$2.30	$2.44	$2.48

Counterparty and Customer Credit Risk

Silver Hill’s derivative contracts expose it to credit risk in the event of nonperformance by counterparties. While Silver Hill does not require counterparties to its derivative contracts to post collateral, it does evaluate the credit of such counterparties as it deems appropriate.

Silver Hill’s principal exposures to credit risk are through receivables resulting from joint interest receivables and receivables from the sale of its oil and natural gas production due to the concentration of its oil and natural gas receivables with several significant customers. The inability or failure of Silver Hill’s significant customers to meet their obligations to Silver Hill or their insolvency or liquidation may adversely affect its financial results. However, we believe the credit quality of Silver Hill’s customers is high.

Joint operations receivables arise from billings to entities that own partial interests in the wells Silver Hill operates. These entities participate in Silver Hill’s wells primarily based on their ownership in leases on which it intends to drill. Silver Hill has little ability to control whether these entities will participate in its wells.

Interest Rate Risk

At September 30, 2016, Silver Hill had $133 million of debt outstanding. Interest is calculated under the terms of its credit agreement based on a LIBOR spread. Assuming no change in the amount outstanding, the impact on interest expense of a 1% increase or decrease in the assumed weighted average interest rate would be approximately $1.3 million per year.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

SHEP II

None.

STOCKHOLDERS’ PROPOSALS

Proposals of stockholders, including director nominations, intended to be presented at our 2017 annual meeting of stockholders must be received by the Company by December 30, 2016 to be considered for inclusion in our proxy statement relating to such meeting. Proposals for inclusion in the proxy statement must comply with the Exchange Act, including Rule 14a-8.

A stockholder must notify the Company no earlier than January 25, 2017 and no later than February 24, 2017 of a proposal, including director nominations, for the 2017 annual meeting which the stockholder intends to present (other than by inclusion in our proxy material), unless the date of the 2017 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the date of our 2016 annual meeting of stockholders, in which case, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2017 annual meeting and not later than the close of business on the later of the 90th day prior to the 2017 annual meeting or, if the first public announcement of the date of the 2017 annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proponent’s ownership of common stock of the Company, in each case as set forth in the Company’s Amended and Restated Bylaws. Nominations or other proposals not meeting these requirements will not be entertained at the annual meeting. If you wish to have the RSP Board consider a nominee for director or other proposal, you must send a written notice containing the information required by our Amended and Restated Bylaws to the Corporate Secretary of the Company at our principal executive offices at RSP Permian, Inc., 3141 Hood Street, Suite 500, Dallas, Texas 75219.

If timely notice of a stockholder proposal is not received by the Company, then the proxy named on the proxy cards distributed by the Company for the annual meeting may use the discretionary voting authority granted to them by the proxy cards if the proposal is raised at the annual meeting, whether or not there is any discussion of the matter in this proxy statement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers, banks and other nominees to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” provides extra convenience for stockholders and cost savings for companies. If there are multiple stockholders of record residing at your address, and they consent to do so, the Company will discontinue sending multiple copies of its proxy statement and annual report to your address.

We will utilize householding only if: (i) you do not object to the householding of your materials; and (ii) you have the same last name and exact address as another RSP stockholder. If these conditions are met, and SEC regulations allow, your household will receive a single copy of the Company’s proxy statement. We will continue to send a separate proxy and voting instruction card for each account holder residing at your address.

If you do not wish to participate in the householding of the Company’s stockholder mailings, please contact us through our transfer agent, American Stock Transfer & Trust, at 1-800-627-7020 or 6201 15th Avenue, Brooklyn, NY 11219 to “opt out” or revoke your consent. If you “opt out” or revoke your consent to household, each primary account holder residing at your address will begin receiving individual copies of the Company’s Proxy Statement, annual report and other future stockholder mailings within 30 days of receipt of your opt out or revocation notice.

If you do not object to householding, (1) you are agreeing that your household will only receive one copy of the Company’s stockholder mailings and (2) your consent will be implied and householding will start 60 days after the mailing of this notice included in the proxy statement. Your affirmative or implied consent to household will remain in effect until you revoke it.

You may also contact our transfer agent, American Stock Transfer & Trust, at 1-800-627-7020 or 6201 15th Avenue, Brooklyn, NY 11219 if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

OTHER BUSINESS

As of the date of this proxy statement, the RSP Board does not know of any matters that will be presented for consideration at the Special Meeting, other than as described in this proxy statement. If any other matters come before Special Meeting and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the Notice of Special Meeting. It is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and through the SEC’s website at http://www.sec.gov.

Our common stock is listed on the NYSE under the symbol “RSPP.” Our reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our Internet website at www.rsppermian.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this proxy statement, and you should not consider information contained on our website as part of this proxy statement.

INCORPORATION BY REFERENCE

We “incorporate by reference” information from other documents that we file with the SEC into this proxy statement, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this proxy statement. You should not assume that the information in this proxy statement is current as of the date other than the date on the cover page of this proxy statement.

We incorporate by reference in this proxy statement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the date of this proxy statement and before the date of the Special Meeting:

•	The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on January 14, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock;

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 25, 2016;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016, as filed with the SEC on May 2, 2016, August 8, 2016 and November 1, 2016, respectively; and

•	Our Current Reports on Form 8-K, as filed with the SEC on May 27, 2016, October 13, 2016, October 18, 2016, November 28, 2016, December 12, 2016, December 13, 2016, December 21, 2016, December 21, 2016 and December 27, 2016 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of such Current Reports on Form 8-K).

The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You may request a copy of any document incorporated by reference in this proxy statement and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

RSP Permian, Inc.

3141 Hood Street, Suite 500

Dallas, Texas 75219

Attention: Investor Relations

Telephone: (214) 252-2700

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

RSP Permian, Inc.

Pro Forma Combined Balance Sheet as of September 30, 2016

(in thousands)

	Historical RSP	SHEP I Seller	SHEP II	Pro Forma Adjustments		Total
ASSETS
Current Assets:
Cash and cash equivalents	$22,376	$2,552	$2,104	$1,426,833	(a)	$199,209
				(1,254,656)	(b)
Accounts receivable:
Oil and natural gas sales	36,325	6,034	9,740	(15,774)	(b)	36,325
Joint interest owners and other	12,180	—	—	—		12,180
Derivatives – settled, but uncollected	8,965	—	—	—		8,965
Short-term derivative instruments	4,879	—	—	—		4,879
Prepaid expenses and other current assets	35	192	62	(254)	(b)	35

Total Current Assets	84,760	8,778	11,906	156,149		261,593

Property, plant & equipment, at cost:
Oil and natural gas properties, successful efforts method	3,341,592	227,591	376,868	1,891,599	(b)	5,837,650
Accumulated depreciation, depletion and impairment	(501,930)	(48,503)	(12,639)	61,142	(b)	(501,930)

Oil and natural gas properties, net	2,839,662	179,088	364,229	1,952,741		5,335,720

Other property and equipment	38,308	—	—	—		38,308

Total Property, plant & equipment, at cost	2,877,970	179,088	364,229	1,952,741		5,374,028

Restricted cash	152	—	—	—		152
Other long-term assets	11,938	210	—	(210)	(b)	11,938
Debt issuance costs	—	412	617	(1,029)	(b)	—
Investment in Midstream Joint Venture	—	65,225	—	(65,225)	(b)	—

Total Assets	$2,974,820	253,713	376,752	2,042,426		$5,647,711

LIABILITIES AND STOCKHOLDERS’ EQUITY/MEMBERS’ CAPITAL
Current Liabilities:
Accounts payable	$7,687	15,719	22,905	(35,001)	(b)	11,310
Accrued expenses	33,737	60	128	(188)	(b)	33,737
Interest payable	23,722	—	—	—		23,722
Deferred taxes	—	190	—	(190)	(b)	—
Short-term derivative instruments	7,309	569	3,459	(4,028)	(b)	7,309

Total Current Liabilities	72,455	16,538	26,492	(39,407)		76,078
Long-term debt	722,724	52,000	81,000	450,000	(a)	1,172,724
				(133,000)	(b)
Other long-term liabilities	11,455	1,422	1,425	—		14,302
Long-term derivative instruments	—	255	3,836	(4,091)	(b)	—
Deferred tax liabilities	328,000	—	—	—		328,000

Total Liabilities	1,134,634	70,215	112,753	273,502		1,591,104

Members’ capital	—	183,498	263,999	(447,497)	(b)	—
Common stock	1,016	—	—	253	(a)	1,579
				310	(b)
Additional paid-in capital	1,881,160	—	—	976,580	(a)	4,097,430
				1,239,690	(b)
Retained deficit	(41,990)	—	—	(412)	(b)	(42,402)

Total Equity	1,840,186	183,498	263,999	1,768,924		4,056,607

Total Liabilities & Equity	$2,974,820	253,713	376,752	2,042,426		$5,647,711

RSP Permian, Inc.

Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2016

(in thousands, except per share amounts)

	Historical RSP	SHEP I Seller	SHEP II from January 12, 2016 to September 30, 2016	Concho Properties Working Interest from Jan 1, 2016 to February 25, 2016	Pro Forma Adjustments			Total
REVENUES
Oil sales	$211,212	$—	$—	$3,862	$64,617	(f	)	$279,691
Natural gas sales	8,841	—	—	186	5,117	(f	)	14,144
NGL sales	10,869	—	—	—	118	(f	)	10,987
Crude oil, natural gas, and natural gas liquids	—	37,872	31,980	—	(69,852)	(f	)	—
Unrealized gain (loss) on derivatives	—	(3,343)	(7,296)	—	10,639	(f	)	—
Realized gain (loss) on derivatives	—	896	(972)	—	76	(f	)	—

Total revenues	$230,922	$35,425	$23,712	$4,048	$10,715			$304,822

OPERATING EXPENSES
Lease operating expenses	41,359	11,932	11,404	1,993	(203)	(f	)	66,485
Production and ad valorem taxes	14,985	1,626	1,377	—	203	(f	)	18,191
Depreciation, depletion, and amortization	141,877	10,728	12,483	—	2,452	(c	)	167,540
Asset retirement obligation accretion	354	—	—	—	—			354
Impairments	4,322	2,398	155	—	—			6,875
Exploration	828	1,817	—	—	—			2,645
General and administrative expenses	25,997	1,535	2,187	—	—			29,719

Total operating costs and expenses	$229,722	$30,036	$27,606	$1,993	$2,452			$291,809

Operating income (loss)	1,200	5,389	(3,894)	2,055	8,263			13,013

OTHER INCOME (EXPENSE)
Other income	587	—	—	—	—			587
Loss on derivative instruments	(6,222)	—	—	—	(10,715)	(f	)	(16,937)
Interest expense	(39,041)	(903)	(1,107)	—	(17,719)	(d	)	(58,770)

Total other expense	$(44,676)	$(903)	$(1,107)	$—	$(28,434)			$(75,120)

INCOME (LOSS) BEFORE TAXES	(43,476)	4,486	(5,001)	2,055	(20,171)			(62,107)
Income Tax Benefit	17,242	—	—	—	6,609	(e	)	23,851
Equity Gain in Midstream Joint Venture	—	814	—	—	(814)	(g	)	—

NET INCOME (LOSS)	$(26,234)	$5,300	$(5,001)	$2,055	$(14,376)			$(38,256)

Per share amounts
Basic: Net Loss	$(0.26)					(h	)	$(0.24)
Diluted: Net Loss	$(0.26)					(h	)	$(0.24)
Weighted Average Shares Outstanding
Basic	100,161							156,461
Diluted	100,161							156,461

RSP Permian, Inc.

Pro Forma Combined Statements of Operations for the Year Ended December 31, 2015

(in thousands, except per share amounts)

	Historical RSP	SHEP I Seller	Concho Properties Working Interest	Pro Forma Adjustments			Total
REVENUES
Oil sales	$263,286	$—	$23,713	$14,194	(f	)	$301,193
Natural gas sales	10,517	—	1,061	868	(f	)	12,446
NGL sales	10,189	—	—	14	(f	)	10,203
Crude oil, natural gas, and natural gas liquids	—	15,381	—	(15,381)	(f	)	—
Unrealized gain on derivatives	—	2,519	—	(2,519)	(f	)	—
Realized gain on derivatives	—	394	—	(394)	(f	)	—

Total revenues	$283,992	$18,294	$24,774	$(3,218)			$323,842

OPERATING EXPENSES
Lease operating expenses	53,124	5,306	9,438	(1,256)	(f	)	66,612
Production and ad valorem taxes	19,995	664	—	1,256	(f	)	21,915
Depreciation, depletion, and amortization	154,039	8,835	—	31,574	(c	)	194,448
Asset retirement obligation accretion	336	—	—	—			336
Impairments	34,269	8,074	—	—			42,343
Exploration	2,380	—	—	—			2,380
General and administrative expenses	27,317	4,368	—	—			31,685

Total operating costs and expenses	$291,460	$27,247	$9,438	$31,574			$359,719

Loss on sale of assets	306	—	—	—			306
Operating income (loss)	(7,774)	(8,953)	15,336	(34,792)			(36,183)

OTHER INCOME (EXPENSE)
Other income	469	—	—	(107)	(f	)	362
Gain on derivative instruments	20,906	—	—	2,913	(f	)	23,819
Interest expense	(43,538)	(278)	—	(23,625)	(d	)	(67,441)

Total other income (expense)	$(22,163)	$(278)	$—	$(20,819)			$(43,260)

INCOME (LOSS) BEFORE TAXES	(29,937)	(9,231)	15,336	(55,611)			(79,443)
Income Tax Benefit (Expense)	11,683	(199)	—	17,761	(e	)	29,245
Equity Losses in Midstream Joint Venture	—	(474)	—	474	(g	)	—

NET INCOME (LOSS)	$(18,254)	$(9,904)	$15,336	$(37,376)			$(50,198)

Per share amounts
Basic: Net Loss	$(0.21)				(h	)	$(0.35)
Diluted: Net Loss	$(0.21)				(h	)	$(0.35)
Weighted Average Shares Outstanding
Basic	86,770						143,070
Diluted	86,770						143,070

RSP Permian, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements

Introduction

RSP Permian, Inc. (“RSP” or the “Company”) is a Delaware corporation formed as a successor to RSP Permian, L.L.C. (“RSP LLC”) in September 2013 to engage in the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. The following unaudited pro forma combined financial statements of the Company reflect the combined historical results of RSP, Silver Hill Energy Partners, LLC (“SHEP I”) and Silver Hill E&P II, LLC (“SHEP II” and together with SHEP I, “Silver Hill”), on a pro forma basis to give effect to the following transactions, which are described in further detail below, as if they had occurred on September 30, 2016 for pro forma balance sheet purposes, and on January 1, 2015 for pro forma statements of operations purposes:

The Silver Hill Energy Partners Acquisition. On October 13, 2016, RSP agreed to acquire all of the outstanding membership interests of Silver Hill. Silver Hill is engaged in the acquisition and development of working and leasehold interests in oil and natural gas properties located in the Permian Basin.

The Equity Offering. For purposes of the unaudited pro forma combined financial statements, the “Equity Offering” is defined as the issuance and sale to the public of 25.3 million shares of RSP common stock in October 2016, resulting in $976.8 million of proceeds, net of underwriting discounts, commissions and offering-related expenses.

The Note Offering. For purposes of the unaudited pro forma combined financial statements, the “Note Offering” is defined as the December 2016 issuance of $450.0 million aggregate principal amount of 5.25% senior unsecured notes due 2025 at par. These notes will be used to partially fund the cost of the proposed acquisition of SHEP II (the “SHEP II Acquisition”).

Basis of Presentation. The unaudited pro forma combined statements of operations of the Company for the year ended December 31, 2015 are based on the audited historical statements of operations of the Company for the year ended December 31, 2015, adjusted to give effect to the acquisition of SHEP I (the “SHEP I Acquisition”) and the SHEP II Acquisition (collectively, the “SHEP Acquisitions”) and the aforementioned Equity Offering and Note Offering as if they occurred on January 1, 2015.

The unaudited pro forma combined statements of operations of the Company for the nine months ended September 30, 2016 are based on the unaudited historical statements of operations of the Company for the nine months ended September 30, 2016, adjusted to give effect to the SHEP Acquisitions and the aforementioned Equity Offering and Note Offering as if they occurred on January 1, 2015. The unaudited pro forma combined consolidated balance sheet of the Company as of September 30, 2016 is based on the unaudited historical consolidated balance sheet of the Company as of September 30, 2016, adjusted to give effect to the SHEP Acquisitions and the aforementioned Equity Offering and Note Offering as if they occurred on September 30, 2016.

The pro forma data presented reflect events directly attributable to the described transactions and certain assumptions that the Company believes are reasonable. The pro forma data are not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above because they necessarily exclude various operating expenses, such as incremental general and administrative expenses that may be necessary to run the combined companies. The adjustments are based on currently available information and certain estimates and assumptions. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

The unaudited pro forma financial statements and related notes are presented for illustrative purposes only. If the Equity Offering, the Note Offering and the SHEP Acquisitions had occurred in the past, the Company’s operating results might have been materially different from those presented in the unaudited pro forma financial statements. The unaudited pro forma combined financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma financial statements of operations and should not be relied on as an indication of the future results the Company will have after the completion of the transactions noted in these unaudited pro forma combined financial statements.

The following notes discuss the columns presented and the entries made to the unaudited combined financial statements.

Historical RSP. This column represents the unaudited historical statements of operations and consolidated balance sheet for the Company for the applicable period.

SHEP I. This column represents the unaudited historical statements of operations for SHEP I for the applicable period.

SHEP I Seller. This column represents the unaudited historical statements of operations and consolidated balance sheet for Silver Hill Energy Partners Holdings, LLC (the “SHEP I Seller”) for the applicable period. The SHEP I Seller has no material assets, liabilities or operations other than those that arise from its ownership of SHEP I.

SHEP II. This column represents the unaudited historical statements of operations and consolidated balance sheet for SHEP II for the applicable period.

Concho Properties Working Interest. This column represents the unaudited historical statement of operations for an acquiree of SHEP II. These assets were comprised solely of working interests in producing oil and gas properties.

Note 1—Preliminary Purchase Price Allocation

The purchase price of the SHEP Acquisitions is estimated at $2.5 billion and is comprised of the fair value of 31.0 million shares of RSP common stock issued to the selling shareholders of Silver Hill, with estimated value of $1.24 billion, along with $1.20 billion of cash paid to those same selling shareholders, and liabilities assumed.

The preliminary purchase price allocation of SHEP I is shown below. The final purchase price allocation will be determined when the Company has completed the detail valuations and necessary calculation subsequent to the acquisition. The final purchase price allocation will differ from these estimates and could differ materially from the preliminary allocation used in the pro forma adjustments.

Preliminary Purchase Price Allocation (in Millions)
Purchase Price of SHEP I
Fair value of the Company’s stock to be issued(1)	$599.2
Cash consideration ($604.0 million less $52.0 million of debt assumed)	$552.0

$1,151.2
Fair value of liabilities assumed
Accounts payable	$0.6
Other long-term liabilities (asset retirement obligations)	$1.4
Long-term debt	$52.0

$54.0
Fair value of assets acquired
Other long-term assets	$0.4
Oil and natural gas properties	$1,204.8

$1,205.2

(1)	Based on 14,980,362 shares of RSP common stock at an estimated price of $40 per share. The price of $40 per share was used as this was the price of RSP common stock at the close of the SHEP I Acquisition on November 28, 2016 rounded to the nearest dollar.

Preliminary Purchase Price Allocation (in Millions)
Purchase Price of SHEP II
Fair value of the Company’s stock to be issued(1)	$640.8
Cash consideration	$646.0

$1,286.8
Fair value of liabilities assumed
Accounts payable	$3.1
Other long-term liabilities (asset retirement obligations)	$1.4

$4.5
Fair value of assets acquired
Oil and natural gas properties	$1,291.3

(1)	Based on 16,019,638 shares of RSP common stock at an estimated price of $40 per share. The price of $40 per share was used as this was the price of RSP common stock at the close of the SHEP I Acquisition on November 28, 2016 rounded to the nearest dollar.

Note 2—Pro Forma Adjustments

We made the following adjustments in the preparation of the unaudited pro forma financial statements.

(a)	Adjustments to reflect the Equity Offering, additional borrowings under the Company’s credit facility, and related proceeds.

•	To reflect the increase in cash and cash equivalents of $976.8 million from the Equity Offering

•	To reflect the increase in cash and cash equivalents of $450.0 million from the Note Offering.

•	To reflect the increase in long-term debt of $450.0 million from the Note Offering.

•	To reflect the increase in common stock of $0.3 million and additional paid-in capital of $976.6 million from the Equity Offering.

(b)	Adjustments to reflect the purchase of SHEP I and SHEP II, elimination of assets owned by SHEP I and SHEP II but retained by the selling shareholders of Silver Hill, and elimination of SHEP I and SHEP II equity balances.

•	To reflect the following decreases in cash and cash equivalents:

○	$552.0 million paid to the owners of SHEP I

○	$646.0 million paid to the owners of SHEP II

○	$52.0 million to retire long-term debt acquired in the SHEP I acquisition

○	The elimination of $4.7 million of cash owned by SHEP I and SHEP II that will be retained by the sellers of those entities

•	To eliminate $15.8 million of oil and natural gas sales receivables owned by SHEP I and SHEP II that will be retained by the sellers of those entities.

•	To eliminate $0.3 million of prepaid expenses and other current assets owned by SHEP I and SHEP II that will be retained by the sellers of those entities.

•	To increase oil and natural gas properties by $1,891.6 million related to the acquisition of SHEP I and SHEP II up to the total amount noted in the purchase price allocations described in Note 1.

•	To eliminate $0.2 million of other long-term assets owned by SHEP I that will be retained by the sellers of that entity.

•	To eliminate $1.0 million of debt issuance costs owned by SHEP I and SHEP II that will be retained by the sellers of those entities.

•	To eliminate $65.2 million of investment in midstream joint venture owned by SHEP II that will be retained by the sellers of that entity.

•	To eliminate $35.0 million of accounts payable owned by SHEP I and SHEP II that will be retained by the sellers of those entities.

•	To eliminate $0.2 million of accrued expenses owned by SHEP I and SHEP II that will be retained by the sellers of those entities.

•	To eliminate $0.2 million of deferred taxes owned by SHEP I that will be retained by the sellers of that entity.

•	To eliminate $4.0 million of short-term derivative instruments owned by SHEP I and SHEP II that will be retained by sellers of those entities.

•	To reduce long-term debt by $133.0 million related to the pay-off of $52.0 million owed by SHEP I that is assumed by the Company in the acquisition, along with the elimination of $81.0 million of long-term debt owned by SHEP II that will be retained by the sellers of that entity.

•	To eliminate $4.1 million of long-term derivative instruments owned by SHEP I and SHEP II that will be retained by sellers of those entities.

•	To eliminate $447.5 million of historical members’ capital of SHEP I and SHEP II.

•	To reflect the issuance of 31.0 million shares of RSP common stock in the SHEP I and SHEP II acquisitions as noted in the purchase price allocation above. The issuance of these shares increased common stock by $0.3 million and increased additional paid-in capital by $1,239.7 million.

•	To adjust retained deficit related to the write-off of $0.4 million of other long-term assets acquired from SHEP I.

•	To reflect the elimination of historical accumulated depreciation, depletion, and impairment of SHEP I and SHEP II in the amount of $61.1 million in the pro forma combined balance sheet as of September 30, 2016.

(c)	Adjustments to historical depreciation, depletion, and amortization of SHEP I and SHEP II for the step up of oil and natural gas properties to estimated fair value. The initial allocation of value was approximately $2.0 billion to unproved property and $0.5 billion to proved property.

•	To reflect an increase in depreciation, depletion, and amortization of $2.5 million in the pro forma combined statement of operations for the nine months ended September 30, 2016.

•	To reflect an increase in depreciation, depletion, and amortization of $31.6 million in the pro forma combined statement of operations for the year ended December 31, 2016.

(d)	Adjustments to reflect the increase in interest expense on approximately $450.0 million of borrowings by RSP to fund the SHEP Acquisitions, using an interest rate of 5.25%. The rate of 5.25% is the interest rate of the senior unsecured notes due 2025 issued in December 2016.

•	To reflect additional interest expense of $17.7 million for the nine months ended September 30, 2016.

○	This additional interest amount is calculated using a 5.25% interest rate multiplied by $450.0 million of senior unsecured notes for a nine month period.

•	To reflect additional interest expense of $23.6 million for the year ended December 31, 2016.

○	This additional interest amount is calculated using a 5.25% interest rate multiplied by $450.0 million of senior unsecured notes for one year.

(e)	Reflects the estimated incremental income tax provision associated with the Company’s historical results of operations, the SHEP I and SHEP II results of operations, and pro forma adjustments, assuming these earnings had been subject to federal income tax as a subchapter C corporation using a statutory tax rate of approximately 35.5%, which is inclusive of federal and state income taxes.

•	To reflect additional income tax benefit of $6.6 million for the nine months ended September 30, 2016.

•	To reflect additional income tax benefit of $17.8 million for the year ended December 31, 2015.

(f)	Adjustments to reclassify certain revenues and expenses of SHEP I and SHEP II to conform with the Company’s presentation of these revenues and expenses.

(g)	Adjustments to eliminate equity gains and losses from a joint venture owned by SHEP I that will not be purchased by RSP.

•	To reflect the elimination of $0.8 million of equity gains in midstream joint venture for the nine months ended September 30, 2016.

•	To reflect the elimination of $0.5 million of equity losses in midstream joint venture for the year ended December 31, 2015.

(h)	Basic and diluted earnings per share is based on the sale of 25.3 million shares of RSP common stock in the Equity Offering and then the issuance of 31.0 million shares of RSP common stock as consideration in the SHEP Acquisitions.

Note 3—Pro Forma Supplemental Oil and Natural Gas Reserve Information

The following tables set forth certain unaudited pro forma information concerning the Company’s proved crude oil, natural gas and natural gas liquids (“NGLs”) reserves for the year December 31, 2015, giving effect to the acquisition of SHEP I and SHEP II as if it had occurred on January 1, 2015. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development costs. The estimates of reserves, and the standardized measure of future net cash flow, shown below, reflects SHEP I and SHEP II’s development plan for their properties, rather than the Company’s development plan for the properties. The following reserve data represent estimates only and should not be construed as being precise. SHEP I and SHEP II natural gas reserves include NGLs.

	Natural gas			Oil			NGLs	Total
	(MMCF)			(MBbls)			(MBbls)	(MBoe)
	RSP Historical	SHEP I Historical	SHEP II Historical	RSP Historical	SHEP I Historical	SHEP II Historical	RSP Historical	RSP Pro Forma
As of December 31, 2014	92,422	3,038	4,313	69,273	1,452	2,699	21,739	111,792
Revisions of previous estimates	(20,205)	(2,515)	(2,151)	(12,886)	(993)	(1,056)	(4,251)	(23,331)
Extensions, discoveries, and other additions	55,313	12,030	14,876	50,375	7,718	9,258	6,971	88,025
Purchases of minerals in place	10,968	—	—	10,178	—	—	2,373	14,379
Production	(4,991)	(324)	(359)	(5,805)	(335)	(566)	(1,045)	(8,697)

As of December 31, 2015	133,507	12,229	16,679	111,135	7,842	10,335	25,787	182,168

Proved developed reserves:
December 31, 2014	35,921	440	2,119	27,716	396	1,281	8,221	44,027
December 31, 2015	56,640	3,770	5,726	44,128	2,182	3,668	11,020	72,021
Proved undeveloped reserves:
December 31, 2014	56,501	2,598	2,194	41,557	1,056	1,418	13,518	67,765
December 31, 2015	76,867	8,459	10,952	67,007	5,660	6,667	14,767	110,147

For the year ended December 31, 2015, RSP’s negative revision of previous estimated quantities of 20,505 MBoe is primarily due to pricing. Extensions, discoveries and other additions of 66,565 MBoe during 2015, result primarily from the drilling of new wells during the year and from new proved undeveloped locations added during the year. The purchase of minerals in place of 14,379 MBoe during 2015 were related to several acquisitions during the year.

For the year ended December 31, 2015, SHEP I’s negative revision of previous estimated quantities of 1,412 MBoe is primarily due to pricing. Extensions, discoveries and other additions of 9,723 MBoe during 2015, result primarily due to its continued development drilling program.

For the year ended December 31, 2015, SHEP II’s negative revision of previous estimated quantities of 1,415 MBoe is primarily due to pricing. Extensions, discoveries and other additions of 11,737 MBoe during 2015, result primarily due to its continued development drilling program.

Standardized Measure of Discounted Future Net Cash Flows

Summarized in the following table is information for the standardized measure of discounted cash flows relating to proved reserves as of December 31, 2015, giving effect to the acquisitions of SHEP I and SHEP II. The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs as of December 31, 2015 are based on the unweighted arithmetic average first-day-of-the-month price for the preceding 12-month period.

Estimated future production of proved reserves and estimated future production and development costs of proved reserves are based on current costs and economic conditions. All wellhead prices are held flat over the forecast period for all reserve categories. The estimated future net cash flows are then discounted at a rate of 10%.

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows:

	December 31, 2015
	RSP Historical	SHEP I Historical	SHEP II Historical	RSP Pro Forma
	(in thousands)
Future cash inflows	$5,964,332	$383,872	$541,964	$6,890,168
Future production costs	(1,855,044)	(130,061)	(156,706)	(2,141,811)
Future development costs	(1,187,244)	(78,366)	(82,700)	(1,348,310)
Future income tax expense (1)	(699,070)	(2,015)	(2,845)	(703,930)

Future net cash flows	2,222,974	173,430	299,713	2,696,117
10% discount for estimated timing of cash flows	(1,426,958)	(103,413)	(163,339)	(1,693,710)

Standardized measure of discounted future net cash flows	$796,016	$70,017	$136,374	$1,002,407

(1)	Future net cash flows for SHEP I and SHEP II do not include the effects of income taxes on future revenues because those entities are limited liability companies not subject to entity-level income taxation. Accordingly, no provision for federal has been provided because taxable income was passed through to their equity holders. Had SHEP I and SHEP II been subject to entity-level income taxation for federal purposes, it is estimated the additional taxes would be $41.3 million and $62.6 million for SHEP I and SHEP II, respectively.

In the foregoing determination of future cash inflows, sales prices used for gas and oil for December 31, 2015 were estimated using the average price during the 12-month period, determined as the unweighted arithmetic average of the first-day-of-the-month price for each month. Prices were adjusted by lease for quality, transportation fees and regional price differentials. Future costs of developing and producing the proved gas and oil reserves reported at the end of each year shown were based on costs determined at each such year-end, assuming the continuation of existing economic conditions.

It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of the Company’s proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, costs and prices as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

Changes in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows:

	December 31, 2015
	RSP Historical	SHEP I Historical	SHEP II Historical	RSP Pro Forma
	(in thousands)
Standardized measure of discounted future net cash flows, beginning of year	$876,131	$26,624	$56,619	$959,374
Changes in the year resulting from:
Sales, less production taxes	(210,874)	(9,411)	(15,336)	(235,621)
Revisions of previous quantity estimates	(192,081)	(16,709)	(4,332)	(213,122)
Extensions, discoveries, and other additions	440,744	69,595	118,162	628,501
Net change in prices and production costs	(537,613)	(9,170)	(29,308)	(576,091)
Changes in estimated future development costs	14,480	—	—	14,480
Previously estimated development costs incurred during the period	107,829	—	700	108,529
Divestiture of reserves	—	—	—	—
Purchases of minerals in place	95,207	—	—	95,207
Accretion of discount	131,764	2,706	5,764	140,234
Net change in income taxes	164,377	(516)	(389)	163,472
Timing differences and other	(93,948)	6,898	4,494	(82,556)

Standardized measure of discounted future net cash flows, end of year	$796,016	$70,017	$136,374	$1,002,407

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.

****

Annex I

Membership Interest

Purchase and Sale Agreement

by and among

Silver Hill Energy Partners II, LLC,

as Seller,

Silver Hill E&P II, LLC,

the Company,

RSP Permian, L.L.C.,

as Buyer

and

RSP Permian, Inc.,

as Parent

Dated as of October 13, 2016

I-i

I-ii

I-iii

I-iv

LIST OF ANNEXES, EXHIBITS AND DISCLOSURE SCHEDULES OMITTED FROM THE MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Membership Interest Purchase and Sale Agreement have been omitted. A list identifying the contents of the omitted schedules is set forth below. The Registrant agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request.

Annex A:         Allocated Values

Exhibits:

A	Leases
B	Wells
C	Permits
D	Easements
E	Fee Interests
F	Contracts
G	Title Records
H	Registration Rights Agreement
1.1	Adjustment Per Share Price
7.6(a)	Form of Resignation of Officers and Directors
7.6(b)	Form of Release from Seller
7.7	Form of Officer and Director Indemnification Agreements
7.13	Seller Contracts
10.2(a)	Form of Assignment of Interests
12.2	Form of Initial Settlement Statement

Disclosure Schedules:

Section 3.5	Non-Contravention of Seller
Section 3.7	Pending Proceedings of Seller
Section 4.6	Non-Contravention of the Company
Section 4.10	Financial Statements
Section 4.11	Pending Proceedings of the Company
Section 4.12	Compliance with Laws
Section 4.14	Material Contracts
Section 4.16	Wells
Section 4.18	Non-Consent Elections
Section 4.19	Capital Commitments
Section 4.22	Consents
Section 4.24	Insurance Policies
Section 4.27	Environmental Matters
Section 4.30	Royalties
Section 7.4(a)(iii)	Interim Operations

I-v

MEMBERSHIP INTEREST

PURCHASE AND SALE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT dated as of October 13, 2016 (the “Execution Date”), is by and among Silver Hill Energy Partners II, LLC, a Delaware limited liability company (“Seller”), Silver Hill E&P II, LLC, a Delaware limited liability company (the “Company”), RSP Permian, L.L.C., a Delaware limited liability company (“Buyer”), and RSP Permian, Inc., a Delaware corporation (“Parent” and, together with Buyer, “Buyer Parties” and each a “Buyer Party”). Seller, the Company, Buyer and Parent are referred to collectively as the “Parties” and individually as a “Party”.

W I T N E S S E T H:

WHEREAS, Seller is the owner of 100% of the outstanding membership interests of the Company (the “Interests”);

WHEREAS, Seller desires to sell the Interests to Buyer, and Buyer desires to purchase the Interests from Seller, on the terms and conditions set forth herein; and

WHEREAS, the Company desires to join in the execution of this Agreement for the purpose of evidencing their consent to the consummation of the foregoing transaction and for the purpose of making certain covenants and agreements as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Seller, the Company, Parent, and Buyer hereby agree as follows:

Article I.

Definitions and References

Section 1.1.     Defined Terms.

When used in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1.1 or in the section, subsections or other subdivisions referred to below:

“Acquired Properties” means those certain oil and gas properties acquired by Seller from COG Operating LLC pursuant to that certain Purchase and Sale Agreement, dated January 14, 2016, by and between COG Operating LLC and Seller.

“Adjustment Per Share Price” has the meaning set forth on Exhibit 1.1.

“Affiliate” means any Person directly or indirectly Controlling, Controlled by, or under common Control with any other Person; provided, however, except with respect to Section 7.20 and Section 13.1, that Kayne Anderson Capital Advisors, L.P. and its Controlled entities shall not be deemed to be Affiliates of Seller or the Company, and Seller and the Company shall not be deemed to be Affiliates of Kayne Anderson Capital Advisors, L.P. and

its Controlled entities and, with respect to Section 7.20 and Section 13.1, Kayne Anderson Capital Advisors, L.P. and its Controlled entities shall be deemed Affiliates of Seller and the Company; provided, further, that the Company shall be deemed to be an Affiliate of Seller prior to the Closing and an Affiliate of Buyer Parties after the Closing.

“Aggregate Base Purchase Price” means the sum of (a) the Base Purchase Price set forth in this Agreement and (b) the Base Purchase Price set forth in the SHEP I MIPSA.

“Agreement” means this Membership Interest Purchase and Sale Agreement, as hereafter changed, amended or modified in accordance with the terms hereof.

“Allocated Value” means the amount of the Base Purchase Price allocated to each Property on Annex A.

“Applicable Environmental Laws” means any Applicable Law relating to the environment, pollution, health and safety, hazardous materials, industrial hygiene, the environmental conditions on, under, or about any of the Properties, including soil, groundwater, and indoor and ambient air conditions or the reporting or remediation of environmental contamination and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, including the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, including the Hazardous and Solid Waste Amendments Act of 1984, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Rivers and Harbors Act of 1899, 33 U.S.C. § 401 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.

“Applicable Laws” means all laws, constitutions, treaties, statutes, common law principles, codes, acts, ordinances, rules, regulations, orders, judgments, decrees, rulings, proclamations, resolutions or other requirements issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of a Governmental Entity and applicable to Seller, Buyer, the Company, the Properties or this Agreement and the transactions contemplated hereby.

“Base Purchase Price” has the meaning set forth on Exhibit 1.1.

“Business Day” means a day other than a Saturday, Sunday or day on which commercial banks in New York, New York are authorized or required to be closed for business.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Records” means all data, information, software, books, files and records of the Company, including all production records, operating records, correspondence, lease records,

well logs and other well-related records, and division order records; prospect files; title records (including abstracts of title, title opinions and memoranda, and title curative documents); contract files; and maps, electric logs, core data, pressure data and decline curves; excluding, however:

(a)       any data, information, software and records to the extent disclosure or change in ownership in connection with a sale of the Interests is prohibited, other than pursuant to any contract with Seller or any of its Affiliates, or subjected to payment of a fee or other consideration by any license agreement or other agreement with a Person other than Affiliates of Seller, or by Applicable Law, and for which no consent to transfer has been received or for which Buyer has not agreed in writing to pay the fee or other consideration, as applicable;

(b)       all legal records and legal files of Seller including all work product of and attorney-client communications with Seller’s legal counsel (other than Seller’s legal records and legal files for litigation, claims or proceedings involving or relating to the Company or the Properties, including any files or records necessary or useful to defend or prosecute any such lawsuit or claim);

(c)       data, records and agreements relating to the sale of the Interests, the Company or Properties, including bids received from and records of negotiations with third Persons (other than agreements binding on the Company or the Properties or pursuant to which the Company maintains rights against third parties); and

(d)       those original data, information, software and records retained by Seller pursuant to Section 7.10 (the records referred to in clauses (a) through (d) above, the “Excluded Company Records”).

“Confidentiality Agreement” means that certain Confidentiality Agreement dated August 16, 2016 by and between SHEP I, the Company and Buyer and/or Parent.

“Contracts” shall have the meaning assigned to such term in subsection (h) of the definition of Properties.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlled” and “Controlling” have the meanings correlative thereto.

“Credit Facility” means that certain Credit Agreement dated as of February 26, 2016, by and among Seller, as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, Wells Fargo Securities, LLC, as Sole Bookrunner and Sole Lead Arranger, and the other loan parties and lender parties thereto, as amended, supplemented, or otherwise modified as of the Execution Date.

“Current Tax Period” means any Tax period that includes but does not end at or before the Effective Date.

“Defect” means any Title Defect, as defined in Section 8.6, or any Environmental Defect, as defined in Section 8.7(a).

“Defect Amount” means any Title Defect Amount, as defined in Section 8.3, and any Environmental Defect Amount, as defined in Section 8.7(b).

“Disclosure Schedule” means that certain Disclosure Schedule dated as of the Execution Date furnished by the Company to Buyer contemporaneously with the execution and delivery of this Agreement, as amended at any time prior to Closing in the manner permitted by Section 5.2.

“Dollar” and “$” means the United States of America dollar.

“Easements” shall have the meaning assigned to such term in subsection (e) of the definition of Properties.

“Effect” shall have the meaning assigned to such term in subsection (a) of the definition of Material Adverse Effect.

“Effective Date” means 12:01 a.m. Central Time on November 1, 2016.

“Equipment” shall have the meaning assigned to such term in subsection (c) of the definition of Properties.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to a Person, any trade or business (whether or not incorporated) that is treated as a single employer with such Person under Section 4001 of ERISA or Section 414 of the Code.

“Escrow Agent” means Citibank, N.A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Company Records” shall have the meaning assigned to such term in subsection (d) of the definition of Company Records.

“Excluded Properties” means:

(a)       any accounts payable accruing before the Effective Date;

(b)       all contracts of insurance or indemnity subject to Section 7.7 or Article XIV;

(c)       subject to Section 12.4, any refund of costs, Taxes or expenses borne by Seller or the Company attributable to the period prior to the Effective Date;

(d)       subject to Section 12.4, all deposits, cash, checks, funds and accounts receivable attributable to the Company’s interests in the Properties with respect to any period of time prior to the Effective Date;

(e)       the Excluded Company Records;

(f)       subject to Section 7.17, all servers and hardware related thereto owned, licensed or used by the Company; and

(g)       any logo, service mark, copyright, trade name or trademark of or associated with the Company or any Affiliate of the Company or any business of the Company or of any Affiliate of the Company.

“Expenses” shall have the meaning assigned to such term in the definition of Transaction Expenses.

“Fee Interests” shall have the meaning assigned to such term in subsection (g) of the definition of Properties.

“Financing” means one or more debt or equity financing transactions (including registered public offerings of debt or equity securities, private placements under Rule 144A under the Securities Act, credit facilities and amendments, supplements and refinancings of the foregoing) by Parent, Buyer or one of their respective subsidiaries, as buyer or issuer, in each case, currently existing or consummated at or before the Closing.

“Financing Source” means the entities that have committed to provide or arrange, or otherwise are currently a party to or that later enter into agreements in connection with, all or any part of any Financing, including the parties to any joinder agreements, indentures or credit agreements entered into pursuant thereto, together with their respective affiliates and their and their respective affiliates’ officers, directors, employees, agents and representatives and their successors and assigns.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governing Documents” means, when used with respect to an entity, the documents governing the formation, operation and governance of such entity, including (a) in the instance of a corporation, the articles of incorporation and bylaws of such corporation, (b) in the instance of a partnership, the partnership agreement, (c) in the instance of a limited partnership, the certificate of formation and the limited partnership agreement, and (d) in the instance of a limited liability company, the articles of organization or certificate of formation and operating agreement or limited liability company agreement.

“Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, county, municipal, tribal or other governmental, quasi-governmental or regulatory body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign).

“Hydrocarbons” means oil and gas and other hydrocarbons produced or processed in association therewith (whether or not such item is in liquid or gaseous form), or any combination thereof, and any minerals (whether in liquid or gaseous form) produced in association therewith, including all crude oil, gas, casinghead gas, condensate, natural gas liquids, and other gaseous or liquid hydrocarbons (including ethane, propane, iso-butane, nor-butane, gasoline, and scrubber liquids) of any type and chemical composition.

“Imbalance” means any over-production, under-production, over-delivery, under-delivery or similar imbalance of Hydrocarbons produced from or allocated to the Properties, regardless of whether such over-production, under-production, over-delivery, under-delivery or similar imbalance arises at the wellhead, pipeline, gathering system, transportation system, processing plant or other location.

“Indebtedness” means, without duplication: (i) all obligations (including the principal amount thereof and, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of a Person, whether or not represented by bonds, debentures, notes or other securities (and whether or not convertible into any other security), for the repayment of money borrowed, whether owing to banks, to financial institutions, on equipment leases or otherwise; (ii) all deferred liabilities of such Person for the payment of the purchase price of property or assets purchased (other than current accounts payable that were incurred in the ordinary course of business); (iii) all obligations of such Person to pay rent or other amounts under a lease which is required to be classified as a capital lease; (iv) all outstanding reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (v) all obligations of such Person under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks; (vi) all obligations secured by any Lien (other than Permitted Encumbrances) existing on property or assets owned by such Person for borrowed money, whether or not indebtedness secured thereby has been assumed; (vii) all guaranties, endorsements and other similar contingent obligations of such Person in respect of, or to purchase or to otherwise acquire, indebtedness of others; and (viii) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment (regardless if any of such are actually paid), as a result of the consummation of the transactions contemplated hereby or any transaction in connection with any lender approval, consent, ratification, permission, waiver, order or authorization (including any Permit); provided, however, that Indebtedness shall not include accounts payable to trade creditors and accrued expenses arising in the ordinary course of business consistent with past practice.

“Indemnitee” means either a Buyer Indemnitee or a Seller Indemnitee, as applicable.

“Indemnity Escrowed Shares” means 1,614,320 Parent Shares.

“IRS” means the United States Internal Revenue Service.

“Knowledge” (a) in the case of Seller or the Company (or similar references to Seller’s or the Company’s knowledge) means all information actually known by Kyle D. Miller, Patrick Halpin, and Chip Taylor and (b) in the case of Buyer or Parent, (or similar references to Buyer’s or Parent’s knowledge) means all information actually known by Steve Gray, Scott McNeill or Jim Mutrie, in the case of both (a) and (b), without any duty or obligation of investigation or inquiry.

“Lands” shall have the meaning assigned to such term in subsection (a) of the definition of Properties.

“Leases” shall have the meaning assigned to such term in subsection (a) of the definition of Properties.

“Lien” means any deed of trust, mortgage, security interest, hypothecation, encumbrance, lien, charge or pledge; provided, however, that, with respect to the Interests, Lien shall also include any title retention agreement, voting trust agreement or any other restriction or limitation of any kind or character, including any restriction on transferability.

“Material Adverse Effect” means:

(a)       As to the Company, any circumstance, change or effect or other matter (collectively “Effect”) that is or would reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and the Properties taken as a whole; provided, however, that the following shall be deemed not to constitute, create or cause a Material Adverse Effect of the Company:

(i)       any changes in Hydrocarbon prices;

(ii)     any Effects that affect generally the oil or gas industries or that result from international, national, regional, state or local economic conditions, from general developments or conditions in the oil or gas industries, from changes in laws, rules or regulations applicable to the Company or the Properties (or the interpretation or application thereof) or from other general economic conditions, facts or circumstances;

(iii)    reductions in revenues and/or earnings of the Company in the ordinary course of business; provided that the underlying causes of such reductions may be taken into account in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise deemed not to constitute, create or cause a “Material Adverse Effect”;

(iv)     any disruption in the purchase or transportation of crude oil or natural gas produced or otherwise sold by the Company as a result of any shutdown, interruption or declaration of force majeure by any pipeline operator or other purchaser of such products;

(v)       any Effects that result from any of the transactions contemplated by this Agreement or the public announcement thereof;

(vi)     any Effects that result from the effects of conditions or events resulting from an outbreak or escalation of hostilities (whether nationally or internationally), or the occurrence of any other calamity or crisis (whether nationally or internationally), including, without limitation terrorist attacks to the extent that such Effect does not have a disproportionate impact on the Company and the Properties, taken as a whole relative to other businesses in the industry in which the Company operates;

(vii)    effects or changes that are cured or no longer exist by the earlier of the Closing and the termination of this Agreement;

(viii)   any changes in accounting requirements or principles imposed by any change in GAAP or the interpretation thereof;

(ix)     any actions or inactions of Seller or the Company taken in compliance with this Agreement or consented to by Buyer;

(x)      any natural disasters or acts of God to the extent that such Effect does not have a disproportionate impact on the Company and the Properties, taken as a whole relative to other businesses in the industry in which the Company operates;

(xi)     any failure to meet any projections, forecasts, or estimates of financial metrics for any period; provided that the underlying causes of such failures may be taken into account in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise deemed not to constitute, create or cause a “Material Adverse Effect”;

(xii)    any Effect resulting from any action taken by Buyer or any Affiliate of Buyer, other than those not expressly permitted in accordance with the terms of this Agreement; or

(xiii)   natural declines in well performance.

(b)       As to Seller, any Effect that is or would reasonably be expected to have a material adverse effect on Seller’s ability to consummate the transactions contemplated by this Agreement and the Transaction Documents or prevent the consummation of any of the transactions contemplated hereby and thereby.

(c)       As to Parent or Buyer, either

(i)       any Effect that is or would reasonably be expected to have a material adverse effect on the business, operations or financial condition of Buyer

Parties; provided, however, that the following shall be deemed not to constitute, create or cause a Material Adverse Effect of Parent:

(A)       any changes in Hydrocarbon prices;

(B)       any Effects that affect generally the oil or gas industries or that result from international, national, regional, state or local economic conditions, from general developments or conditions in the oil or gas industries, from changes in laws, rules or regulations applicable to the Company or the Properties (or the interpretation or application thereof) or from other general economic conditions, facts or circumstances;

(C)       reductions in revenues and/or earnings of the Company in the ordinary course of business; provided that the underlying causes of such reductions may be taken into account in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise deemed not to constitute, create or cause a “Material Adverse Effect”;

(D)       any disruption in the purchase or transportation of crude oil or natural gas produced or otherwise sold by the Company as a result of any shutdown, interruption or declaration of force majeure by any pipeline operator or other purchaser of such products;

(E)       any Effects that result from any of the transactions contemplated by this Agreement or the public announcement thereof;

(F)       any Effects that result from the effects of conditions or events resulting from an outbreak or escalation of hostilities (whether nationally or internationally), or the occurrence of any other calamity or crisis (whether nationally or internationally), including, without limitation terrorist attacks to the extent that such Effect does not have a disproportionate impact on the Company and the Properties, taken as a whole relative to other businesses in the industry in which the Company operates;

(G)       effects or changes that are cured or no longer exist by the earlier of the Closing and the termination of this Agreement;

(H)       any changes in accounting requirements or principles imposed by any change in GAAP or the interpretation thereof;

(I)       any actions or inactions of Parent or Buyer taken in compliance with this Agreement or consented to by Seller;

(J)       any natural disasters or acts of God to the extent that such Effect does not have a disproportionate impact on the Company and the

Properties, taken as a whole relative to other businesses in the industry in which the Company operates;

(K)       any failure to meet any projections, forecasts, or estimates of financial metrics for any period; provided that the underlying causes of such failures may be taken into account in determining whether a Material Adverse Effect has occurred except to the extent such underlying causes are otherwise deemed not to constitute, create or cause a “Material Adverse Effect”;

(L)       any Effect resulting from any action taken by Seller or the Company or any Affiliate of Seller or the Company, other than those not expressly permitted in accordance with the terms of this Agreement;

(M)       natural declines in well performance; or

(ii)      any Effect that is or would reasonably be expected to have a material adverse effect on Buyer Parties’ ability to consummate the transactions contemplated by this Agreement and the Transaction Documents or prevent the consummation of any of the transactions contemplated hereby and thereby.

“Material Contract” to the extent binding on the Oil and Gas Properties or the Company’s ownership thereof after Closing, any Contract which is one or more of the following types and which, only in the case of subsections (ii) or (iii), below, can reasonably be expected to result in gross revenue per fiscal year in excess of Five Hundred Thousand Dollars ($500,000) or in the case of subsections (ii) or (vi) below, can reasonably be expected to result in expenditures per fiscal year in excess of Five Hundred Thousand Dollars ($500,000), in each case, net to the aggregate interests of the Company:

(i)       Contracts with any Affiliate of the Company that will not be terminated on or prior to Closing, except for any assignments to any Affiliate of the Company of any overriding royalty interest or other similar interest which will burden the Properties after the Closing and are filed of record;

(ii)      Contracts for the sale, purchase, exchange, or other disposition of Hydrocarbons produced from the Oil and Gas Properties which are not cancelable without penalty to the Company, its Affiliates, or its or their permitted successors and assigns, on at least one hundred twenty (120) days prior written notice;

(iii)     To the extent currently pending, Contracts to sell, lease, farmout, exchange, or otherwise dispose of all or any part of the Oil and Gas Properties after Closing, but excluding right of reassignment upon intent to abandon any such Oil and Gas Property;

(iv)     Contracts for the gathering, treatment, processing, storage or transportation of Hydrocarbons;

(v)      Operating agreements, area of mutual interest agreements, joint venture agreements, exploration agreements, surface use agreements, development agreements (including all such Contracts containing unfulfilled obligations for the Company to drill additional wells), participation agreements, farmin and farmout agreements, drag-along agreements, put agreements, call agreements, and any other similar agreements for which any terms remain executory and which materially affect any interest in the Properties;

(vi)      All Contracts that provide for any take-or-pay arrangements, call upon production, option to purchase or similar rights with respect to the Properties or to the production therefrom or the processing thereof, or that contain a dedication of production;

(vii)  Any Contract that is a water rights agreement, disposal agreements, or similar agreement relating to sourcing, transportation, or disposal of water; and

(viii)  Any Contract to which the Company is a party with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Net Mineral Acre” means, as to each parcel or tract burdened by a Lease, the product of (a) the number of surface acres of land that are described in such parcel or tract (i.e. gross acres), multiplied by (b) the lessor’s aggregated undivided interest, on an 8/8ths basis, in the fee minerals, non-executive interests and other mineral fee interests in the lands covered by such parcel or tract burdened by the applicable Lease, multiplied by (c) the Company’s Working Interest in such Lease (provided, however, if items (a) and (b) of this definition vary as to different areas within any tracts or parcels burdened by such Lease, a separate calculation shall be performed with respect to each such area).

“Net Revenue Interest” means, with respect to any Oil and Gas Property, the percentage interest in and to all production of Hydrocarbons saved, produced and sold from or allocated to such Oil and Gas Property, after giving effect to all Royalties.

“Oil and Gas Properties” shall have the meaning assigned to such term in subsection (b) of the definition of Properties.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent, as traded on the New York Stock Exchange under the trading symbol “RSPP”.

“Permits” shall have the meaning assigned to such term in subsection (d) of the definition of Properties.

“Person” means any individual, sole proprietorship, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or other entity or Governmental Entity.

“Price Per Share” means the arithmetic average of the daily VWAP of a share of Parent Common Stock for the fifteen (15) consecutive trading days immediately prior to payment of an amount from the Indemnity Escrow Account.

“Proceedings” means all proceedings, actions, claims, suits, investigations, hearings, audits, demands, charges, complaints, examinations, and inquiries (in each case, whether civil, criminal, judicial, administrative, investigative, appellate or otherwise) brought, conducted or heard by or before, or otherwise involving, any arbitrator, arbitration panel, court or Governmental Entity other than Permit and zoning applications pursued in the ordinary course of business.

“Properties” means, except for the Excluded Properties, all of the Company’s right, title and interest in and to the following described properties, rights and interests:

(a)       the working interests and net revenue interests set forth on Exhibit A, together with all other interest of the Company in the Hydrocarbon leases described on Exhibit A, whether such right, title and interest are legal or equitable, vested or contingent, (collectively, the “Leases”), together with all pooled, communitized or unitized acreage or rights which includes or constitutes all or part of any Leases or any Wells, and all tenements, hereditaments and appurtenances belonging to the Leases (collectively, the “Lands”);

(b)       the working interests and net revenue interests set forth on Exhibit B, together with all other interest of the Company in any and all Hydrocarbon, water, CO2, injection wells or other wells located on, under or within the Lands, to the extent described on Exhibit B attached hereto (the “Wells” and together with the Leases, the “Oil and Gas Properties”), in each case whether producing, non-producing, permanently or temporarily plugged and abandoned;

(c)       all tank batteries, pipelines, metering facilities, interconnections and other equipment, machinery, facilities, fixtures and other tangible personal property and improvements, flowlines, gathering lines and Well equipment (both surface and subsurface) located on the Lands that are primarily used in connection with the ownership or operation of the Oil and Gas Properties or the production, transportation or processing of Hydrocarbons produced from the Oil and Gas Properties (the “Equipment”);

(d)       all permits, licenses, certificates, approvals, consents, notices, waivers, franchises, registrations and other governmental authorizations (“Permits”) held by the Company, as described on Exhibit C, and any other Permits that are used by the Company for the ownership, operation, maintenance, repair or replacement of the Oil and Gas Properties;

(e)       all easements, servitudes, rights of way, surface leases and other rights to use the surface appurtenant to, and used or held primarily for use in connection with, the ownership or operation of the Oil and Gas Properties including the property described on Exhibit D (the “Easements”);

(f)       all Hydrocarbons in, on under or that may be produced from or attributable to the Leases or Wells after the Effective Date, including all Hydrocarbon inventories of the Company from the Oil and Gas Properties in storage or constituting linefill as of the Effective Date;

(g)       The fee interests in land of the Company, as described on Exhibit E, and any other fee interests in land owned by the Company that are used for the ownership, operation, maintenance, repair or replacement of the Oil and Gas Interests (the “Fee Interests”);

(h)       The contracts and agreements listed on Exhibit F and any other currently effective contracts, agreements and instruments that are binding on the Oil and Gas Properties or that relate primarily to the ownership or operation of the Oil and Gas Properties (but only to the extent applicable to the Oil and Gas Properties) including operating agreements, unitization, pooling, and communitization agreements, declarations and orders, area of mutual interest agreements, joint venture agreements, farmin and farmout agreements, exchange agreements, purchase and sale agreements and other contracts in which the Company acquired interests in any other Properties, transportation agreements, agreements for the sale and purchase of Hydrocarbons and processing agreements but excluding any contracts, agreements and instruments included within the definition of “Excluded Properties,” and provided that the defined term “Contracts” shall not include the Leases and other instruments constituting the Company’s chain of title to the Leases to the extent that such instruments are filed of record and not merely referred to in record title (subject to such exclusion and proviso, the “Contracts”);

(i)       Any and all unexpired warranties, claims, rights, or causes of action that the Company may have against third parties that relate to the assets set forth in items (a) through (h) above; and

(j)       Geological, reservoir, drilling and completion data relating to the ownership and operation of the Properties set forth in items (a) through (h) above.

“Property Costs” means (i) all operating and production expenses (including costs of insurance, rentals, shut-in payments and royalty payments; customary title examination and curative actions taken in connection with the drilling of wells; ad valorem, property, severance, production and similar Taxes attributable to the ownership or operation of the Properties or the production or the sale of Hydrocarbons therefrom; and gathering, processing and transportation costs in respect of Hydrocarbons produced from the Properties) and capital expenditures (including bonuses, broker fees, and other lease acquisition costs, costs of drilling and completing wells and costs of acquiring equipment) incurred in the ownership and operation of the Properties in the ordinary course of business, (ii) general and administrative costs with respect to the Properties and (iii) overhead costs charged to the Properties under the applicable operating agreement; provided, that “Property Costs” shall not include casualty losses which are addressed by Article XVI.

“Reasonable Documentation” means with respect to any Defect asserted by Buyer, a copy of or reference to:

(a)       Any available title opinion or landman’s title report describing the asserted Title Defect;

(b)       The relevant document to the extent the alleged Defect is or arises from a document;

(c)       The deed preceding and following a gap in the chain of title or a title opinion describing the gap in reasonable detail, to the extent the basis of the alleged Defect is a gap in the Company’s chain of title;

(d)       Any document creating or evidencing the Lien or encumbrance, to the extent the basis of the alleged Defect is a Lien or encumbrance;

(e)       The Site Assessment describing the Defect, to the extent necessary to show the alleged Defect is an Environmental Defect; and

(f)       Any other documents in the possession of Buyer or Parent reasonably necessary for the other Parties (as well as any title attorney, examiner or environmental consultant hired by such Parties) to verify or investigate the existence of the alleged Defect.

“Reasonable Efforts” means a party’s reasonable efforts in accordance with reasonable commercial practice without incurring unreasonable expenses.

“Reduced Shares” means the positive difference between (i) the sum of that number of Parent Shares issuable under this Agreement (after giving effect to the adjustments provided for in Section 2.3(c)(ii)) upon the Closing plus that number of shares of Parent Common Stock issued or issuable under the SHEP I MIPSA (including the Indemnity Escrowed Shares (as defined in the SHEP I MIPSA)) upon the closing of the transactions contemplated by the SHEP I MIPSA, minus (ii) that number of shares of Parent Common Stock equal to the product of (x) .199, multiplied by, (y) that number of shares of Parent Common Stock issued and outstanding immediately prior to the Execution Date; provided, that any resulting fractional share of Parent Common Stock shall be rounded up except to the extent that such rounding would cause the number of shares under clause (i) of this definition to exceed clause (ii) of this definition, in which case the resulting fractional share shall be rounded down.

“Royalties” means all royalties, overriding royalties, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests and other royalty burdens and other interests payable out of production of Hydrocarbons from or allocated to the Properties or the proceeds thereof to third parties.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SHEP Holdings” means Silver Hill Energy Partners Holdings, LLC, a Delaware limited liability company.

“SHEP I” means Silver Hill Energy Partners, LLC, a Delaware limited liability company.

“SHEP I MIPSA” means that certain Membership Interest Purchase and Sale Agreement by and among SHEP I, SHEP Holdings, Parent and Buyer of even date herewith.

“SHEP I Parent Shares” means the issuance to SHEP Holdings of the Parent Shares pursuant to the SHEP I MIPSA.

“Suspended Funds” means proceeds of production which Seller or Company is holding (including funds held in suspense for unleased interests and penalties and interest) which are owing to third party owners of royalty, overriding royalty, working, or other interests in respect of past production,

“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the SHEP I MIPSA, the Registration Rights Agreement and the other agreements, documents, instruments, and certificates to be delivered by any Party at the Closing, and any other agreements, documents, instruments and certificates to be delivered by any Party in connection with this Agreement or the Closing.

“Transaction Expenses” means all unpaid fees, costs, expenses, payments, expenditures or liabilities (collectively, “Expenses”), incurred or created prior to the Execution Date, or during the period after the Execution Date and prior to the Closing Date (and whether or not invoiced prior to the Closing Date), by Seller or any of its Affiliates or the Company, in connection with any of the transactions contemplated hereby, including: (a) Expenses payable to legal counsel or to any financial advisor, broker, accountant or other Person who performed services for or provided advice to Seller or any of its Affiliates or the Company prior to the Closing, or who is otherwise entitled to any compensation or payment from Seller or any of their respective Affiliates or the Company with respect to services provided prior to the Closing, in connection with any of the transactions contemplated hereby; (b) Expenses that arise or are expected to arise, or are triggered or become due or payable, as a direct or indirect result of the consummation (whether alone or in combination with any other event or circumstance) of any of the transactions contemplated hereby (including any payments to employees, managers, agents or consultants, whether under a deferred compensation plan, bonus plan or other employee plan or arrangement); (c) Expenses for any unpaid severance obligations owed by the Company to any employee, manager, agent or consultant of the Company to the extent in effect and triggered prior to or as a result of the consummation of the transactions contemplated by this Agreement, (d) Expenses for any unpaid amounts owed to an employee, manager or consultant in connection with any equity appreciation right triggered prior to or as a result of the consummation of the transactions contemplated by this Agreement, and (e) the employer portion of any unpaid payroll, social security, unemployment or similar Tax required to be paid by the Company under Applicable Law in connection with the payment of any Expenses, but excluding Expenses for which Buyer has agreed to be responsible pursuant to this Agreement and any Expenses paid or incurred directly by Seller or any of its Affiliates (other than the Company).

“Transfer Tax” means any all federal, state and local transfer, sales, use, stamp, documentary, registration or other similar Taxes or assessments resulting from the transactions contemplated by this Agreement.

“VWAP” per share of Parent Common Stock on any trading day shall mean the per share volume-weighted average price as displayed on Bloomberg page “RSPP.N <equity> AQR” (or its equivalent if such a page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or if such price is not available, “VWAP” shall mean the market value per share of Parent Common Stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by Seller for this purpose.

“Wells” shall have the meaning assigned to such term in subsection (b) of the definition of Properties.

“Willful and Material Breach” shall mean a material breach that is a consequence of an act or failure to take an act by the breaching party with the actual knowledge that the taking of such act (or the failure to take such act) would constitute a material breach of this Agreement.

“Working Interest” means, with respect to any Oil and Gas Property, the percentage of costs and expenses associated with the exploration, drilling, development, operation, maintenance and abandonment on or in connection with such Oil and Gas Property required to be borne with respect thereto, but without regard to the effect of any Royalties.

Section 1.2.       Certain Additional Defined Terms.

In addition to such terms as are defined in the preamble of and recitals to this Agreement and in Section 1.1, the following terms are used in this Agreement as defined in the Articles or Sections set forth opposite such terms:

Defined Term	Reference
Additional Listing Application	Section 7.15
Adjusted Cash Purchase Price	Section 2.3(b)
Adjusted Parent Shares	Section 2.3(c)
Arbitration Decision	Section 16.3(d)
Arbitration Notice	Section 16.3(a)
Arbitrator	Section 16.3(a)
Assignment	Section 10.2(a)
Bank	Section 2.4(a)
Base Purchase Price	Section 2.2
Buyer	Preamble
Buyer Indemnitees	Section 13.2
Buyer Parties	Preamble
Buyer’s Indemnified Claims	Section 13.1
Buyer’s Review	Section 8.1
Cash Purchase Price	Section 2.2
Closing	Section 10.1
Closing Date	Section 10.1
Common Interest Parties	Section 17.15
Company	Preamble
Consents	Section 4.22
Corporate Actions	Section 7.14(c)
Damages	Section 7.2
Defect Notice	Section 8.2
Defensible Title	Section 8.4
Deposit	Section 2.4(a)
Deposit Account	Section 2.4(a)
Disputes	Section 16.1
Environmental Defect	Section 8.7(a)
Environmental Defect Amount	Section 8.7(a)
Environmental Defect Threshold	Section 8.7(a)
Examination Period	Section 8.1
Execution Date	Preamble
Final Settlement Statement	Section 12.3
Finance Related Parties	Section 7.19
Financial Statements	Section 4.10
HSR Act	Section 7.12
Indemnity Deductible	Section 13.4(a)

Defined Term	Reference
Indemnity Escrow Account	Section 2.4(b)
Indemnity Escrow Agreement	Section 2.4(b)
Initial Settlement Statement	Section 12.2
Inspection Indemnitees	Section 7.2
Insurance Policies	Section 4.24
Interests	Recitals
Joint Instructions	Section 2.4(a)
Lock-Up Period	Section 7.16
Outstanding Capital Commitments	Section 4.19
Parent	Preamble
Parent SEC Reports	Section 6.14
Parent Shares	Section 2.2
Parent Stockholders’ Meeting	Section 7.14(a)
Parties	Preamble
Permitted Encumbrances	Section 8.5
Property Records	Section 7.1
Proxy Statement	Section 7.14(a)
Purchase Price Allocation	Section 7.8(e)(i)
Recommendation	Section 7.14(a)
Registration Rights Agreement	Section 10.2(g)
Required Financial Information	Section 7.18(b)
Required Permit	Section 4.26
Requisite Stockholder Approval	Section 7.14(a)
Seller	Preamble
Seller Contracts	Section 7.13(a)
Seller Indemnitees	Section 13.1
Seller Related Parties	Section 7.19
Seller’s Indemnified Claims	Section 13.1
SHEP I Parent Shares	Section 7.14(c)
Site Assessment	Section 7.1
Surviving Provisions	Section 11.2(a)
T&K	Section 17.15
Target Closing Date	Section 10.1
Tail Policy	Section 7.7(b)
Termination Date	Section 11.1(b)(i)
Third Party Claim	Section 13.6(b)
Third-Party Operators	Section 7.1
Title Defect	Section 8.6
Title Defect Amount	Section 8.3
Title Defect Property	Section 8.3
Title Defect Threshold	Section 8.3

Article II.

Terms of the Transaction

Section 2.1.     Agreement to Purchase and Sell Interests.

For the consideration hereinafter set forth, and subject to the terms and provisions herein contained, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Interests.

Section 2.2.     Purchase Price.

The Base Purchase Price consists of (i) Six Hundred Forty-Five Million Nine Hundred Fifty-Three Thousand One Hundred Forty-Three and No/100 Dollars ($645,953,143) in cash or other immediately available funds (the “Cash Purchase Price”), and (ii) 16,019,638 shares of Parent Common Stock (the “Parent Shares”). The Base Purchase Price shall be subject to adjustment both prior to, and after, Closing as set forth herein. The Parent Shares issued to Seller at the Closing shall be subject to adjustment in the event of stock split, combination, re-classification, recapitalization, exchange, stock dividend, or other distribution payable in Parent Common Stock with respect to shares of Parent Common Stock that occurs prior to Closing and shall be issued in the name of Seller. The Parties acknowledge and agree that the Base Purchase Price was derived based on the aggregate Allocated Values of the Properties as set forth on Annex A.

Section 2.3.     Adjustments to the Base Purchase Price.

(a)       At Closing, the Cash Purchase Price to be paid by the Buyer Parties at Closing shall be:

(i)       without duplication, reduced by the sum of (A) the amount, if any, of Indebtedness of the Company described in clause (i) of the definition of Indebtedness and outstanding as of Closing, (B) the amount of any Transaction Expenses outstanding as of Closing, (C) the amount of Suspended Funds that are not held by the Company and that are attributable to the period prior to the Effective Date, (D) the aggregate amount, if any, of adjustments for Property Costs under Article XII hereof which result in a credit to Buyer and (E) an amount equal to the Deposit, plus any interest thereon, which the Bank will deliver to Seller in accordance with Joint Instructions delivered to the Bank immediately prior to Closing;

(ii)       increased by the aggregate amount, if any, of adjustments for Property Costs under Article XII hereof which result in a credit to Seller; and

(iii)     in the event the Requisite Stockholder Approval is not obtained prior to March 1, 2017, increased by an amount equal to the greater of (A) the product of the number of Reduced Shares multiplied by the Adjustment Per Share Price or (B) the product of the number of Reduced Shares multiplied by the arithmetic average of the daily VWAP of a share of Parent Common Stock for the ten (10) consecutive trading days immediately prior to Closing.

(b)       The amount resulting after making the reductions and increases outlined above shall be referred to as the “Adjusted Cash Purchase Price”. The Adjusted Cash Purchase Price shall be further adjusted after the Closing in accordance with Article XII to update adjustments for Property Costs under Article XII that were estimated for purposes of Closing.

(c)       At Closing, the number of Parent Shares to be issued to Seller shall be reduced by (i) the Indemnity Escrowed Shares to be delivered to the Escrow Agent at Closing, (ii) the number of shares of Parent Common Stock calculated by dividing the sum of (A) the Defect Amounts, if any, and (B) the Allocated Value of any Property excluded pursuant to Section 7.1, if any, in each case, for which an adjustment to the number of Parent Shares should be made pursuant to Article VII or Article VIII hereof by the Adjustment Per Share Price and (iii) in the event the Requisite Stockholder Approval is not obtained prior to March 1, 2017, the Reduced Shares, if any. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole share. The number of Parent Shares resulting after making the reductions outlined above shall be referred to as the “Adjusted Parent Shares”.

Section 2.4.     Payment of the Adjusted Cash Purchase Price.

The Cash Purchase Price shall be payable as follows:

(a)       As of the Execution Date (i) Buyer, Seller, and Citibank, N.A. (the “Bank”) shall have executed an escrow agreement, and (ii) Buyer shall have paid the amount equal to $64,104,648 (such amount being herein called the “Deposit”) into an interest bearing joint control account (the “Deposit Account”) to be established by Buyer and Seller at the Bank and requiring the written authorization of a representative of each party for the disbursal of funds therefrom (“Joint Instructions”). The Deposit shall bear interest at the rate established by Bank. In the event the transaction contemplated hereby is consummated in accordance with the terms hereof, the Deposit plus the earned interest shall be applied to the Cash Purchase Price to be paid by Buyer at the Closing, and Buyer and Seller shall deliver Joint Instructions to the Bank to deliver, and the Bank shall deliver to Seller by wire transfer of immediately available funds in Dollars to an account designated in writing by Seller to the Bank, an amount equal to the Deposit plus interest earned thereon. In the event this Agreement is terminated by Buyer or Seller in accordance with Section 11.1 below, the Deposit shall be returned to Buyer or retained by Seller as provided in Article XI. If the Deposit is paid to Buyer, or if Buyer receives credit for same against the Cash Purchase Price paid at Closing, such payment, or credit, shall be in the amount of the Deposit plus the amount of earned interest. All interest earned on the Deposit Account shall be treated as income of Buyer for all Tax purposes.

(b)       At the Closing, (i) Buyer shall deliver to Seller, by wire transfer of immediately available funds in Dollars to an account designated in writing by Seller to Buyer, an amount equal to the Adjusted Cash Purchase Price as calculated in accordance with Section 2.3(a), (ii) Buyer will deposit stock certificates for the Indemnity Escrowed Shares in an escrow account (the “Indemnity Escrow Account”) with the Bank as the source of payment for the indemnification of Buyer Indemnitees pursuant to Article XIII hereof and the terms of a customary escrow agreement (the “Indemnity Escrow Agreement”) containing the applicable terms of this Section 2.4(b) and Section 13.8, which agreement is otherwise consistent with the terms of this Agreement and provides for a release of the Indemnity Escrowed Shares (other than those distributed to Buyer pursuant Section 13.8(b) or subject to outstanding claims) on the date that is twelve (12) months after the Closing Date, (iii) Buyer will cause to be paid to the Persons entitled thereto, all of the Indebtedness of the Company described in clause (i) of the definition of Indebtedness as set forth in the payoff letters delivered by Seller hereto, (iv) Buyer will cause to be paid to the Persons entitled thereto, the Transaction Expenses as set forth in the invoices delivered by Seller pursuant hereto (provided that Transaction Expenses payable to employees and other service providers shall be paid at the time required pursuant to the terms and conditions of the agreements providing for such obligations); and (v) Parent shall deliver the Adjusted Parent Shares as set forth in Section 10.3(b). Except to the extent otherwise required by Applicable Law, Buyer shall treat any amounts it pays relating to Transaction Expenses pursuant to this Section 2.4(b) as part of the Cash Purchase Price (and any adjustment thereto) for U.S. federal income and any other applicable Tax purposes (and therefore included in the basis of the Properties acquired for such purposes) and will not take any tax deduction for such amounts.

Article III.

Representations and Warranties of Seller

Seller represents and warrants to Buyer as follows:

Section 3.1.     Title to Interests.

(a)         The Interests are duly authorized, validly issued and fully paid (to the extent required by the Company’s Governing Documents) and non-assessable except as such nonassessibility may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act.

(b)         Seller is the record and beneficial owner of, and has good and valid title to, the Interests, and upon consummation of the transactions contemplated hereby, Buyer will acquire good and valid title to, the Interests, in each case, free and clear of all Liens, other than (i) those that may arise by virtue of any actions taken by or on behalf of Buyer or its Affiliates, (ii) restrictions on transfer that may be imposed by federal or state securities laws, (iii) restrictions on transfer that are cancelled as of the Closing, (iv) Liens to be released at or prior to Closing, (v) Liens for Taxes not yet due or (vi) any covenants or restrictions set forth in this Agreement or the Governing Documents of the Company.

Section 3.2.     Organization and Standing.

Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to own, lease and otherwise hold its assets and to carry on its business as now being conducted.

Section 3.3.     Power and Authority.

Seller has full limited liability company power and authority to execute, deliver, and perform this Agreement and each other Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each other Transaction Document executed or to be executed by Seller, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all limited liability company action of Seller and no other proceedings or approvals on the part of Seller or its owners under their respective Governing Documents are necessary to authorize this Agreement and each other Transaction Document executed or to be executed by Seller, or to consummate the transactions contemplated hereby and thereby.

Section 3.4.     Valid and Binding Agreement.

This Agreement has been duly executed and delivered by Seller and constitutes, and each other Transaction Document has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).

Section 3.5.     Non-Contravention.

Except as provided under the Credit Facility (which will be terminated at Closing) or as set forth in Section 3.5 of the Disclosure Schedules, neither the execution, delivery and performance by Seller of this Agreement and each other Transaction Document to which Seller is a party, nor the consummation by Seller of the transactions contemplated hereby and thereby do or will (i) conflict with or result in a violation of any provision of Seller’s Governing Documents, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage or indenture, in each case, to which Seller or any of the Interests may be bound, (iii) result in the creation or imposition of any Lien, other than Permitted Encumbrances, on the Interests, or (iv) result, in any material respect, in a violation of any Applicable Law binding upon Seller.

Section 3.6.     Approvals.

Except in connection with the HSR Act or as required under the Credit Facility (which will be terminated at Closing), no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or of any other Person is required to be obtained or made by Seller in connection with the execution, delivery, compliance, or performance by Seller of this Agreement or any other Transaction Document to which Seller is a party or the consummation by Seller of the transactions contemplated hereby and thereby.

Section 3.7.     Pending Litigation.

Except as set forth in Section 3.7 of the Disclosure Schedule, there are no Proceedings pending or, to Seller’s Knowledge, threatened, in which Seller is or may be a party adversely affecting the execution and delivery of this Agreement or any Transaction Document by Seller or the consummation of the transactions contemplated hereby or thereby by Seller.

Section 3.8.     Accredited Investor; Investment Intent.

Seller is an accredited investor as defined in Regulation D under the Securities Act. Seller is acquiring the Parent Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

Section 3.9.     Brokers.

Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the transactions contemplated by this Agreement for which Buyer or any Buyer Party will have any responsibility whatsoever.

Article IV.

Representations and Warranties of Seller regarding the Company

Seller represents and warrants to Buyer as follows with respect to the Company:

Section 4.1.     Organization and Standing.

The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to own its assets, including the Properties, and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. No Proceedings to dissolve or liquidate the Company are pending or, to Seller’s Knowledge, threatened.

Section 4.2.     Governing Documents.

The Company has made available to Buyer accurate and complete copies of the Governing Documents of the Company. Such Governing Documents accurately reflect the equity ownership of the Company.

Section 4.3.     Capital Structure.

No membership interests or other equity of the Company are subject to, nor have any been issued in violation of, preemptive rights, rights of first refusal or similar rights. Seller is the sole member of the Company, and the Interests constitute all of the issued and outstanding membership interests and equity of the Company. Except for the Interests, there are outstanding or in existence (i) no membership interests or other equity or debt securities of the Company, (ii) no securities of the Company convertible into or exchangeable for membership interests or other voting securities of the Company, (iii) no options, warrants, calls, subscriptions or other rights to acquire from such Company, and no obligation of the Company to issue or sell, any membership interests or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such membership interests or voting securities, (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company and (v) other than the Company’s Governing Documents, no voting trust, proxy or other agreement or understanding with respect to the voting of any of the Interests attributable to the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests or rights. The Interests are not certificated.

Section 4.4.     Power and Authority.

The Company has full limited liability company power and authority to execute, deliver and perform this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Company of this Agreement and each other Transaction Document to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action of the Company and no other proceedings or approvals on the part of the Company or its owners under their respective Governing Documents are necessary to authorize this Agreement and each other Transaction Document executed or to be executed by the Company, or to consummate the transactions contemplated hereby and thereby.

Section 4.5.     Valid and Binding Agreement.

This Agreement has been duly executed and delivered by the Company and constitutes, and each other Transaction Document to which it is a party has been, or when executed will be, duly executed and delivered by the Company, and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).

Section 4.6.     Non-Contravention.

Except as provided under the Credit Facility (which will be terminated at Closing) or as set forth in Section 4.6 of the Disclosure Schedule or consents customarily obtained following Closing and assuming the receipt of all consents required to be set forth on Section 4.22 of the Disclosure Schedule for any consents, neither the execution, delivery, and performance by the Company of this Agreement and each other Transaction Document to which it is a party, nor the consummation by it of the transactions contemplated hereby and thereby do or will (i) conflict with or result in a violation of any provision of the Company’s Governing Documents, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture or any Material Contract in each case, to which the Company is a party or by which the Company or its properties may be bound, (iii) result in the creation or imposition of any Lien, other than Permitted Encumbrances, on any of the Company’s properties or other assets, or (iv)  result, in any material respect, in a violation of any Applicable Law binding upon the Company or its assets or properties.

Section 4.7.     Approvals.

To Seller’s Knowledge, no material consent, waiver, notice, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity or of any other Person is required to be obtained or made by the Company in connection with the execution, delivery, or performance by the Company of this Agreement, each other Transaction Document to which it is a party or the consummation by them of the transactions contemplated hereby and thereby, other than (i) Consents set forth on Section 4.22 of the Disclosure Schedule, (ii) compliance with, and filings under, the HSR Act, (iii) consents customarily obtained following Closing and (iv) consents, approvals, authorizations, filings and notifications, the failure of which to obtain any such consent, approval, authorization or action, or to make any such filing or notification, would not reasonably be expected to prevent or materially delay the consummation by Company of the transactions contemplated by this Agreement.

Section 4.8.     Subsidiaries.

The Company does not own, directly or indirectly, any capital stock of, or other equity interest in, any corporation or have any direct or indirect equity or ownership interest in any other Person. The Company has no joint venture or other similar interests in any Person or obligations, whether contingent or otherwise, to consummate any material additional investment in any Person.

Section 4.9.     Intentionally Omitted.

Section 4.10.   Financial Statements.

Set forth on Section 4.10 of the Disclosure Schedule are the unaudited balance sheet of the Seller as of June 30, 2016 and the related statements of income and cash flows of the Seller for the six month period then ended, together with all related notes and schedules thereto (the “Unaudited Financial Statements”). The Unaudited Financial Statements have been prepared in accordance with GAAP (except that such unaudited financial statements do not contain all footnotes required under GAAP and are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and include assets of other subsidiaries of Seller). The Unaudited Financial Statements present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Seller as of the dates thereof and for the periods covered thereby, in each case except as disclosed in the Unaudited Financial Statements (or in the notes thereto). Since June 30, 2016, the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP and set forth in Section 4.10 of the Disclosure Schedule. The Company has no liabilities of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities (a) adequately provided for, reflected or reserved on the balance sheet of the Company, dated June 30, 2016, (b) that have arisen after June 30, 2016 in the ordinary course of business, (c) that constitute Indebtedness that will be paid off at the Closing, (d) for Transaction Expenses, or (e) that have not had, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

Section 4.11.     Pending Proceedings.

Except as set forth in Section 4.11 of the Disclosure Schedule, there are no Proceedings pending or, to Seller’s Knowledge, threatened in writing, against or affecting the Company or any of the Properties. There are no Proceedings pending or, to Seller’s Knowledge, threatened, in which the Company is or may be a party affecting the execution and delivery of this Agreement or any Transaction Document by the Company or the consummation of the transactions contemplated hereby or thereby by the Company. The Company is not subject to or otherwise bound by any material and unsatisfied judgment, order, consent order, injunction, decree or writ of or with any Governmental Entity, other than any Permitted Encumbrances.

Section 4.12.     Compliance with Laws.

Except as set forth in Section 4.12 of the Disclosure Schedule, to Seller’s Knowledge, the Properties and the Company, with respect to the Properties, have been during the Company’s period of ownership of the Properties, and are currently in material compliance with all Applicable Laws. The Company has not received any written notice from any Governmental Entity or any other Person that the Properties or the Company are in material violation of, or have materially violated, any Applicable Laws. To Seller’s Knowledge, the Company, or, where Properties are not operated by the Company, the operator of the Properties, possesses all material Permits necessary for it to own, lease or operate (if applicable) the Properties and to carry on its business as now conducted, all such Permits are in full force and effect and there has occurred no material default under any such Permit. Neither the execution and delivery of this Agreement by Seller or the Company, nor the consummation by Seller or the Company of the transactions contemplated hereby, will result in a material violation or material breach of, or constitute a default (or give rise to a right of termination or cancellation)

of any material Permit. Notwithstanding the foregoing, this Section 4.12 does not relate to Taxes, which are the subject of Section 4.13, or Applicable Environmental Laws, which are the subject of Section 4.27.

Section 4.13.   Taxes.

(a)        The Company has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects.

(b)        All Taxes owed by the Company (whether or not shown or required to be shown on any Tax Return) have been paid. There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

(c)        The Company has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

(d)        There are no claims or disputes concerning any Tax liability of the Company pending or, to the Company’s Knowledge, threatened. No adjustment to Tax has been proposed in writing (and none is pending) by any Governmental Entity in connection with any Tax Returns filed by the Company. No waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax affecting or which may be expected to affect the Company or the Properties in any manner which is materially adverse is currently in force. No written claim has been made by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction and no such claim has been threatened in writing and received by the Company.

(e)        The Company is and has always been treated as either an entity disregarded as separate from its owner or a partnership for U.S. federal income Tax purposes and has never elected to be treated as a corporation for U.S. federal income Tax purposes.

(f)        None of the Properties is subject to any tax partnership as defined in Section 761 of the Code.

(g)        The Company is not a party to any Tax allocation or sharing agreement. The Company (i) has not been a member of an any affiliated group within the meaning of Section 1504(a) of the Code filing a consolidated federal income Tax Return or any similar group defined under a similar provision of state, local, or non-U.S. law (other than of a group the common parent of which is Seller) and (ii) has no liability for the Taxes of any Person (other than Seller and its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise.

(h)        The Company is not or has never been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Internal Revenue Code and Treasury Regulations Section 1.6011-4(b)(2).

Section 4.14.     Contracts.

To Seller’s Knowledge, all Material Contracts are included on Section 4.14 of the Disclosure Schedule. Except as set forth in Section 4.14 of the Disclosure Schedule, to Seller’s Knowledge: (i) each Material Contract, assuming due execution and delivery by the other counterparties thereto, constitutes the legal, valid and binding obligation of the Company and, to Seller’s Knowledge as of the Execution Date, the other counterparties thereto, in each case in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Applicable Laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (ii) the Company has not received any written notice of the Company’s default or breach of any Material Contract, the resolution of which is currently outstanding.

Section 4.15.     Employment and Benefit Plan Matters.

The Company does not employ, and the Company has never employed, any employees. All services provided to the Company are provided by employees of SHEP I. The Company does not sponsor or have any liability with respect to any employee benefit or compensation plans, programs, policies, agreements or arrangements of any kind. During the past six years, Seller, the Company and their ERISA Affiliates have not made or been required to make contributions to any “multiemployer plan,” as defined in Section 3(37) of ERISA, or an employee pension plan subject to Title IV of ERISA or Section 412 of the Code. Seller, the Company and their ERISA Affiliates have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed would result in the imposition of a Tax or penalty against the Company or a Lien against the Company or the Properties. No circumstance exists which could be expected to result in a Tax being imposed on the Company under Section 4980B or 4980H of the Code.

Section 4.16.     Wells.

Except as set forth in Section 4.16 of the Disclosure Schedule, to Seller’s Knowledge as of the Execution Date:

(a)         all Wells have been drilled and completed within the limits permitted by all applicable Leases related to such Leases;

(b)         other than wells that have been plugged and abandoned in accordance with all Applicable Laws, there are no dry holes, or shut in or otherwise inactive wells drilled by the Company that are located on lands burdened by the Leases or on lands pooled or unitized therewith that the Company is currently obligated or liable to plug and abandon; and

(c)         there are no Wells in respect of which Seller or the Company has received a written notice, claim, demand or order from any Governmental Entity notifying, claiming, demanding or requiring that such Well(s) be temporarily or permanently plugged and abandoned, and which Wells have not been temporarily or permanently plugged and abandoned.

Section 4.17.     Imbalances.

To Seller’s Knowledge, as of the date or dates reflected thereon, there are no material Imbalances existing with respect to the Properties.

Section 4.18.     Non-Consent Elections.

Other than as identified on Section 4.18 of the Disclosure Schedule, from ninety (90) days prior to the Execution Date through the Execution Date, neither the Company nor Seller has elected or been deemed to have elected to “non-consent”, or failed to participate in, the drilling or reworking of a well, any seismic program or any other operation which would cause Seller or the Company to lose or forfeit any interests in the wells constituting part of the Properties under any applicable operating agreement.

Section 4.19.     Outstanding Capital Commitments.

Except as set forth in Section 4.19 of the Disclosure Schedule, as of the Execution Date there are no outstanding authorizations for expenditure or similar request or invoice for funding or participation under any Contract which are binding on the Company or the Properties and which Seller reasonably anticipates will require expenditures by the owner of the Properties attributable to periods on or after the Effective Date in excess of One Million Dollars ($1,000,000) (net to the Company’s Working Interests).

Section 4.20.     Intellectual Property.

To Seller’s Knowledge, the Company or its Affiliates either own or have valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, engineering data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same.

Section 4.21.     Equipment.

To Seller’s Knowledge, the Equipment has been maintained in a state of repair so as to be reasonably adequate, in all material respects, for normal operations consistent with the Company’s past practices.

Section 4.22.     Consents to Change of Control.

To Seller’s Knowledge, Section 4.22 of the Disclosure Schedule is a complete and accurate list of the Properties and related agreements that require any third-party consents to any change of control of the Company (“Consents”) or preferential rights to purchase in order for the Company to consummate the transactions contemplated by this Agreement.

Section 4.23.     Bankruptcy.

There are no bankruptcy, reorganization, receivership, or arrangement proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened against the Company.

Section 4.24.     Insurance.

Section 4.24 of the Disclosure Schedule lists all insurance policies (by policy number, insurer, annual premium, premium payment dates, expiration date and type of coverage) held by or on behalf of the Company as of the Execution Date, relating to the business and operations of the Company, copies of which have been provided to Buyer (collectively, the “Insurance Policies”). As of the Execution Date, all premiums due through the Execution Date have been paid for the Insurance Policies. To Seller’s Knowledge, the Insurance Policies are in full force and effect, enforceable and valid and binding. No written notice of cancellation or termination has been received by the Company with respect to any Insurance Policy. Since January 1, 2016, the Company has not received any written notice, or any other written communication, regarding any refusal of any coverage or rejection of any pending claim under any Insurance Policy. To Seller’s Knowledge, there are no claims under such Insurance Policies that are reasonably likely to exhaust the applicable limit of liability. To Seller’s Knowledge, the Company has reported in a timely manner all reportable events to its insurers.

Section 4.25.     Brokers.

The Company has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the transactions contemplated by this Agreement for which Buyer or any Buyer Party will have any responsibility whatsoever.

Section 4.26.     Permits.

Except for the Required Permits described in the SHEP I MIPSA, the Company and Seller have all material licenses, orders, franchises, registrations and permits of all Governmental Entities required to permit the operation of the Properties as presently operated (the “Required Permits”) and each is in full force and effect. To Seller’s Knowledge, there are no outstanding violations of any of the Required Permits. Notwithstanding the foregoing, this Section 4.26 shall not relate to Required Permits related to Applicable Environmental Laws, which is the subject of Section 4.27.

Section 4.27.     Environmental Matters.

Except as set forth in Section 4.27 of the Disclosure Schedules:

(a)         as of the Execution Date, neither Seller nor the Company has received written notice that the Company or the Properties are not in compliance with any Applicable Environmental Laws, and neither the Company nor Seller has received any unwritten notice of any pending or, to Seller’s Knowledge, threatened written demands or claims which would require the Company, under Applicable Environmental Law, to conduct any investigation, remediation or corrective action or which would subject the Company to material liability;

(b)         to Seller’s Knowledge, there are no material uncured violations of any Applicable Environmental Laws with respect to the Company or to the Properties; and

(c)         with respect to the Properties, the Company has not entered into, and, to Seller’s Knowledge, the Company is not subject to, any written agreements, consents, orders, decrees or judgments, of any Governmental Entity or other binding agreement pursuant to or based on Applicable Environmental Laws that require Seller to perform any remediation of any of the Properties, that require Seller or the Company to perform any investigation, remediation, or corrective actions regarding any of the Properties or that materially restrict Seller’s ability to develop and operate the Properties (other than orders or agreements of general applicability regarding plugging, abandonment and restoration of oil and gas equipment and facilities).

Notwithstanding anything herein to the contrary, this Section 4.27 is the sole and exclusive representation or warranty of Seller regarding Applicable Environmental Laws.

Section 4.28.     No Other Agreement to Sell.

Except (a) with respect to the transactions contemplated herein, or (b) as otherwise required pursuant to the terms of any Lease or Material Contract or securities laws, Seller and/or the Company does not have any legal obligation, absolute or contingent, to any other Person with respect to the sale, encumbrance or other transfer of any of the Property (other than sales of Hydrocarbons in the ordinary course of business) or the Interests or any other equity securities of Seller, the Company or their respective Affiliates or to enter into any agreement with respect thereto.

Section 4.29.     Special Warranty.

Subject to the Permitted Encumbrances and as of the Closing Date, the Company has Defensible Title to its right, title and interest in and to the Oil and Gas Properties solely as to the lawful claims of any Person (other than the Buyer Parties or their respective Affiliates) claiming by, through or under the Company, Seller or any of Seller’s Affiliates, but not otherwise.

Section 4.30.     Royalties.

Except for Suspended Funds and as set forth in Section 4.30 of the Disclosure Schedules, with respect to Wells operated by the Company and, to Seller’s Knowledge, with respect to the Wells operated by third parties, all oil and gas production proceeds payable by the Company, Seller or any of Seller’s Affiliates, to others from the Wells have been disbursed in all material respects in accordance with all of the terms and conditions of the applicable Leases, other Contracts and Applicable Law.

Article V.

Disclaimer and Disclosure Schedule

Section 5.1.     Disclaimer.

EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN ARTICLE III AND ARTICLE IV OF THIS AGREEMENT, THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, OR SELLER’S CERTIFICATE, THE BUYER PARTIES HEREBY REPRESENT, WARRANT AND AGREE THAT NEITHER THE COMPANY OR SELLER, NOR ANY OF THEIR AGENTS IS MAKING, SELLER DISCLAIMS AND THE BUYER PARTIES ARE NOT RELYING UPON ANY STATEMENT, REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY, OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF (I) THE COMPANY, (II) TITLE OF THE COMPANY IN AND TO THE PROPERTIES, (III) THE CONDITION OF THE PROPERTIES, (IV) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OF THE PROPERTIES, ANY IMPLIED OR EXPRESS WARRANTY OF THE FITNESS OF THE PROPERTIES FOR A PARTICULAR PURPOSE, (V) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (VI) ANY AND ALL OTHER IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, OR (VII) ANY IMPLIED OR EXPRESS WARRANTY REGARDING COMPLIANCE WITH ANY APPLICABLE ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 5.1 WILL LIMIT, RESTRICT OR OTHERWISE AFFECT BUYER’S RIGHT TO RAISE ENVIRONMENTAL DEFECTS UNDER SECTION 8.7 OR SELLER’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 13.2 WITH RESPECT TO THE SPECIFIC REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN ARTICLE III AND ARTICLE IV OF THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE III AND ARTICLE IV OF THIS AGREEMENT, THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, OR SELLER’S CERTIFICATE, IN PURCHASING THE INTERESTS BUYER ACCEPTS THE PROPERTIES “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR, SUBJECT ONLY TO THE SPECIFIC REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III AND ARTICLE IV OF THIS AGREEMENT, EACH AS FURTHER LIMITED BY THE SPECIFICALLY BARGAINED FOR LIMITATIONS ON REMEDIES SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE III AND ARTICLE IV OF THIS AGREEMENT, THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, OR SELLER’S CERTIFICATE, NEITHER SELLER, THE COMPANY NOR THEIR AGENTS MAKES ANY REPRESENTATION OR WARRANTY AS TO, SELLER DISCLAIMS, AND THE BUYER PARTIES ARE NOT RELYING UPON (A) THE PHYSICAL, OPERATING, REGULATORY COMPLIANCE, SAFETY, OR ENVIRONMENTAL CONDITION OF THE PROPERTIES, (B) THE CONDITION OF THE

PROPERTIES OR ANY VALUE THEREOF, OR (C) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION, OR RECORDS FURNISHED OR MADE AVAILABLE TO THE BUYER PARTIES IN CONNECTION WITH THEIR REVIEW OF THE COMPANY OR THE PROPERTIES OR OTHERWISE IN CONNECTION WITH THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THE BUYER PARTIES SPECIFICALLY REPRESENT AND WARRANT THAT THEY ARE NOT RELYING UPON OR HAVE NOT RELIED UPON ANY SUCH REPRESENTATIONS AND WARRANTIES OF SELLER, THE COMPANY OR THEIR AGENTS EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN ARTICLE III AND ARTICLE IV OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 5.1, TOGETHER WITH THE LIMITED REMEDIES SET FORTH IN PROVIDED HEREIN, WERE SPECIFICALLY BARGAINED FOR BETWEEN PARENT, BUYER, THE COMPANY AND SELLER AND WERE TAKEN INTO ACCOUNT BY PARENT, BUYER, THE COMPANY AND SELLER IN ARRIVING AT THE PURCHASE PRICE. THE BUYER PARTIES ACKNOWLEDGE AND AGREE TO THE FOREGOING AND AGREE, REPRESENT AND WARRANT THAT THE FOREGOING DISCLAIMER IS “CONSPICUOUS” AND THE RESULT OF ARM’S-LENGTH NEGOTIATION, THAT THE BUYER PARTIES ARE SOPHISTICATED AND KNOWLEDGEABLE ABOUT BUSINESS MATTERS AND WERE REPRESENTED BY COUNSEL, THAT THIS DISCLAIMER IS NOT BOILERPLATE AND THAT THIS DISCLAIMER IS TO BE A CLEAR, UNEQUIVOCAL AND EFFECTIVE DISCLAIMER OF RELIANCE UNDER TEXAS LAW.

Section 5.2.     Updated Annexes, Disclosure Schedules and Exhibits.

Each Party to this Agreement and its counsel has received a complete set of Annexes, Disclosure Schedules and Exhibits prior to and as of the execution of this Agreement. Seller is permitted to update the Annexes, Disclosure Schedules and Exhibits before Closing and shall deliver any updated Annexes, Disclosure Schedules and Exhibits to Buyer prior to Closing, solely to the extent that such updates are necessary to reflect actions or matters that were either expressly permitted under the terms of this Agreement or which Buyer has approved or consented to in writing as a change to the terms of the Agreement, in which case such updates shall be incorporated in this Agreement by reference and constitute a part of this Agreement. Seller shall have the right to update or modify Disclosure Schedules without the prior written consent of Buyer, solely to reflect matters that either occurred after the Execution Date or were not Known by Seller on or prior to the Execution Date, provided such updates shall not be deemed to amend or become a change to this Agreement, and such updates may be the basis for claim by Buyer that the conditions set forth in Section 9.1(a) and Section 9.1(b) have not been satisfied and/or may be asserted as an Environmental Defect or Title Defect or indemnification claim under Article XIII.

Article VI.

Representations and Warranties of Buyer Parties

Buyer Parties jointly and severally represent to Seller, as of the Execution Date and as of the Closing Date, as follows:

Section 6.1.     Organization and Standing.

Buyer is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to carry on its business as now being conducted. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now being conducted. Each Buyer Party is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 6.2.     Power and Authority.

Each Buyer Party has all requisite power and authority to execute, and deliver this Agreement and each other agreement, instrument, or document executed or to be executed by it in connection with the transactions contemplated hereby to which it is a party and subject to the receipt of the Requisite Stockholder Approval, to perform and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Requisite Stockholder Approval, the execution, delivery, and performance by Buyer Parties of this Agreement and each other agreement, instrument, or document executed or to be executed by them in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Buyer Parties.

Section 6.3.     Valid and Binding Agreement.

This Agreement has been duly executed and delivered by each Buyer Party and constitutes, and each other Transaction Document to which it is a party has been, or when executed will be, duly executed and delivered by such Buyer Party, and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Buyer Party, enforceable against such Buyer Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).

Section 6.4.     Non-Contravention.

Neither the execution, delivery, and performance by a Buyer Party of this Agreement and each other Transaction Document to which it is a party, nor the consummation by it of the transactions contemplated hereby and thereby do or will (i) conflict with or result in a violation of any provision of such Buyer Party’s Governing Documents, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage or indenture to which such Buyer Party is a party or by which such Buyer Party or its properties may be bound, (iii) result in the creation or imposition of any Lien, other than Permitted Encumbrances, on any of such Buyer Party’s properties or other assets, or (iv) result, in any material respect, in a violation of any Applicable Law binding upon such Buyer Party.

Section 6.5.     Approvals.

Except in connection with the HSR Act, the Requisite Stockholder Approval, filings that have been made, or will be made, pursuant to the rules and regulations of the New York Stock Exchange in order to cause the Parent Shares to be listed thereon, and filings pursuant to applicable federal and state securities laws, no consent, approval, order, or authorization of, or declaration, filing, or registration with any Governmental Entity or of any third party is required to be obtained or made by a Buyer Party in connection with the execution, delivery, or performance by a Buyer Party of this Agreement, each other agreement, instrument, or document executed or to be executed by a Buyer Party in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

Section 6.6.    Proceedings.

There are no Proceedings pending or, to Buyer’s Knowledge, threatened, in which a Buyer Party is or may be a party affecting the execution and delivery of this Agreement or any Transaction Document by a Buyer Party or the consummation of the transactions contemplated hereby or thereby.

Section 6.7.    Financing.

Buyer Parties will have, within thirty (30) days prior to the Target Closing Date, binding commitments related to one or more Financings or cash on hand or availability under their credit facilities that ensure they will have thirty (30) days prior to the Target Closing Date, and will have at Closing, all amounts required to be paid by them under this Agreement and in connection with the consummation of the transactions contemplated hereby. No approval or authorization of any stockholder of Parent is required in connection with any financing arrangements to be made by the Buyer Parties or their Affiliates in connection with the transactions contemplated by this Agreement.

Section 6.8.    Investment Experience.

Each Buyer Party acknowledges that it can bear the economic risk of its investment in the Interests, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Interests.

Section 6.9.    Restricted Securities.

Each Buyer Party acknowledges that the Interests have not been registered under applicable federal and state securities laws and that the Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities laws or pursuant to an exemption from registration under any federal or state securities laws.

Section 6.10.  Accredited Investor; Investment Intent.

Each Buyer Party is an accredited investor as defined in Regulation D under the Securities Act. Buyer is acquiring the Interests for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

Section 6.11.  Independent Evaluation.

Each Buyer Party is an experienced and knowledgeable investor in the crude oil and natural gas exploration, development, production and marketing business. Each Buyer Party has had access to the Properties, the officers, consultants and other representatives of the Company, and the books, records, and files of the Company relating to the Properties. As of the Closing, (i) each Buyer Party has conducted, to its satisfaction, its own independent investigation of the condition, operation and business of the Company, and each Buyer Party has been provided access to and an opportunity to review any and all information respecting the Company and the Properties requested by such Buyer Party in order for such Buyer Party to make its own determination to proceed with the transactions contemplated by this Agreement; (ii) each Buyer Party has solely relied on (x) the basis of its own independent due diligence investigation of the Properties, and (y) the limited representations and warranties made by Seller in Article III and Article IV, respectively; and (iii) each Buyer Party has been advised by and has relied solely on its own expertise and legal, land, tax, engineering, and other professional counsel concerning this transaction, the Properties, and the value thereof.

Section 6.12.    Issuance of Parent Shares.

The issuance of the Parent Shares pursuant to this Agreement has been duly authorized and upon consummation of the transactions contemplated by this Agreement, the Parent Shares will have been validly issued, fully paid, non-assessable and issued without application of preemptive rights, will have the rights, preferences and privileges specified in Parent’s Governing Documents, and will be free and clear of all Liens and restrictions, other than the restrictions imposed by this Agreement and applicable securities laws.

Section 6.13.    Capitalization.

As of September 30, 2016, the authorized capital stock of Parent consisted solely of (a) 300,000,000 shares of Parent Common Stock, of which 101,644,294 shares were issued and outstanding, and (b) no shares of preferred stock, par value $0.01 per share, no shares of which were issued and outstanding. No other class of capital stock of Parent is authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and non-assessable. Except as disclosed in the Parent SEC Reports, there are no (i) securities convertible into or exchangeable or exercisable for shares of Parent capital stock, (ii) subscriptions, options, warrants, calls, rights, convertible securities or other contracts, agreements or commitments of any kind or character obligating Parent to issue, transfer or sell any of its capital stock, (iii) any equity equivalents or any agreements, arrangements or understandings granting any person any rights in Parent similar to capital stock. There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any Parent capital stock. All securities of Parent have been issued in compliance with all applicable state and federal securities laws. Parent has, and at Closing will have, sufficient authorized shares of Parent Common Stock to enable it to issue the Adjusted Parent Shares and Indemnity Escrowed Shares at Closing.

Section 6.14.    SEC Reports; Financial Statements.

(a)        Parent has filed and made available to Seller via EDGAR all forms, reports and other documents publicly filed by Parent with the Securities and Exchange Commission under the Securities Act or the Exchange Act, since January 1, 2015. All such forms, reports and other documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (including those that Parent may file after the Execution Date and prior to the Closing Date) are referred to herein as the “Parent SEC Reports.” The Parent SEC Reports (a) were filed on a timely basis, (b) comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder and (c) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the Parent SEC Reports (x) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Securities and Exchange Commission with respect thereto, (y) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Securities and Exchange Commission), and (z) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position and status of the business of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

(b)        There are no liabilities of Parent or any of its subsidiaries of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities (i) adequately provided for on the balance sheet of Parent dated as of June 30, 2016 (including the notes thereto) contained in Parent’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016; (ii) that have arisen after June 30, 2016, in the ordinary course of business; (iii) for fees and expenses incurred in connection with the transactions contemplated by this Agreement and the Transaction Documents; or (iv) which have not had, individually or in the aggregate, a Material Adverse Effect with respect to Parent.

Section 6.15.    No Registration.

Assuming the accuracy of the representations and warranties of Seller contained in this Agreement, the sale and issuance of the Parent Shares to Seller pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither any Buyer Party nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemptions.

Section 6.16.    Investment Company.

Neither Buyer nor Parent is (a) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) subject in any respect to the provisions of that act.

Section 6.17.    NYSE Listing.

The Parent Common Stock is listed on the New York Stock Exchange, and Parent has not received any notice of delisting. Subject to the receipt of the New York Stock Exchange listing approval with respect to the Parent Shares, the issuance and sale of the Parent Shares does not contravene the New York Stock Exchange rules and regulations.

Section 6.18.    Form S-3 Eligibility.

As of the Execution Date, Parent is (a) eligible to register the resale of the Parent Shares for resale by Seller under Form S-3 promulgated under the Securities Act and (b)  a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.

Section 6.19.     Anti-Takeover.

Parent does not have in effect any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a “poison pill” or “anti-takeover” plan, any similar plan, device or arrangement, and the board of directors of Parent has not adopted or authorized the adoption of such a plan, device or arrangement.

Section 6.20.    Controls and Procedures.

Parent has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to give reasonable assurance that information relating to Parent, including its subsidiaries, required to be disclosed in the Parent SEC Reports is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission and is communicated to Parent’s chief executive officer and chief financial officer.

Section 6.21.    Registration Rights.

As of the date hereof, except as set forth in the Registration Rights Agreement of Parent dated as of January 23, 2014, by and among Parent and the signatories thereto, no Person has the right, contractual or otherwise, to cause Parent to register under the Securities Act any shares of Parent Common Stock or any other Parent capital stock, or to include any such shares in any registration statement of Parent.

Section 6.22.    Brokers.

Buyer has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the transactions contemplated by this Agreement for which Seller or the Company will have any responsibility whatsoever.

Article VII.

Certain Covenants

Section 7.1.      Access.

Insofar as related to the Properties, from and after the Execution Date and through the Closing Date, the Company will give Buyer and Buyer’s authorized representatives reasonable access to Lease files, abstracts and title opinions, division order files, production records, Well files, and other similar files and records which directly relate to the Properties (the “Property Records”) at the Company’s offices during normal business hours, to the extent in the Company’s or Seller’s possession, custody or control. The Company’s obligation to provide access as set forth in the immediately preceding sentence shall only apply to the extent that the Company has authority to grant such access without breaching any restriction binding on the Company, and without (i) violating Applicable Laws, (ii) waiving any legal privilege of the Company, any of its Affiliates or its counselors, attorneys, accountants or consultants or (iii) violating any obligations to any third party. Furthermore, the Company shall give Buyer, or Buyer’s authorized representatives, at all reasonable times before the Closing Date and upon adequate notice to the Company, physical access to the Properties operated by Seller or its Affiliates for the purpose of inspecting same, and shall use its Reasonable Efforts to cause the operators of any Oil and Gas Properties which are not operated by Seller or its Affiliates (“Third-Party Operators”) to grant physical access to such Oil and Gas Properties for purposes of inspecting same. Buyer agrees to comply fully with the rules, regulations and instructions issued by the Company, its Affiliates or the Third-Party Operators regarding the actions of Buyer while upon, entering or leaving the Properties. Buyer shall have reasonable access to the Properties to conduct, or cause to be conducted, an investigation of the Properties in order to determine whether any Environmental Defects exist, which shall be limited to performing an inspection and assessment of the physical and environmental condition of the Properties and an evaluation of their compliance with Applicable Environmental Laws (a “Phase I Environmental Site Assessment”) with respect to all or any portion of the Properties; provided however, that Buyer’s right of access, inspection and assessment shall not entitle Buyer to operate equipment or conduct testing or sampling of any kind. Notwithstanding the foregoing, in the event that Buyer conducts a Phase I Environmental Site Assessment, and any written report prepared by a Third Party environmental consultant in connection with the Site Assessment recommends a Phase II Environmental Site Assessment (as defined in the applicable ASTM International Standards) based on specific surface conditions identified during the Phase I Environmental Assessment with respect to a specific Property or Properties, Buyer may submit a written request to Seller that Buyer be allowed to conduct a Phase II Environmental Site Assessment on such Property or Properties (any Phase I or Phase II Environmental Site Assessment individually a “Site Assessment”). Seller shall have the right to grant or deny such a request for a Phase II Environmental Site Assessment described in the preceding sentence at Seller’s sole discretion, but if Seller denies such a request, Buyer shall have the right, but not the obligation, to exclude from this transaction the Property or Properties for which the Phase II Environmental Site Assessment was recommended by providing Seller a written notice to such effect at any time during the Examination Period, and at Closing, the Allocated Value of all such Properties for which Seller denied the request for a Phase II Environmental Site Assessment, if so excluded pursuant to this Section 7.1, shall be deducted from the Parent Shares to be issued at Closing by Buyer to Seller. If Closing does not occur, upon the written request of Seller or Company, Buyer shall furnish, free of costs, to Company or Seller with a copy of any written report prepared by or for Buyer related to any Site Assessment of the Properties as soon as reasonably practical after Buyer’s receipt of such request. All environmental reports prepared by or for Buyer shall be maintained in strict confidence and for use solely in connection with the evaluation of the Properties. Except for the obligations to provide reports to the Company or Seller as set forth in the preceding sentence, if Closing does not occur, (1) Buyer shall promptly return to the Company or destroy all copies of the records, reports, summaries, evaluations, due diligence memos and derivative materials related thereto in the possession or control of Buyer or any of Buyer’s representatives and (2) such reports shall not be disclosed to any other party. The obligations set forth in the two immediately preceding sentences shall survive the termination of this Agreement.

Section 7.2.     Exculpation and Indemnification.

If Buyer exercises rights of access under this Article VII or otherwise, or conducts examinations or inspections under this Section or otherwise, then (a) such access, examination and inspection shall be at Buyer’s sole risk, cost and expense and Buyer waives and releases all claims against Seller, its Affiliates, other working interest owners in the Properties, Third-Party Operators, and the respective members, managers, directors, employees, officers, attorneys, contractors and agents of all of the foregoing Persons (collectively the “Inspection

Indemnitees”) arising in any way therefrom or in any way related thereto or arising in connection with the conduct of the Inspection Indemnitees and (b) Buyer shall indemnify, defend and hold harmless the Inspection Indemnitees from any and all claims, actions, causes of action liabilities, losses, damages, fines, penalties, costs or expenses (including, without limitation, court costs, consultants’ and attorneys’ fees) of any kind or character (collectively, “Damages”), or Liens for labor or materials, arising out of or in any way connected with, Buyer or its representatives’, access to the Properties or the Company Records, or any examination or inspection, of the Properties or the Company Records. THE FOREGOING RELEASE AND INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF AN INSPECTION INDEMNITEE.

Section 7.3.     Assignment of Excluded Properties.

Prior to Closing, Seller shall cause the Company to convey the Excluded Properties to Seller or its designee, as appropriate.

Section 7.4.     Activities of the Company Pending Closing.

(a)       Between the Execution Date and the Closing, Seller shall cause the Company to:

(i)      conduct its business in the ordinary course of business consistent with past practice;

(ii)     timely pay or cause to be paid (or dispute in good faith) all renewal and extension payments required to renew and extend the Oil and Gas Properties to the extent that the interests comprising such Oil and Gas Properties would otherwise expire prior to Closing;

(iii)     keep Buyer reasonably informed, and, except for the operations set forth on Section 7.4(a)(iii) of the Disclosure Schedule, obtain consent of Buyer (which shall not be unreasonably withheld, conditioned, or delayed), regarding current and proposed operations relating to the Properties reasonably expected to result in expenditures by Company in excess of One Million Dollars ($1,000,000), and consult with Buyer regarding drilling and completion operations on the Properties to the extent that the applicable authorities for expenditure for such operations are in excess of One Million Dollars ($1,000,000), net to the Company’s interest, and are issued after the Execution Date, and except for emergency operations, it being expressly agreed that the Company shall be permitted to conduct and consent to operations relating to the Properties without the consent of Buyer if any such operation is not reasonably expected to result in expenditures by the Company in excess of One Million Dollars ($1,000,000), or if such operation is set forth on Section 7.4(a)(iii) of the Disclosure Schedule;

(iv)     maintain insurance coverage on the Properties presently furnished by nonaffiliated third parties in the amounts and of the types presently in force; and

(v)      maintain the books of account and records relating to the Properties in the ordinary course of business and in accordance with the usual accounting practices of Seller and GAAP.

(b)       Except as expressly permitted by this Agreement or as required by Applicable Law, between the Execution Date and the Closing Date and without the prior written consent of Parent (which consent shall not be unreasonably withheld), the Company shall not:

(i)       Except as disclosed in Section 4.16 of the Disclosure Schedule, abandon any Oil and Gas Property (except the abandonment of Leases after the expiration of their primary terms, or which are subject to rights of reassignment or release, except with regard to application of any non-consent penalties, and except with regard to wells, pipelines or facilities that are required to be immediately abandoned or decommissioned under Applicable Law);

(ii)      terminate, cancel, or materially amend or modify any Lease, unless such Lease has expired by its terms and such Lease requires the Company to execute a release of such Lease;

(iii)     voluntarily waive or release any material right with respect to any Oil and Gas Property or relinquish the Company’s position as operator of any Oil and Gas Property;

(iv)     amend the applicable Governing Documents of the Company;

(v)      issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any membership interests of any class or any other securities or equity equivalents in the Company;

(vi)      (1) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of the Interests except for any declaration, set aside or dividend that is related to the Excluded Properties; (2) repurchase, redeem, or otherwise acquire any of the Interests; (3) split, combine, subdivide or reclassify any of the Interests; or (4) amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of any Company incentive plan; or (5) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization, or other reorganization or winding up of the Company;

(vii)     incur or assume any Indebtedness or guarantee any Indebtedness (or enter into a “keep well” or similar agreement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company;

(viii)    acquire, sell, lease, transfer, license, mortgage, encumber, abandon, or otherwise dispose of, directly or indirectly, or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its properties or assets, except for (A) sales and dispositions of Hydrocarbons in the ordinary course of business, (B) sales and dispositions of equipment and materials that are surplus, obsolete or replaced and (C) sales and dispositions of Excluded Property;

(ix)      form any subsidiary, acquire (by merger, consolidation, or acquisition of equity interests or assets or otherwise) any Person or any equity interests, assets or properties of any Person;

(x)       make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person;

(xi)      pay, discharge, settle or satisfy any claims, liabilities, or obligations in excess of Five Hundred Thousand Dollars ($500,000), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice or the failure of which would result in breach of any Contract, or in accordance with their terms, the payment of any amounts in respect of terminating the Credit Facility and payment of any amounts required to early terminate, unwind or otherwise liquidate any hedging agreements entered into between Seller and Wells Fargo Bank, N.A.;

(xii)     enter into any lease, contract, agreement, commitment, arrangement, right-of-way, easement, option, or transaction outside the ordinary course of business consistent with past practice that, if executed, would constitute a Material Contract;

(xiii)    (1) amend, modify, or change in any material respect any Material Contract, (2) enter into any Contract which would constitute a Material Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the transactions contemplated hereby, or (3) release any Person from, or modify or waive any provision of, any confidentiality, standstill or similar agreement; (4) enter into any Contract with an Affiliate except as set forth in Section 4.19 of the Disclosure Schedule.

(xiv)      change any of the accounting principles or practices used by the Company, except for any change required by reason of a concurrent change in GAAP and notice of which is given in writing by the Company to Buyer;

(xv)      make or change any material election concerning Taxes, file any amended Tax Return, enter into any material closing agreement with respect to Taxes, settle any material Tax claim or assessment, surrender any right to claim a material refund of Taxes or obtain any Tax ruling;

(xvi)      enter into any new line of business or make any material change in the business policies of the Company or its subsidiaries;

(xvii)    commence any material Proceedings, or settle or compromise any material Proceedings other than those that provide for a complete release of the Company from all claims subject to such dispute and do not provide for any admission of liability by the Company; and

(xviii)    agree, in writing or otherwise, to take any of the foregoing actions.

Notwithstanding the foregoing provisions of this Section 7.4, (i) Seller or the Company may take, in the sole discretion of Seller or the Company, any actions to cure or attempt to cure any Defects so long as Seller bears all costs, expenses and liability incurred with respect to such cure or attempted cure of any such Defects and (ii) in the event of an emergency or risk of loss, damage or injury to any person, property or the environment, Seller or the Company may take such action as reasonably necessary and shall notify Buyer of such action promptly thereafter. Further, Buyer acknowledges that the Company owns undivided interests in certain of the Properties with respect to which it is not the operator, and Buyer agrees that the acts or omissions of the other working interest owners (including any Third-Party Operators) who are not the Company shall not constitute a breach of the provisions of this Section 7.4, and no action required pursuant to a vote of working interest owners shall constitute a breach of the provisions of this Section 7.4 so long as the Company voted (or Seller caused the Company to vote) its interest in such a manner that complies with the provisions of this Section 7.4. Requests for approval of any action restricted by this Section 7.4 shall be delivered to the person designated in Section 15.1 to receive notices on behalf of Buyer whom shall have full authority to grant or deny such requests for approval on behalf of Buyer.

Section 7.5.     Confidentiality Agreement.

The Confidentiality Agreement, except to the extent modified herein, will remain in full force and effect; provided, however, that, subject to the provisions of Section 7.9, upon Closing, the Confidentiality Agreement shall terminate, and for a period of one-year following the Closing, Seller shall, and shall cause its Affiliates to, not make disclosure to third parties of any confidential or proprietary information relating to the Company or the Properties, except with the prior consent of Buyer or as required by Applicable Law, except to the extent that such information (a) is generally available to and known by the public through no fault of Seller or any of its Affiliates or (b) is lawfully acquired by Seller or any of its Affiliates from and after the Closing from sources which are not known to Seller to be prohibited from disclosing such information by a legal, contractual or fiduciary obligation; provided, further, that nothing shall prohibit Seller or its Affiliates from using their knowledge or mental impressions of such information or their general knowledge of the industry or geographic area in the conduct of their respective businesses following Closing.

Section 7.6.     Officer and Director Resignation and Releases.

At the Closing, Company shall deliver to Buyer and Seller (a) resignations of the officers of Company in the form and substance attached hereto as Exhibit 7.6(a), such resignations to be effective immediately upon the consummation of the transactions contemplated by this Agreement, and (b) subject to the provisions of Section 7.7 releases among (i) all officers of the Company, (ii) the Company, and (iii) Seller and its Affiliates (and their respective officers, managers and members), releasing each other party from any and all claims of such Person against the other party, substantially in the form and substance attached hereto as Exhibit 7.6(b).

Section 7.7.     Indemnification of Managers and Officers.

(a)       After Closing, neither Buyer nor the Company nor the Company’s members shall amend, repeal or otherwise modify the Governing Documents of the Company or manage the Company in any manner that would affect adversely the rights thereunder of persons who at and any time prior to the Closing Date were members, managers, officers, employees or agents of the Company or which would affect any elimination from liability of any such Persons. After Closing, Buyer shall, and shall cause the Company to, honor any indemnification arrangements between the Company and any of its members, managers, officers, employees or agents. To the extent not already in existence, member, manager and officer indemnification agreements in the form attached hereto as Exhibit 7.7 will be executed by the Company in favor of each of the Company’s members, managers, officers, employees or agents prior to the consummation of the transactions contemplated hereby. In the event any claim or claims are asserted or made pursuant to the indemnification rights set forth in this Section 7.7, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. Any determination required to be made with respect to whether a person’s conduct complies with the applicable standard of conduct shall be made by independent legal counsel selected by any such member, manager, officer, employee or other agent and reasonably acceptable to Buyer.

(b)       Prior to the Closing, the Company will purchase a six (6) year directors’ and officers’ liability insurance and fiduciary liability insurance (a “Tail Policy”) covering the managers and officers of the Company who are currently covered by any existing directors’ and officers’ liability insurance or fiduciary liability insurance policies applicable to the Company and Buyer will take no action which would interfere with the benefit of such Tail Policy during such term.

Section 7.8.     Taxes.

(a)       Tax Treatment. The Parties agree to treat the purchase and sale of the Interests for federal income Tax purposes as a purchase and sale of all of the assets of the Company, other than the Excluded Properties.

(b)       Tax Filings. From the Effective Date through the Closing Date, Seller shall cause the Company to file with the appropriate taxing authorities the applicable Tax Returns for Taxes included in the definition of Property Costs that are required to be filed on or before the Closing Date and pay the Taxes required to be reflected on such Tax Returns as due and owing (provided that to the extent such Taxes relate to the periods from and after the Effective Date, promptly following the Closing Date, Buyer shall pay to Seller any such Taxes, but only to the extent such amounts have not already been accounted for under Section 2.3 or Article XII). Buyer shall cause the Company to file with the appropriate taxing authorities the applicable Tax Returns for Taxes included in the definition of Property Costs that are required to be filed after the Closing Date and pay the Taxes required to be reflected on such Tax Returns as due and owing; provided, however, to the extent such Taxes relate to the periods prior to the Effective Date, promptly following the filing of such Tax Returns, Seller shall pay to Buyer any such Taxes, but only to the extent such amounts have not already been accounted for under Section 2.3 or Article XII; and provided, further, that in the event that Seller is required by applicable Tax law to file a Tax Return with respect to such Taxes after the Closing Date which includes all or a portion of a Tax period for which Buyer is responsible for such Taxes, Seller shall file such Tax Return and pay the taxes reflected on such Tax Return and following Seller’s request, Buyer shall promptly pay to Seller all such Taxes allocable to the period or portion thereof beginning on or after the Effective Date (but only to the extent that such amounts have not already been accounted for under Section 2.3 or Article XII), whether such Taxes arise out of the filing of an original return or a subsequent audit or assessment of Taxes. Seller shall be entitled to all Tax credits and Tax refunds which relate to any Taxes allocable to any Tax period, or portion thereof, ending before the Effective Date (determined in accordance with Section 7.8(c)). To the extent that the Company receives any Tax refund or credit with respect to Taxes for which Seller is responsible, Buyer shall cause the Company to immediately pay such amount to Seller to the extent the Base Purchase Price has not been increased pursuant to Section 2.3 or Article XII on account thereof.

(c)       Allocation of Taxes. Seller shall be responsible for all Taxes attributable to the ownership or operation of the Company and its assets for any period or portion thereof ending on or before the Closing Date, in the case of income or franchise Taxes, and before the Effective Date in the case of all other Taxes (except to the extent such Taxes are Transfer Taxes or are accounted for under Section 2.3 or Article XII). Buyer shall be responsible for all Taxes attributable to the ownership or operation of the Company and its assets for any period or portion thereof beginning on or after the Closing Date, in the case of income or franchise Taxes, and on or after the Effective

Date in the case of all other Taxes. Ad valorem, property, severance, production and similar Taxes assessed against the Company and its assets with respect to any Current Tax Period, but excluding ad valorem, property, severance production or similar Taxes which are based on quantity of or the value of production of Hydrocarbons, shall be apportioned between Seller and Buyer as of the Effective Date with (i) Seller being obligated to pay a proportionate share of the actual amount of such Taxes for the Current Tax Period determined by multiplying such actual Taxes by a fraction, the numerator of which is the number of days in the Current Tax Period prior to the Effective Date and the denominator of which is the total number of days in the Current Tax Period and (ii) Buyer being obligated to pay a proportionate share of the actual amount of such Taxes for the Current Tax Period determined by multiplying such actual Taxes by a fraction, the numerator of which is the number of days (including the Effective Date) in the Current Tax Period on and after the Effective Date and the denominator of which is the total number of days in the Current Tax Period. As described in Article XII, ad valorem, property, severance, production and similar Taxes which are based on quantity of or the value of production of Hydrocarbons shall be apportioned between Seller and Buyer based on the number of units or value of production actually produced, as applicable, before, and at or after, the Effective Date. In the event that Buyer or Seller makes any payment for which the other Party is responsible under this Section 7.8 and such payment has not been taken into account in Section 2.3 or Article XII, such other Party shall reimburse the paying Party promptly but in no event later than ten (10) Days after the presentation of a statement setting forth the amount of reimbursement to which the paying Party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of the reimbursement.

(d)       Transfer Taxes. No Transfer Tax will be collected at Closing from Buyer in connection with any of the transactions contemplated by this Agreement. If, however, any of the transactions contemplated by this Agreement is later deemed to be subject to Transfer Tax, for any reason, Buyer agrees to be solely responsible for, and shall indemnify and hold Seller harmless, for any and all Transfer Taxes due by virtue of any of the transactions contemplated by this Agreement and Buyer shall timely remit such Transfer Taxes. Seller and Buyer agree to cooperate with each other in demonstrating that the requirements for exemptions, if any, from such Transfer Taxes have been met.

(e)       Allocation of Purchase Price.

(i)       No later than thirty (30) days after Closing, Seller shall prepare and deliver to Buyer an allocation of the Base Purchase Price and assumed obligations among the Properties in accordance with Section 1060 of the Code and the Treasury regulations promulgated thereunder (the “Purchase Price Allocation”). Buyer shall have twenty (20) days from the receipt of the Purchase Price Allocation or any update thereto to review and comment on the

Purchase Price Allocation. Seller and Buyer shall thereafter use commercially reasonable efforts to agree upon the Purchase Price Allocation. The Purchase Price Allocation shall be consistent with the allocation set forth on Annex A, taking into account any adjustments to the Base Purchase Price. Seller shall use commercially reasonable efforts to update the Purchase Price Allocation in a manner consistent with Section 1060 of the Code following any applicable adjustments to the Base Purchase Price pursuant to this Agreement. Seller shall provide Buyer with any such updated Purchase Price Allocation, and Buyer shall have thirty (30) days from the receipt of the Purchase Price Allocation or any update thereto to review and comment on such adjustments to the Purchase Price Allocation, after which Seller and Buyer shall reasonably agree on such adjustments. Seller and Buyer shall report the transactions contemplated hereby on all Tax Returns (including Form 8594 and all other information returns and supplements thereto required to be filed by the parties under Section 1060 of the Code) in a manner consistent with such Purchase Price Allocation.

(ii)       If, notwithstanding Section 7.8(e)(i), Seller and Buyer do not agree on the Purchase Price Allocation or any adjustment thereto, Seller shall promptly engage a firm experienced in such matters and reasonably acceptable to Buyer, to conduct an appraisal and determine the fair market value of the Properties consistent with the allocation set forth on Annex A taking into account any adjustments to the Base Purchase Price. The cost of such appraisal shall be borne one-half by Seller and one-half by Buyer. Seller and Buyer agree to allocate the Purchase Price among the Properties and report the transactions contemplated hereby on all Tax Returns (including Form 8594 and all other information returns and supplements thereto required to be filed by the parties under Section 1060 of the Code) in a manner consistent with the values of the Properties as so appraised.

(iii)       Neither Seller nor Buyer shall take, or shall permit any of their respective Affiliates to take, any position inconsistent with the allocation under Section 7.8(e) on any Tax Return or otherwise, unless required to do so by Applicable Laws or a “determination,” within the meaning of Section 1313(a)(1) of the Code.

(f)       Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of any Tax Return of or relating to the Company and any audit, litigation or other proceeding with respect to Taxes of or relating to the Company. Such cooperation shall include the retention and (upon any other Party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each Party agrees (i) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by a Party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give any other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, each Party shall allow the other Party the option of taking possession of such books and records prior to their disposal. The Parties further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any taxing authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated.

(g)       Notification of Audit. Until the Closing Date, Seller shall promptly notify Buyer in writing upon receipt by Seller of notice of any pending or threatened Tax audits or assessments relating to the income, properties or operations of Seller that reasonably may be expected to relate to or give rise to a Lien on the assets of the Company that would not be released at Closing. Each Party shall promptly notify the other Parties in writing upon receipt of notice of any pending or threatened Tax audit or assessment challenging the Purchase Price Allocation. No Party shall settle any tax audit or tax litigation involving Taxes of or relating to the Company that affects the Tax liability of any other Party without such other Party’s approval, which may not be unreasonably withheld.

(h)       Characterization of Certain Payments. Any payments made to any party pursuant to this Section 7.8 shall constitute an adjustment of the Base Purchase Price for Tax purposes and shall be treated as such by each Party on their Tax Returns to the extent permitted by law.

Section 7.9.       Press Releases.

Unless consultation is prohibited by Applicable Law, Buyer and Seller shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation (but no approval thereof shall be required in any event).

Section 7.10.     Books and Records.

(a)       As soon as reasonably practicable after the Closing Date, Seller shall deliver or cause to be delivered to Buyer Parties any Company Records that are in its possession or under its control, subject to Section 7.10(b).

(b)       Seller may retain the originals of those Company Records relating to Tax and accounting matters and provide Buyer with copies of such Company Records. Seller may retain copies of any other Company Records.

Section 7.11.     Name Change and Logo.

Promptly after the Closing Date, Buyer shall make the filings required in the Company’s jurisdiction of organization to eliminate the name “Silver Hill” and any variants thereof from the name of the Company. As promptly as practicable, but in any case within ninety (90) days after the Closing Date, Buyer shall (i) make all other filings (including assumed name filings) required to reflect the change of name in all applicable records of Governmental Entities and (ii) eliminate the use of the name “Silver Hill” and variants thereof from the Properties, and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to any Seller or any of its Affiliates. Buyer shall be solely responsible for any direct or indirect costs or expenses resulting from the change in use of name, and any resulting notification or approval requirements.

Section 7.12.     HSR Filing.

If a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with the transactions contemplated under this Agreement, as promptly as practicable and in any event not later than ten (10) Business Days following the Execution Date, Seller, Parent and Buyer or their ultimate parent entity will file with the Federal Trade Commission and the Department of Justice, as applicable, the required notification and report forms and will as promptly as practicable furnish any supplemental information which may be requested in connection therewith. Seller, Parent and Buyer or their ultimate parent entity will request early termination of the applicable HSR Act waiting period and use commercially reasonable efforts to obtain the termination of such waiting period as promptly as possible. Parent and Buyer will bear its own costs and expenses relating to the compliance with this Section 7.12. Parent shall pay the filing fees associated with any filings required under the HSR Act.

Section 7.13.     Seller Contracts.

(a)       The contracts, easements and rights-of-way described on Exhibit 7.13 are held by Seller and are used for ownership, operation, maintenance, repair or replacement of the Oil and Gas Properties (collectively, the “Seller Contracts”). Seller agrees to (i) assign Seller Contracts to the Company on or before the Closing, except as provided in subsection (b) below, and (ii) use commercially reasonable efforts to obtain any consents required in connection therewith. Upon such assignment, Seller Contracts shall be deemed to be Properties for the purposes of this Agreement.

(b)       If (i) a Seller Contract is subject to a required consent that Seller is unable to obtain after using commercially reasonable efforts, and (ii) there is a provision in such Seller Contract stating that an assignment without such required consent (A) is void or voidable, (B) causes termination of Seller Contract to be assigned, or (C) triggers the payment of specified liquidated damages (unless Buyer agrees to pay such specified liquidated damages), then Seller shall not assign such

Seller Contract to the Company. After Closing, Seller shall continue to hold such Seller Contract for the economic benefit of the Company and Buyer, for the duration of the term of such Seller Contract unless earlier released in writing from such obligation by Buyer, provided that if the required consent to assign such Seller Contract to the Company or Buyer is obtained after Closing, Seller shall promptly thereafter assign such Seller Contract to the Company or Buyer, as applicable. Buyer shall be responsible for, and shall timely pay, any and all costs, expenses and other amounts payable under any such Seller Contracts.

Section 7.14.     Requisite Shareholder Approval.

(a)       Subject to Applicable Law, the rules and regulations of the New York Stock Exchange and Parent’s Governing Documents, Parent shall establish a record date for, call, give notice of, convene and hold a meeting of the stockholders of the Parent (the “Parent Stockholders’ Meeting”), as promptly as practicable following the clearance of the proxy statement related thereto (the “Proxy Statement”) by the SEC, for the purpose of voting upon the approval, authorization and ratification of the Corporate Actions (as defined below), in accordance with Applicable Law and the rules and regulations of the New York Stock Exchange. Notwithstanding the foregoing, (i) if there are insufficient shares of Parent Common Stock necessary to establish a quorum at the Parent Stockholders’ Meeting, Parent shall postpone or adjourn the date of the Parent Stockholders’ Meeting and (ii) Parent may postpone or adjourn the Parent Stockholders’ Meeting to solicit sufficient proxies to secure the favorable vote of the holders of a majority of the outstanding shares of Parent Common Stock (other than the SHEP I Parent Shares) present in person or by proxy at the Parent Stockholders’ Meeting with respect to the Corporate Actions (the “Requisite Stockholder Approval”). Unless the Board of Directors of Parent determines in good faith, after consulting with outside counsel, that doing so would be inconsistent with its duties under Applicable Law, Parent shall solicit from stockholders of Parent proxies in favor of the approval, authorization and ratification of the Corporate Actions in accordance with Applicable Law and the rules and regulations of the New York Stock Exchange and Parent’s Board of Directors shall (x) recommend that Parent’s stockholders vote to adopt, authorize, approve and ratify the Corporate Actions (the “Recommendation”), (y) use commercially reasonable efforts to solicit such stockholders to vote in favor of the Corporate Actions and (z) use commercially reasonable efforts to take all other actions necessary or advisable to secure the favorable votes of such stockholders required to approve and effect all of the Corporate Actions. Parent shall establish a record date for, call, give notice of, convene and hold the Parent Stockholders’ Meeting in accordance with this Section 7.14, whether or not the Parent’s Board of Directors at any time subsequent to the date hereof shall have changed its position with respect to its Recommendation or determined that any or all of the Corporate Actions are no longer advisable and/or recommended that stockholders of the Parent reject any or all of the Corporate Actions.

(b)       Parent shall prepare and file with the Commission the preliminary Proxy Statement sufficiently in advance of the time necessary to obtain clearance thereof with the SEC and the Requisite Stockholder Approval. Parent shall use commercially reasonable efforts to complete and disseminate the preliminary Proxy Statement to the stockholders of the Parent as soon as practicable following clearance of the Proxy Statement related thereto by the SEC. Seller shall reasonably cooperate with Parent in connection with the preparation and filing of the Proxy Statement, including furnishing Parent upon request with information as may be reasonably required under the Exchange Act to be set forth about Seller or the Company in the Proxy Statement. No filing of, or amendment or supplement to, or correspondence with the Securities and Exchange Commission or its staff with respect to the Proxy Statement shall be made by Parent without providing Seller a reasonable opportunity to review and comment thereon. Parent shall advise Seller, promptly after it receives notice thereof, of any request by the Securities and Exchange Commission or its staff for an amendment or revisions to the Proxy Statement or requests or comments thereon and responses thereto, and shall provide Seller with copies of all correspondence between Parent and any of its advisors or representatives, on the one hand, and the Securities and Exchange Commission or its staff, on the other hand.

(c)       “Corporate Actions” means approval of the issuance to Seller of the Parent Shares.

(d)       The Buyer Parties shall jointly and severally indemnify and hold harmless Seller and the Company, and their respective representatives and Affiliates from and against any and all losses, damages, claims, costs and out-of-pocket expenses suffered or incurred by any of them in connection with the arrangement of any financing or any process to seek the Requisite Stockholder Approval and any information used in connection therewith, except to the extent they resulted from information provided by the Company or Seller containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 7.15.     Additional Listing Application.

Parent shall submit to the New York Stock Exchange an additional listing application relating to the Parent Shares (the “Additional Listing Application”) sufficiently in advance of the time necessary to obtain approval thereof by the New York Stock Exchange, but in any event after taking into consideration the rules and regulations of the New York Stock Exchange with respect to the timing of the Additional Listing Application and the supporting documents required to accompany the Additional Listing Application, and shall use its commercially reasonable efforts to secure the New York Stock Exchange’s approval of the Additional Listing Application, subject to official notice of issuance.

Section 7.16.     Parent Share Restriction.

During the period beginning on the Closing Date and ending on the one hundred eightieth (180th) day after the Closing Date under the SHEP I MIPSA (excluding the Closing Date for purposes of calculating such date) (the “Lock-Up Period”), Seller will not lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Parent Shares acquired pursuant to this Agreement, whether any such transaction is to be settled by delivery of Parent Shares or other securities, in cash, or otherwise. In the interest of clarity, nothing in this Section 7.16 shall restrict Seller from utilizing customary hedging strategies that may involve the pledge of Parent Shares as collateral until such time as the Parent Shares are ultimately disposed on or after expiration of the Lock-Up Period. Nothing in this Section 7.16 shall prohibit or limit the ability of Seller to effect any transfer of Parent Shares as a bona fide gift or gifts or any other similar transfer or distribution that does not involve a sale or other disposition for value so long as the transferee agrees in writing to be bound by all the terms of this Section 7.16.

Section 7.17.     Company Records.

Seller shall deliver or cause to be delivered to Buyer all of the Company Records maintained on hardware or servers being retained by Seller hereunder, in each case, in a form that can be loaded on a server in a searchable and manipulative format reasonably acceptable to Buyer as soon as practicable after Closing.

Section 7.18.     Financial Statements; Financing.

(a)       The Seller and the Company shall use their Reasonable Efforts to, as soon as practicable, provide to the Buyer (i) the audited statements of revenues over direct operating expenses of the Acquired Properties for the fiscal years ended December 31, 2015 and 2014 (the “Audited Financial Statements”), that will be prepared in accordance with GAAP and shall include the required oil and gas disclosures, including estimates of quantities of proved reserves as of, and a reconciliation of proved oil and gas reserves for, each of the fiscal years ended December 31, 2015 and 2014, and the standardized measure of discounted future net cash flows as of, and a reconciliation of the standardized measure of future discounted cash flows for, each of the fiscal years ended December 31, 2015 and 2014 and (ii) unaudited statements of revenues less direct operating expenses of the Acquired Properties for the period from January 1, 2016 through February 26, 2016, that will be prepared in accordance with GAAP.

(b)       Without limiting the foregoing, the Company acknowledges that, following execution of this Agreement, Parent or Buyer may enter into Financings requiring registration under the Securities Act and the need for other financial information relating to the Company or the Properties (such information, together with the Audited Financial Statements, the “Required Financial Information”). Therefore, from and after the date of this Agreement until the Closing (and from time to time after Closing until such date that is one year after the consummation of the transactions contemplated in the SHEP I MIPSA), the Company and the Seller will, and, to the extent appropriate, will cause their respective Affiliates, employees, representatives, agents and accountants to use commercially reasonable efforts to provide such cooperation and assistance to Buyer or Parent as Buyer or Parent may reasonably request (i) in connection with the Buyer Parties’ preparation of financial statements, reports and filings relating to the transactions contemplated in this Agreement (including any pro forma financial statements of Parent or any of its Affiliates that are derived in part from the Required Financial Information) that Buyer or Parent have determined in good faith are required under Applicable Laws, rules and regulations, including, without limitation, the rules and regulations of the SEC and the New York Stock Exchange, and (ii) to provide information in connection with Buyer Parties’ preparation of responses to any inquiries by regulatory authorities, including the SEC and the New York Stock Exchange, relating to the foregoing financial statements, reports and filings. Without limiting the foregoing, such cooperation and assistance shall include (x) consenting to the inclusion or incorporation by reference of the Required Financial Information in any registration statement, offering memorandum, report or other filing of Parent or any of its Affiliates, (y) providing Parent and its employees, representatives, agents and external accountants, with access to, and the right to copy, relevant books, records, files, and documentation in the possession or under control of the Company or its employees, representatives, agents and accountants (except for those proprietary and confidential tax, engineering and accounting records otherwise excluded from this Agreement), (z) using commercially reasonable efforts to cause (1) its independent accountants to consent to the inclusion or incorporation by reference of its audit opinion with respect to any of the financial statements of the Company and its subsidiaries in any such registration statement, report or other filing of Parent or its Affiliates, and (2) representation letters, in form and substance reasonably satisfactory to its independent accountants, to be executed and delivered to its independent accountants in connection with obtaining any such consent from its independent accountants. In so doing, the Company will make appropriate persons available to answer questions as may be reasonably requested by Buyer or Parent. Parent will promptly reimburse all reasonable out of pocket expenses incurred in complying with this Section 7.18 incurred by Seller or its Affiliates or the Company. Buyer Parties shall, jointly and severally, release, indemnify, defend and hold harmless the Company, Seller and their respective Affiliates from and against any Damages suffered or incurred in connection with the cooperation or assistance provided in connection with this Section 7.18 or any claim against the Seller or any of its respective Affiliates by any Financing Source or any Financing Related Party, EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER OR ITS AFFILIATES (other than Damages that arise from the bad faith, gross negligence or willful misconduct).

Section 7.19.    No Recourse to Financing Sources.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, SELLER AGREES THAT NEITHER IT, NOR ANY OF ITS FORMER, CURRENT OR FUTURE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, MEMBERS,

PARTNERS, AGENTS OR OTHER REPRESENTATIVES AND AFFILIATES (COLLECTIVELY, “SELLER RELATED PARTIES”), SHALL HAVE ANY CLAIM AGAINST ANY FINANCING SOURCE, ANY LENDER PARTICIPATING IN THE FINANCING OR ANY OF THEIR RESPECTIVE FORMER, CURRENT OR FUTURE GENERAL OR LIMITED PARTNERS, STOCKHOLDERS, MANAGERS, MEMBERS, AGENTS, REPRESENTATIVES, AFFILIATES, SUCCESSORS OR ASSIGNS (COLLECTIVELY, “FINANCE RELATED PARTIES”), NOR SHALL ANY FINANCING RELATED PARTY HAVE ANY LIABILITY WHATSOEVER TO ANY SELLER RELATED PARTY, IN CONNECTION WITH THE FINANCING CONTEMPLATED BY SECTION 7.18 OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE, IN EACH CASE, WHETHER ARISING, IN WHOLE OR IN PART, OUT OF COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE BY ANY FINANCE RELATED PARTY; PROVIDED, HOWEVER, THAT THIS SECTION 7.19 SHALL NOT LIMIT ANY LIABILITY OF BUYER OR BUYER PARTY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. Notwithstanding anything to the contrary in this Agreement, each Financing Source and Financing Related Party shall be an express third party beneficiary of, and shall have the right to enforce, this Section 7.19. Each of the Parties hereto agrees that, Section 17.6 notwithstanding, this provision shall be interpreted, and any action relating to this provision, shall be governed by the laws of the State of New York. This Section 7.19 is intended to benefit and may be enforced by any Financing Source and the Finance Related Parties. In no event will Seller or any of its Affiliates have any liability of any kind or nature to any Financing Source or any Financing Related Party arising or resulting from any cooperation or assistance provided pursuant to Section 7.18.

Section 7.20.    Exclusivity.

Between the Execution Date and the earlier of the Closing Date or the date this Agreement is terminated, Seller and the Company shall not, and shall cause their Affiliates not to, directly or indirectly, encourage, initiate, solicit or engage in any proposal or inquiry from, or discussion or negotiation with, any Person (other than Buyer, Parent and their respective representatives) with respect to the sale of any Interests or the Properties (other than the sale of any Hydrocarbons in the ordinary course of business or sales of equipment and materials that are surplus, obsolete or replaced).

Article VIII.

Buyer’s Due Diligence Examination

Section 8.1.    Due Diligence Examination.

From the Execution Date until 5:00 p.m. (local time in Dallas, Texas) on the thirtieth (30th) day thereafter (the “Examination Period”), the Company shall afford Buyer and its authorized representatives reasonable access during normal business hours to the Property

Records and Properties as provided in Section 7.1 above for the purposes of determining whether Title Defects and/or Environmental Defects (as defined below) exist (“Buyer’s Review”); provided, however, that such investigation shall be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of Seller or the Company or impede the efforts of Seller or the Company to comply with their other obligations under this Agreement. The cost and expense of Buyer’s Review, if any, shall be borne solely by Buyer. Buyer shall not contact any of the customers or suppliers of Seller in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of Seller, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, Buyer acknowledges and agrees that Buyer’s access to the Company and Seller personnel in accordance with this Section 8.1 is being provided as an accommodation, and shall not alter the applicability of the disclaimer set forth in Section 5.1.

Section 8.2.    Assertion of Title and Environmental Defects.

If Buyer discovers any Defects prior to the expiration of the Examination Period, Buyer shall notify Seller of such alleged Defect as soon as possible, but no later than the expiration of the Examination Period. Buyer shall provide, on at least a weekly basis, updates as to any alleged Defects it has discovered during the previous week, provided that such updates may be amended as necessary until the expiration of the Examination Period. To be effective, such notice (“Defect Notice”) must (i) be in writing, (ii) be received by Seller prior to the expiration of the Examination Period, (iii) describe the Defect in reasonable detail including the basis therefor, (iv) identify the specific Properties to which such Defect relates, (v) include the Defect Amount as determined by Buyer in good faith, (vi) with respect to any Environmental Defect, reference to the specific section of all Applicable Environmental Laws of which the Company is in breach, violation or non-compliance, and (vii) include Reasonable Documentation supporting Buyer’s assertion of such Defect. Any matters that may otherwise constitute Defects, but of which Seller has not been specifically notified by Buyer in compliance with the foregoing requirements prior to the expiration of the Examination Period, shall be deemed to have been waived by Buyer for all purposes; provided that the foregoing shall not limit Buyer’s right to recover for breach of the representations and warranties set forth in Section 4.29. It being expressly understood and agreed that, notwithstanding anything herein to the contrary in this Agreement, Buyer’s sole and exclusive rights and remedies with respect to any matter that constitutes a Defect, or any other matter arising in connection with title to, or the environmental condition of or any environmental liability with respect to, the Properties shall be those set forth in this Article VIII EVEN IF SUCH DEFECT, MATTER, CONDITION OR LIABILITY IS CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF SELLER OR ITS AFFILIATES, and Buyer shall not be entitled to refuse to close (other than pursuant to Section 9.1(d)), to indemnification under Article XIII, or any other right or remedy with respect to any Defect or such other title or environmental matter; provided that the foregoing shall not limit Buyer’s right to recover for breach of the representations and warranties set forth in Section 4.29.

Section 8.3.     Title Defect Amount.

Annex A, as prepared by Buyer and agreed to by Seller, shows the Allocated Value assigned to the Properties. With respect to each Title Defect that is not cured on or before the Closing, the number of Parent Shares to be issued at Closing shall be reduced, subject to this Article VIII, by reference to the Title Defect Amount with respect to such Title Defect Property. The reduction in the number of Parent Shares shall be determined in the aggregate as described in Section 2.3(c). The Property affected by such uncured Title Defect shall be a “Title Defect Property.” The “Title Defect Amount” resulting from a Title Defect shall be determined in accordance with the following terms and conditions:

(a)       if Buyer and Seller agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

(b)       if a Title Defect is a deed of trust, mortgage or pledge that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

(c)       if a Title Defect as to any Well or Lease represents solely a negative discrepancy between (A) the actual Net Revenue Interest for any such Well or Lease and (B) the “Net Revenue Interest” percentage stated on Exhibit A or Exhibit B for such Well or Lease, then the Defect Amount shall be equal to (1) the product of the Allocated Value of such Well or Lease multiplied by (2) a fraction, the numerator of which is (x) the remainder of (I) the “Net Revenue Interest” percentage stated on Exhibit A or Exhibit B for such Well or Lease minus (II) the actual Net Revenue Interest of such Well or Lease, and the denominator of which is (y) the “Net Revenue Interest” percentage stated on Exhibit A or Exhibit B for such Well or Lease; provided that if the Title Defect does not affect the “Net Revenue Interest” percentage stated on Exhibit A or Exhibit B for such Well or Lease throughout its entire productive life, the Defect Amount determined under this Section 8.3(c) shall be reduced to take into account the applicable time period only;

(d)      if a Title Defect solely constitutes a reduction in the number of Net Mineral Acres as to any Lease (or portion thereof), then the Defect Amount for such Title Defect shall be equal to the product of (1) the Net Mineral Acre price therefor multiplied by (2) the remainder of (x) the number of Net Mineral Acres purported to be included in such Undeveloped Lease as set forth on Exhibit A minus (y) the actual number of Net Mineral Acres included in such Lease after giving effect to such Title Defect;

(e)      if the Title Defect represents an obligation, encumbrance, burden or charge upon or other defect in title to the affected Oil and Gas Property of a type not described in Section (a) through (d) above, the Defect Amount shall be determined by taking into account the Allocated Value of the Oil and Gas Property so affected, the portion of the Company’s interest in the Oil and Gas Property affected by the Title

Defect, the legal effect of the Title Defect, the potential present value economic effect of the Title Defect over the life of the affected Oil and Gas Property, the values placed upon the Title Defect by the Parties, the estimated capital and operational costs and expenses (or reduction or increases thereof) attributable to the Company’s Working Interest, and such other factors as are necessary to make an evaluation and determination of such value;

(f)      the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and

(g)      notwithstanding anything to the contrary in this Agreement, the Defect Amounts attributable to Title Defects for an Oil and Gas Property shall not exceed the Allocated Value of the affected Oil and Gas Property (after giving effect to any applicable adjustments due to prior Title Defects).

Section 8.4.    Defensible Title.

“Defensible Title” means, as of the Effective Date, such title and ownership by the Company that, subject to and except for Permitted Encumbrances:

(a)      entitles the Company to receive a Net Revenue Interest in any Well (as to all currently producing formations for such Well) or Lease (as to all depths set forth on Exhibit A for such Lease), that is not less than the Net Revenue Interest percentage shown for such Well or Lease in Exhibit A or Exhibit B, except, in each case of subsections (i) and (ii) of this subsection (a), (A) any decreases in connection with those operations in which the Company may elect after the Execution Date to be a non-consenting co-owner (B) any decreases resulting from reversion of interest to co-owners with respect to operations in which the Company elects, after the Execution Date, not to consent, (C) any decreases resulting from the establishment or amendment, after the Execution Date, of pools or units and (D) any matters as otherwise expressly stated in Exhibit A or Exhibit B;

(b)      obligates the Company, in the aggregate, to bear a Working Interest in any Well (as to all currently producing formations for such Well) or Lease (as to all depths set forth on Exhibit A for such Lease) no greater than the Working Interest shown for such Well or Lease in Exhibit A or Exhibit B with respect to such Well or Lease, except (i) as expressly stated in Exhibit A or Exhibit B, (ii) any increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements or Applicable Law and (iii) increases that are accompanied by at least a proportionate increase in the Company’s Net Revenue Interest;

(c)      as to any Lease (or portion thereof), as to all depths set forth on Exhibit A for such Lease, entitles the Company, in the aggregate, to the number of Net Mineral Acres in and to such Lease (or portion thereof) as set forth therefor on Exhibit A; and

(d)      is free and clear of any deed of trust, mortgage or pledge.

Section 8.5.    Permitted Encumbrances.

“Permitted Encumbrances” shall mean (A) Liens for Taxes which are not yet delinquent or which are being contested in good faith by appropriate Proceedings; (B) Liens created under the terms of the Leases, Easements, or Contracts, (C) materialman’s Liens, warehouseman’s Liens, workman’s Liens, carrier’s Liens, mechanic’s Liens, vendor’s Liens, repairman’s Liens, employee’s Liens, contractor’s, operator’s Liens, construction Liens and other similar Liens arising in the ordinary course of business that, in each case, secure amounts or obligations not yet delinquent (including any amounts being withheld as provided by Applicable Law), or if delinquent, being contested in good faith by appropriate actions; (D) required third party consents to assignments and similar agreements unless the failure to obtain such consents would void the transfer or terminate a material right under a Contract, Easement, Lease, or Permit; (E) any consents required in connection with the assignment of Seller Contracts contemplated by Section 7.13; (F) all Royalties if the net cumulative effect of such burdens do not, individually or in the aggregate, reduce the Company’s Net Revenue Interest in the applicable Oil and Gas Property below that shown in Exhibit A or B, as applicable; (G) the terms of any Lease, Contract, Easement, unit agreement, pooling agreement, operating agreement, production sales contract, division order and other contract, agreement or instrument applicable to the Properties, including provisions for penalties, suspensions or forfeitures contained therein, to the extent that the terms thereof do not materially detract from the use, operation or ownership of the Properties (as operated as of Effective Date), reduce the Company’s Net Revenue Interest or Net Mineral Acres in the applicable Oil and Gas Property below that shown in Exhibit A or B, as applicable, or increase the Company’s Working Interest in the applicable Oil and Gas Property above that shown in Exhibit A or B, as applicable, without a corresponding increase in Net Revenue Interest; (H) rights of reassignment arising upon the expiration or final intention to abandon or release any of the Properties; (I) any easement, right of way, surface use agreement, covenant, servitude, permit, surface lease, condition, restriction, and other rights included in or burdening the Properties for the purpose of surface or subsurface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, in each case, to the extent recorded in the applicable Governmental Entity recording office as of the Effective Date or that does not materially detract from the use, operation or ownership of the Properties subject thereto or affected thereby (as operated as of Effective Date); (J) all Applicable Laws and rights reserved to or vested in any Governmental Entities (i) to assess Tax with respect to the Properties, the ownership, use or operation thereof, or revenue, income or capital gains with respect thereto, (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Applicable Law, to terminate such right, power, franchise grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Properties, (iii) to use such property in a manner which does not impair the use of such property for the purposes for which it is currently owned and operated as of the Effective Date or (iv) to enforce any obligations or duties affecting the Properties to any Governmental Entity with respect to any franchise, grant, license or permit; (K) any other Liens, defects, burdens or irregularities which are based solely on (i) a lack of information in the Company’s files or of record or (ii) the inability to locate an unrecorded instrument of which Buyer has constructive or inquiry notice by virtue of a reference to such unrecorded instrument in a recorded instrument (or a reference to a further unrecorded instrument in such unrecorded instrument), if no claim has been made under such unrecorded instruments within the last ten (10) years; (L) any Liens, defects, irregularities or other matters which are expressly waived (or deemed to have waived), cured, assumed, bonded, indemnified for or otherwise discharged at or prior to Closing; (M) calls on production under existing Contracts, provided that the holder of such right must pay an index-based price for any production purchased by virtue of such call on production; (N) Liens created under deeds of trust, mortgages and similar instruments by the lessor under a Lease covering the lessor’s surface and mineral interests in the land covered thereby to the extent such mortgages, deeds of trust or similar instruments (i) do not contain express language that prohibits the lessors from entering into an oil and gas lease and (ii) no mortgagee or lienholder of any such deeds of trust, mortgage and similar instrument has, prior to the end of the Examination Period, initiated foreclosure or similar proceedings against the interest of lessor in such Lease nor has the Company received any written notice of default under any such mortgage, deed of trust or similar instrument; (O) lack of a division order or an operating agreement covering any Property (including portions of a Property that were formerly within a unit but which have been excluded from the unit as a result of a contraction of the unit) or failure to obtain waivers of maintenance of uniform interest, restriction on zone transfer or similar provisions in operating agreements with respect to assignments in the Company’s chain of title to the Property unless there is an outstanding and pending, unresolved claim from a third party with respect to the failure to obtain such waiver; (P) the treatment or classification of any horizontal Well as an allocation well that crosses more than one Lease or leasehold tract, including (i) the failure of such Leases or leasehold tracts as to such Well to be governed by a common pooling or unit agreement, or subject to a production sharing agreement or similar agreement, whether in whole or in part, and (ii) the allocation of Hydrocarbons produced from such well among such Leases or leasehold tracts based upon the length of the “as drilled” horizontal wellbore open for production, the total length of the horizontal wellbore, or other methodology that is intended to reasonably attribute to each such Lease or leasehold tract its share of such production; and (Q) Liens which (i) do not, individually or in the aggregate, materially detract from the value of the Properties subject thereto or affected thereby or materially interfere with the operation, maintenance, repair, replacement, and/or use of the Properties subject thereto or affected thereby, or (ii) are of a nature that would be reasonably acceptable to prudent owner or operator of crude oil and natural gas assets and facilities of a type similar to the Properties.

Section 8.6.    Title and Environmental Defects.

“Title Defect” shall mean a defect exists that (A) causes Seller to not have Defensible Title to the Oil and Gas Properties and (B) for which a Defect Notice has been timely and otherwise validly delivered. Notwithstanding any other provision in this Agreement to the contrary, the following matters shall not constitute, and shall not be asserted as, a Title Defect: (1) defects or irregularities arising out of lack of corporate or other entity authorization or variation in corporate or entity name; (2) defects or irregularities that have been cured or remedied by the applicable statutes of limitation or statutes for prescription, including adverse possession and the doctrine of laches or which have existed for more than twenty (20) years and no affirmative evidence shows that another Person has asserted a superior claim of title to the Properties; (3) defects or irregularities in the chain of title consisting of the failure to recite marital status in documents or omissions of heirship proceedings; (4) the absence of any lease amendment or consent by any royalty interest or mineral interest holder authorizing the pooling of any leasehold interest, royalty interest or mineral interest, and the failure of Exhibit A to reflect any lease or any unleased mineral interest where the owner thereof was treated as a non-participating co-tenant during the drilling of any wells; (5) any defect arising out of lack of survey or lack of metes and bounds descriptions, unless a survey is expressly required by Applicable Law; (6) any gap in the chain of title unless affirmative evidence shows that there is a superior chain of title as evidenced by an abstract of title, title opinion or landman’s title chain or runsheet; (7) any defect arising from prior oil and gas leases relating to the lands burdened by the Leases that are terminated but are not surrendered or released of record; (8) future adjustments in acreage, Working Interest and Net Revenue Interest as a result of pooling or unitization of the Leases; (9) references in the chain of title to unrecorded agreements, unless affirmative evidence shows that there is a superior chain of title as evidenced by an abstract of title, title opinion or landman’s title chain or runsheet; and (10) Permitted Encumbrances. Notwithstanding the foregoing, with respect to each Title Defect that is not cured on or before the Closing (other than a Title Defect caused by Seller or the Company), there shall be no adjustment to the number of Parent Shares to be issued at Closing, if the Title Defect Amount does not exceed $150,000 (the “Title Defect Threshold”), it being expressly understood that if any single Title Defect Amount exceeds the Title Defect Threshold, the entire amount of such Title Defect Amount shall be included in the calculation of any applicable adjustment to the number of Parent Shares to be issued at Closing pursuant to Section 8.8(a).

Section 8.7.    Environmental Defects.

(a)      The term “Environmental Defect” means a condition existing on the Effective Date with respect to any of Company’s operations on the Properties that (i) is identified by the Site Assessment conducted by or on behalf of Buyer, and (ii) causes such Property (or Company with respect to such Property) not to be in compliance with Applicable Environmental Laws or to be subject to a remedial or corrective action obligation under Applicable Environmental Laws; provided, however, the following matters shall be excluded from and in no event constitute an “Environmental Defect”: (a) the presence or absence of NORM, (b) plugging and abandonment obligations or liabilities, or (c) the physical condition of any surface or subsurface production equipment (including water or oil tanks, separators or other ancillary equipment) except with respect to equipment (x) that causes or has caused any environmental pollution, contamination or degradation where remediation is presently required (or if known or confirmed, would be presently required) under Applicable Environmental Laws or (y) the use or condition of which is a violation of Applicable Environmental

Law. Notwithstanding the foregoing, with respect to each Environmental Defect that is not cured on or before the Closing, there shall be no adjustment to the Parent Shares to be issued at Closing if the Environmental Defect Amount does not exceed $150,000, it being expressly understood that if any single Environmental Defect Amount exceeds $150,000, the entire amount of such Environmental Defect Amount shall be included in the calculation of any applicable adjustment to the Parent Shares to be issued at Closing pursuant to Section 8.8(a).

(b)      The “Environmental Defect Amount” shall mean the reasonable cost to investigate, remediate and take any corrective action in the most cost-effective manner, incorporating the least stringent clean-up standards that, based upon the use classification of the subject Property, are allowed by the applicable Governmental Entity and under Applicable Environmental Law and that do not prevent the continuation of the current use of the Property.

Section 8.8.    Base Purchase Price Adjustments for Defects.

(a)      If the Company and Buyer are unable to reach an agreement as to whether (i) an Environmental Defect exists or the Environmental Defect Amount attributable to such Environmental Defect or (ii) a Title Defect exists or the Title Defect Amount attributable to such Title Defect, the provisions of Article XVI shall be applicable.

(b)      Notwithstanding anything to the contrary contained in this Agreement, if the product of the adjustment to the number of Parent Shares to be issued at Closing, as applied to all Defects for which an adjustment is to be made, multiplied by the Adjustment Per Share Price does not exceed two and one-half percent (2.5%) of the Base Purchase Price, then no adjustment to the number of Parent Shares to be issued at Closing shall occur. If the product of the adjustment to the number of Parent Shares to be issued at Closing which would result from the above provided for procedure as applied to all Defects for which an adjustment is to be made multiplied by the Adjustment Per Share Price exceeds two and one-half percent (2.5%) of the Base Purchase Price, the number of Parent Shares to be issued at Closing shall be adjusted by the amount by which such adjustment exceeds two and one-half percent (2.5%) of the Base Purchase Price as calculated pursuant to Section 2.3(c)(ii).

Article IX.

Conditions Precedent to Closing Obligations

Section 9.1.    Conditions Precedent to the Obligations of Buyer Parties.

The obligations of Buyer Parties to consummate the transactions contemplated by this Agreement are subject to each of the following conditions being met or waived by Buyer Parties:

(a)      Each and every representation and warranty of Seller contained in Article III shall be true and accurate in all respects on and as of the Execution Date and as of the Closing Date as if made on and as of such date except (i) as affected by transactions contemplated by this Agreement and (ii) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such specified date; provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties, other than Sections 3.1 and 3.3, which shall be true and correct in all respects, and Section 3.4 which shall be true and correct in all material respects, have had or would be reasonably likely to have a Material Adverse Effect on Seller or the Company (and disregarding any Material Adverse Effect or other materiality qualifier in Article III for purposes of this Section 9.1(a)).

(b)      Each of the representations and warranties of Seller contained in Article IV shall be true and correct in all respects on and as of the Execution Date and as of the Closing Date as if made on and as of such date, except (i) as affected by transactions contemplated by this Agreement, (ii) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such specified date and (iii) to the extent that an adjustment to the number of Parent Shares to be issued at Closing has been made in respect of any inaccuracies or breaches in accordance with Section 8.8; provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties, other than Sections 4.3 and 4.4, which shall be true and correct in all respects, and Section 4.5 which shall be true and correct in all material respects, have had or would be reasonably likely to have a Material Adverse Effect on the Company (and disregarding any Material Adverse Effect or other materiality qualifier in Article IV for purposes of this Section 9.1(b)).

(c)      Each of Seller and the Company shall have performed and complied in all material respects with (or compliance therewith shall have been waived in writing by Buyer) each and every covenant and agreement required by this Agreement to be performed or complied with by them prior to or at the Closing, except for those failures to perform and comply with Section 7.14(b), or Section 7.18 that, individually or in the aggregate, have not had or would not be reasonably likely to have a Material Adverse Effect on the Company.

(d)      The sum of (i) the reduction in the number of Parent Shares to be issued at Closing required pursuant to Section 2.3(c)(ii) multiplied by the Adjustment Per Share Price plus (ii) the reduction in the number of Parent Shares to be issued at closing of the SHEP I MIPSA pursuant to Section 2.3(c)(ii) of the SHEP I MIPSA multiplied by the Adjustment Per Share Price does not exceed twenty percent (20%) of the Aggregate Base Purchase Price.

(e)      No Proceeding shall, on the date of Closing, be pending before any court or Governmental Entity seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement (other than any such Proceeding filed by either Buyer Party or any of its Affiliates).

(f)      No order, writ, injunction or decree shall have been entered and be in effect by any court or any Governmental Entity of competent jurisdiction, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that on a temporary or permanent basis restrains, enjoins or invalidates the consummation of the transactions contemplated hereby.

(g)      Buyer Parties shall have received the items described in Section 10.2(b) and Seller shall be ready, willing and able to deliver to Buyer Parties all other agreements, instruments and documents which are required by other terms of this Agreement to be executed or delivered by Seller or the Company or any other Party to Buyer prior to or in connection with the Closing.

(h)      The consummation of the transactions contemplated under the terms of this Agreement is not prevented from occurring by (and the required waiting period (or any agreed upon extension of any waiting period), if any, has expired under) the HSR Act and the rules and regulations of the Federal Trade Commission and the Department of Justice.

(i)      Subject to Parent’s compliance with Section 7.15, the Additional Listing Application shall have been approved and the Parent Shares to be issued at Closing and the SHEP I Parent Shares shall have been approved for listing on the New York Stock Exchange

(j)      At the Closing, all Liens securing the Credit Facility shall have been released and/or terminated and Seller shall have delivered releases or other evidence of termination of the deeds of trust, mortgages and all other liens under the Credit Facility with respect to the Properties concurrently with the payment of the Adjusted Purchase Price and Seller shall have delivered to Buyer payoff letters from each holder of Indebtedness under the Credit Facility.

(k)      The transactions contemplated under the SHEP I MIPSA shall have closed.

(l)      From the date of this Agreement, there shall not have occurred and be continuing any Material Adverse Effect of the Company, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect of the Company.

Section 9.2.    Conditions Precedent to the Obligations of Seller.

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to each of the following conditions being met or waived by Seller:

(a)      Each and every representation and warranty of Buyer contained in Article VI shall be true and accurate in all respects on and as of the Execution Date and as of the Closing Date as if made on and as of such date, except (i) as affected by transactions contemplated by this Agreement and (ii) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such specified date. provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties, other than Section 6.13, have had or would be reasonably likely to have a Material Adverse Effect on Buyer or Parent (and disregarding any Material Adverse Effect or other materiality qualifier in Article VI for purposes of this Section 9.2(a)).

(b)      Each Buyer Party shall have performed and complied in all material respects with (or compliance therewith shall have been waived in writing by Seller) each and every covenant and agreement required by this Agreement to be performed or complied with by each Buyer Party prior to or at the Closing.

(c)      The sum of (i) the reduction in the number of Parent Shares to be issued at Closing required pursuant to Section 2.3(c)(ii) multiplied by the Adjustment Per Share Price plus (ii) the reduction in the number of Parent Shares to be issued at closing of the SHEP I MIPSA pursuant to Section 2.3(c)(ii) of the SHEP I MIPSA multiplied by the Adjustment Per Share Price does not exceed twenty percent (20%) of the Aggregate Base Purchase Price.

(d)      No Proceeding shall, on the date of Closing, be pending before any court or Governmental Entity seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement (other than any such Proceeding filed by Seller or any of its Affiliates).

(e)      No order, writ, injunction or decree shall have been entered and be in effect by any court or any Governmental Entity of competent jurisdiction, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that on a temporary or permanent basis restrains, enjoins or invalidates the consummation of the transactions contemplated hereby.

(f)      Seller shall have received the items described in Section 10.3(c) and the Buyer Parties shall be ready, willing and able to deliver to Seller and the Company all other agreements, payments, deliveries, stock certificates, instruments and documents which are required by other terms of this Agreement to be executed or delivered by Buyer Parties prior to or in connection with the Closing.

(g)      The consummation of the transactions contemplated under the terms of this Agreement is not prevented from occurring by (and the required waiting period (or any agreed upon extension of any waiting period), if any, has expired under) the HSR Act and the rules and regulations of the Federal Trade Commission and the Department of Justice.

(h)      The Additional Listing Application shall have been approved and the Parent Shares to be issued at Closing and the SHEP I Parent Shares shall have been approved for listing on the New York Stock Exchange.

(i)      The transactions contemplated under the SHEP I MIPSA shall have closed.

(j)      From the date of this Agreement, there shall not have occurred and be continuing any Material Adverse Effect of Parent, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect of Parent.

Article X.

Closing

Section 10.1.    Closing.

The closing of the transaction contemplated hereby (the “Closing”) shall take place in the offices of Thompson & Knight LLP in Dallas, Texas, at 1722 Routh Street, Suite 1500 at 10:00 a.m. Central Standard Time on March 1, 2017 (the “Target Closing Date”); provided, however, that, if on the Target Closing Date, the conditions set forth in Article IX (excluding conditions that, by their terms, cannot be satisfied until the Closing) are not satisfied or waived, the Closing shall occur on the date that is three (3) Business Days after the date on which all conditions set forth in Article IX shall have been satisfied or waived (excluding conditions that, by their terms, cannot be satisfied until the Closing), or at such other date and time as Buyer and Seller may mutually agree upon (such date and time, as changed pursuant to any such mutual agreement, being herein called the “Closing Date”).

Section 10.2.    Closing Obligations of Seller and the Company.

At the Closing:

(a)      Seller shall execute, acknowledge and deliver to Buyer an assignment of the Interests (the “Assignment”), in the form attached hereto as Exhibit 10.2(a).

(b)      Seller shall deliver a certificate executed by a duly authorized officer of Seller dated as of the Closing Date, representing and certifying (i) that the conditions described in Section 9.1(a), Section 9.1(b) and (as to Company only) Section 9.1(c) have been satisfied, (ii) the incumbency of Seller’s officers, and (iii) that true, correct and complete copies of its (A) Governing Documents and (B) resolutions duly authorizing and approving this Agreement and the Transaction Documents, the execution thereof and the consummation of the transactions therein and herein, are attached thereto, are accurate and complete, have not been amended or rescinded and remain in full force and effect as of the Closing Date.

(c)       Seller shall provide to Buyer a duly executed certificate of non-foreign status in the form and manner that complies with Section 1445 of the Code and the Treasury Regulations thereunder.

(d)       Seller shall provide Buyer with the resignations of each of the officers of Company.

(e)       Seller shall provide Buyer with executed mutual releases in the form of Exhibit 7.6(b).

(f)       Seller shall execute and deliver the Joint Instructions.

(g)       Seller shall execute and deliver the Registration Rights Agreement in the form set forth as Exhibit H (the “Registration Rights Agreement”).

(h)       Seller shall deliver final invoices in customary form with respect to each Transaction Expense.

(i)       Seller shall deliver evidence regarding unwinding of all hedges of the Company.

(j)       Seller shall execute and deliver a copy of the Indemnity Escrow Agreement.

(k)      Seller shall deliver a reasonably current certificate of good standing for the Company issued by the Secretary of State of the State of Delaware.

(l)       Seller shall deliver evidence to Buyer of all consents required to be set forth on Section 3.5 and Section 4.6 of the Disclosure Schedule.

Section 10.3.  Closing Obligations of Buyer Parties.

At the Closing:

(a)       Buyer shall deliver to Seller, by wire transfer of immediately available funds in Dollars to an account designated in writing by Seller to Buyer, an amount equal to the Adjusted Cash Purchase Price as calculated in accordance with Section 2.3(a);

(b)       Parent shall deliver to Seller a certificate evidencing the Adjusted Parent Shares, free and clear of all liens and restrictions, other than the restrictions imposed by this Agreement and applicable securities laws.

(c)       Each Buyer Party shall deliver a certificate executed by a duly authorized officer of such Buyer Party dated as of the Closing Date, representing and certifying (i) that the conditions described in Section 9.2(a) and Section 9.2(b) have been satisfied, (ii) the incumbency of each Buyer Party’s officers, and (iii) that true, correct and complete copies of each of Buyer Party’s (A) Governing Documents and (B) resolutions duly authorizing and approving this Agreement and the Transaction Documents, the execution thereof and the consummation of the transactions therein and herein, are attached thereto, are accurate and complete, have not been amended or rescinded and remain in full force and effect as of the Closing Date.

(d)      Buyer shall execute and deliver the Joint Instructions.

(e)      Parent shall execute and deliver the Registration Rights Agreement.

(f)      Buyer shall execute and deliver a copy of the Indemnity Escrow Agreement, and Parent shall deliver to the Escrow Agent a certificate evidencing the Indemnity Escrowed Shares free and clear of all liens and restrictions, other than the liens or restrictions imposed by this Agreement, the Indemnity Escrow Agreement or applicable securities laws.

(g)      Buyer and Parent shall each deliver a current certificate of good standing issued by the Secretary of State of the State of Delaware.

Article XI.

Termination, Amendment and Waiver

Section 11.1. Termination.

Subject to Section 11.2, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

(a)       by mutual written consent of Seller and Buyer; or

(b)       by either Seller or Buyer, if:

(i)       the Closing shall not have occurred on or before 5:00 p.m., Dallas time, on March 31, 2017, (the “Termination Date”), provided, however, that (A) if the failure to close on or before the Termination Date is due to a failure of the conditions set forth in Section 9.1(h) or Section 9.2(g) then Buyer or Seller may extend the Termination Date by an additional thirty (30) days by providing written notice to the other Party on or before the Termination Date; and (B) a Party shall not be entitled to terminate this Agreement under this Section 11.1(b)(i) if (x) the Closing has failed to occur because such Party is at such time in material breach of any of its representations, warranties or covenants contained in this Agreement or (y) the other Party has filed (and is then pursuing) on action to seek specific performance as permitted by Section 11.2(b), Section 11.2(c), or Section 11.2(e);

(ii)      any of the conditions set forth in Section 9.1(f) or Section 9.2(e) have not been satisfied on or before the Termination Date, except for temporary orders, writs, injunctions or decrees;

(iii)       the SHEP I MIPSA is terminated pursuant to its terms; or

(iv)       the sum of (A) the reduction in the number of Parent Shares to be issued at Closing required pursuant to Section 2.3(c)(ii) multiplied by the Adjustment Per Share Price plus (B) the reduction in the number of Parent Shares to be issued at closing of the SHEP I MIPSA pursuant to Section 2.3(c)(ii) of the SHEP I MIPSA multiplied by the Adjustment Per Share Price exceeds twenty percent (20%) of the Aggregate Base Purchase Price; or

(c)        by Buyer if (i) neither of Buyer Parties is then in material breach of any provision of this Agreement or, to the extent the closing of the SHEP I MIPSA has not occurred, neither of the Buyer Parties has materially breached any provision of the SHEP I MIPSA, and (ii) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller or the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 9.1 and such breach, inaccuracy or failure is incapable of being cured, or if capable of being cured, has not been cured by Seller or the Company within ten (10) Business Days of Seller’s or the Company’s receipt of written notice of such breach from Buyer; or

(d)        by Seller if (i) neither of Seller or the Company is then in material breach of any provision of this Agreement and, to the extent the closing of the SHEP I MIPSA has not occurred, neither of SHEP Holdings or SHEP I has materially breached any provision of the SHEP I MIPSA, and (ii) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any of Buyer Parties pursuant to this Agreement that would give rise to the failure of any of the conditions specified Section 9.2 and such breach, inaccuracy or failure is incapable of being cured or if capable of being cured, has not been cured by Buyer Parties within ten (10) Business Days of Buyer’s or Parent’s receipt of written notice of such breach from Seller; provided, that for purposes of this Section 11.1(d), there shall be no ten (10)-Business Day cure period for Buyer’s failure to obtain all funds or approvals on or prior to the Closing Date necessary to deliver the Adjusted Cash Purchase Price and the Adjusted Parent Shares and Indemnity Escrowed Shares in accordance with the terms and conditions hereof (which failure shall constitute a material breach of this Agreement that would give rise to a termination provision under this Section 11.1(d)).

Section 11.2.     Effect of Termination.

(a)        In the event of a valid termination of this Agreement pursuant to Section 11.1 by Seller, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Article XI, in Section 7.1 (Access) to the extent expressly provided, Section 7.2 (Exculpation and Indemnification), Section 7.5 (Confidentiality Agreement), Section 11.3 (Return of Information), Section 13.5 (No Commissions Owed), Section 15.1 (Notices), Section 17.3 (Parties Bear Own Expenses/No Special Damages), Section 17.4 (Entire Agreement), Section 17.5 (Disclosure Schedules), Section 17.6 (Choice of Law, Waiver of Jury Trial), Section 17.7 (Exclusive Venue), Section 17.8 (Time of Essence), Section 17.9 (No Assignment), Section 17.12 (References, Titles and Construction), Section 17.13 (No Third-Person Beneficiaries) and Section 17.14 (Severability), collectively referred to herein as the “Surviving Provisions”, shall survive the termination hereof; provided, however, that notwithstanding anything to the contrary in this Section 11.2(a), no such termination shall relieve any Party from liability for any damages for a Willful and Material Breach of a representation or warranty hereunder or a Willful and Material Breach of any covenant, agreement or obligation hereunder or intentional and knowing fraud that would constitute common law fraud with respect to the representations and warranties hereunder.

(b)       In the event that (i) Buyer is entitled to terminate this Agreement under (A) Section 11.1(b)(i) and Seller is in material breach of its representations, warranties or covenants contained in this Agreement, (B) Section 11.1(c) or (C) Section 11.1(b)(iii) because Buyer has validly terminated the SHEP I MIPSA under Section 11.1(c) of the SHEP I MIPSA and (ii) Buyer has performed or is ready, willing and able to perform all of its agreements and covenants contained herein which are to be performed or observed at Closing, then Buyer, at its sole option, (A) shall be entitled to specific performance of the terms of this Agreement in lieu of termination (plus the recovery from Seller of all costs and expenses, including reasonable attorneys’ fees, incurred by Buyer in enforcing such right of specific performance) or (B) may terminate this Agreement pursuant to Section 11.1(b)(i), Section 11.1(c) or Section 11.1(b)(iii), as applicable, in which case (y) the Parties shall promptly execute and deliver Joint Instructions instructing the Bank to disburse the entirety of the Deposit to Buyer, and (z) Buyer shall be entitled to all actual damages which Buyer is legally entitled at law or equity by virtue of such material breach or failure by Seller, provided that, unless such breach or failure by Seller was a Willful and Material Breach or constituted knowing and intentional fraud hereunder that would constitute common law fraud with respect to the representations and warranties hereunder, Buyer may not recover amounts in excess of an amount equal to five percent (5%) of the Base Purchase Price (it being understood by the Parties that such amount is in addition to, and not in lieu of, the obligation of Seller to instruct the Bank to return the entirety of the Deposit to Buyer as required hereunder).

(c)       In the event that (i) Seller is entitled to terminate this Agreement under (A) Section 11.1(b)(i) and either Buyer Party is in material breach of its representations, warranties or covenants contained in this Agreement, (B) Section 11.1(d) or (C) under Section 11.1(b)(iii) because SHEP Holdings has validly terminated the SHEP I MIPSA under Section 11.1(d) of the SHEP I MIPSA and (ii) Seller has performed, or is ready, willing and able to perform if Buyer Parties would perform the obligations under Section 10.3, all of its agreements and covenants contained herein which are to be performed or observed at Closing, then Seller, at its sole option, (A) shall be entitled to specific performance of the terms of this Agreement by Buyer and Parent in lieu of termination (plus the recovery from the Buyer Parties of all costs and expenses, including reasonable attorneys’ fees, incurred by Seller in enforcing such right of specific performance) or (B) may terminate this Agreement pursuant to Section 11.1(b)(i), Section 11.1(d) or Section 11.1(b)(iii), as applicable, in which case the Parties shall promptly execute and deliver Joint Instructions instructing the Bank to disburse the entirety of the Deposit to Seller as liquidated damages for such termination, unless such breach or failure by Buyer was a Willful and Material Breach or constituted knowing and intentional fraud that would constitute common law fraud with respect to the representations and warranties hereunder, in which case Seller may seek additional damages.

(d)       If this Agreement is terminated under Section 11.1 under circumstances other than those described in Section 11.2(b), Section 11.2(c) or Section 11.2(e) or if Closing does not occur for any reason other than as set forth in Section 11.2(b), Section 11.2(c) or Section 11.2(e) then the Parties shall promptly execute and deliver Joint Instructions instructing the Bank to disburse the entirety of the Deposit to Buyer, and no Party hereunder shall have any further obligations to the other Party except to the extent provided in those provisions hereof that under Section 11.2(a) expressly survive the termination of this Agreement.

(e)       In the event that Seller is entitled to terminate this Agreement under Section 11.1(b)(i) because of the failure of Buyer to close in the instance where, as of the Termination Date, (i) all of the conditions in Section 9.1 (excluding conditions that, by their terms, cannot be satisfied until the Closing) have been satisfied (or waived by Buyer), (ii) Seller is ready, willing and able to perform all its obligations under Section 10.2 if Buyer Parties would perform the obligations under Section 10.3, and (iv) Buyer nevertheless elects not to or is not able to Close, then, in either such event, Seller, at its option, (A) shall be entitled to specific performance of the terms of this Agreement by Buyer and Parent in lieu of termination (plus the recovery from the Buyer Parties of all costs and expenses, including reasonable attorneys’ fees, incurred by Seller in enforcing such right of specific performance) or (B) may terminate this Agreement pursuant to Section 11.1(b)(i), in which the Parties shall promptly execute and deliver Joint Instructions instructing the Bank to disburse the entirety of the Deposit to Seller as liquidated damages for such termination.

(f)       Seller’s retention of the Deposit under Section 11.2(e) shall constitute liquidated damages hereunder, which remedy shall be the sole and exclusive remedy available to Seller for any breach or failure of any representation, warranty or covenant of any Buyer Party contained in this Agreement (including any Buyer Party’s failure to consummate the transactions contemplated by this Agreement upon satisfaction of the conditions set forth herein). THE PARTIES HEREBY ACKNOWLEDGE THAT THE EXTENT OF DAMAGES TO SELLER OCCASIONED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES AND DOES NOT CONSTITUTE A PENALTY.

(g)       If either Buyer or Seller elects to seek specific performance pursuant to Section 11.2(b), Section 11.2(c) or Section 11.2(e), respectively, the Party electing specific performance (the “Electing Party”) must deliver notice in writing to the other Party (the “Non-Electing Party”) of the Electing Party’s election to seek specific performance within ten (10) days counted from and after the Termination Date (or, if earlier, the date on which the Electing Party became entitled to seek such remedy under Section 11.2(b) or Section 11.2(c), as applicable). When the Electing Party elects to seek specific performance pursuant to Section 11.2(b), Section 11.2(c) or Section 11.2(e), the Deposit shall be held by the Bank until a non-appealable final judgment or award on the Electing Party’s claim for specific performance is rendered, at which time the Deposit shall be distributed as provided in the judgment or award resolving the specific performance claim. The Non-Electing Party hereby agrees, without any requirement of proof of immediate, irreparable, or actual damages, not to raise any objections to the availability of the equitable remedy of specific performance to specifically enforce the terms and provisions of this Agreement or to enforce compliance with the covenants and agreements of the Electing Party under this Agreement to close the transactions contemplated hereby subject to the terms hereof. The Electing Party shall not be required to provide any bond or other security in connection with seeking an injunction or injunctions to enforce specifically the terms and provisions of this Agreement. Subject to Section 11.2(f) (it being understood to the extent Seller validly terminates the Agreement in circumstances described in Section 11.2(c) or Section 11.2(e) and is entitled to retain the Deposit, Seller shall not also be entitled to seek specific performance, as Seller’s retention of the Deposit would be the sole and exclusive remedy available to Seller), the Parties agree that (i) by seeking the remedies provided for in this Section 11.2(g), including by the institution of a court proceeding, the Electing Party shall not in any respect waive its right to seek any other form of relief that may be available to it under this Article XI in the event that the remedies provided for in this paragraph are not available or otherwise are not granted, and (ii) nothing set forth in this Section 11.2(g) shall require the Electing Party to institute any Proceeding for (or limit the Electing Party’s right to institute a Proceeding for) specific performance prior or as a condition to exercising any termination right under this Article XI, nor shall the commencement of any

Proceeding pursuant to this paragraph restrict or limit Seller’s right to terminate this Agreement in accordance with this Article XI.

Section 11.3.       Return of Information.

Within ten (10) Business Days following termination of this Agreement in accordance with Section 11.1, Buyer shall, and shall cause its Affiliates and representatives to, at Buyer’s option, return to Seller or destroy all Confidential Information (as defined in the Confidentiality Agreement), subject to the provisions of Section 4 of the Confidentiality Agreement with respect to retaining copies in archival or back-up computers or other electronic storage and retaining copies for purposes of complying with Applicable Law or government regulation.

Article XII.

Accounting Adjustments

Section 12.1.       Adjustments for Revenues and Expenses.

Appropriate adjustments to the Cash Purchase Price shall be made between Buyer and Seller so that:

(a)       Buyer will bear all Property Costs which are incurred by the Company or by Seller (to the extent they directly or indirectly benefit or relate to the Company), in the operation and development of the Properties on or after the Effective Date (all such Property Costs incurred on or after the Effective Date but prior to the Closing Date shall be added to the Cash Purchase Price) to the extent such Property Costs are paid with cash on hand at the Company as of the Effective Date or cash contributed to the Company by Seller after the Effective Date or otherwise paid by Seller, and Buyer will receive all proceeds (net of applicable Taxes) which are attributable to the Properties and which are accrued on or after the Effective Date.

(b)       Except as provided in Section 12.4 below, Seller will bear all Property Costs which are incurred in the operation and development of the Properties before the Effective Date and Seller will receive all proceeds (net of applicable Taxes) which are attributable to the Properties and which are accrued before the Effective Date.

(c)       It is agreed that, in making such adjustments:

(i)       Ad valorem, property, severance, production and similar Taxes will be allocated in accordance with Section 7.8(c);

(ii)      casualty losses shall be handled in accordance with Article XIV; and

(iii)      no consideration shall be given to the local, state or federal income Tax liabilities of any party.

Section 12.2.   Initial Adjustment at Closing.

At least five (5) days before the Closing Date, Seller shall provide to Buyer a statement (the “Initial Settlement Statement”) in the form attached hereto as Exhibit 12.2 showing Seller’s computations of (a) the amount of the adjustments provided for in Section 12.1 and based on amounts which prior to such time have actually been paid or received by Seller, (b) the amount of the adjustments provided for in Article VIII, if any, and (c) the amount of the adjustments provided for in Section 2.3(a)(i)(A), Section 2.3(a)(i)(B) and Section 2.3(a)(i)(C). Buyer and Seller shall attempt to agree upon such adjustments prior to Closing, subject to further adjustment under Section 12.3 below, provided that if agreement is not reached, Seller’s computation shall be used at Closing. Without duplication of adjustment to the Cash Purchase Price contemplated in Section 12.1, if the amount of adjustments so determined which would result in a credit to Buyer exceed the amount of adjustments so determined which would result in a credit to Seller, Buyer shall receive a credit at Closing for the amount of such excess, and if the converse is true, then the amount to be paid by Buyer to Seller at Closing shall be increased by the amount of such excess.

Section 12.3.   Adjustment Post Closing.

On or before ninety (90) days after Closing, Seller shall prepare a “Final Settlement Statement” and deliver same to Buyer setting forth any additional adjustments to the Cash Purchase Price not reflected in the Initial Settlement Statement (whether the same be made to account for expenses or revenues not considered in making the adjustments made at Closing, or to correct errors made in the adjustments made at Closing) or confirming Seller’s view that no additional adjustments are required. Buyer will assist Seller in the preparation of the Final Settlement Statement by providing Seller with any data or information reasonably requested by Seller. The Final Settlement Statement shall become final and binding upon the parties on the thirtieth (30th) day following receipt thereof by Buyer, unless Buyer gives written notice of its disagreement to Seller prior to such date. In order to be valid, any such notice shall specify in reasonable detail the dollar amount, nature and basis of any disagreement so asserted. Any such disagreements will be resolved in accordance with Article XVI. If the amount of the Adjusted Cash Purchase Price as set forth on the Final Settlement Statement exceeds the amount of the Adjusted Cash Purchase Price paid at the Closing, then Buyer shall pay to Seller in cash the amount of such excess within five (5) Business Days after the Final Settlement Statement is agreed to or otherwise becomes final in accordance with this Section 12.3. If the amount of the Adjusted Cash Purchase Price as set forth on the Final Settlement Statement is less than the amount of the Adjusted Cash Purchase Price paid at the Closing, then Seller shall pay to Buyer in cash the amount of such deficit within five (5) Business Days after the Final Settlement Statement is agreed to or otherwise becomes final in accordance with this Section 12.3.

Section 12.4.    No Further Adjustments.

Following the adjustments under Section 12.3, no further adjustments shall be made under this Article XII. Should any Property Costs be charged to (or received by) Seller or Buyer after the earlier of (i) the conclusion of such adjustments under Section 12.3 or (ii) ninety (90) days after Closing, the same shall be forwarded to and borne by Buyer and Company, regardless of the periods to which the same relate. Notwithstanding the foregoing, this Section 12.4 shall not affect Buyer Parties’ right to indemnification under Section 13.2(d).

Article XIII.

Indemnification

Section 13.1.    Indemnification by Buyer Parties.

From and after the Closing, Buyer Parties shall, jointly and severally, defend, indemnify and hold harmless Seller and its Affiliates and their respective owners, members, directors, officers, managers, employees, insurers and, in each case, their respective successors and assigns (collectively, the “Seller Indemnitees”) from and against any and all Damages (individually, a “Seller’s Indemnified Claim” and collectively, “Seller’s Indemnified Claims”) which are suffered or incurred by any of Seller Indemnitees or to which any of Seller Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with:

(a)        any inaccuracy in or breach of any representation or warranty made by Buyer Parties in this Agreement or in the certificates delivered pursuant to Section 10.3(c) hereto (without giving effect to any materiality or Material Adverse Effect qualifications limiting the scope of such representation or warranty);

(b)        the operation of the Company and the Properties prior to and after the Effective Date, or the ownership of the Company, except to the extent that Seller has agreed to indemnify the Buyer Indemnitees pursuant to Section 13.2(a);

(c)        the condition of the Properties before, on or after the Effective Date, regardless of whether such condition or events giving rise to such condition arose or occurred before, on or after the Effective Date, except to the extent that Seller has agreed to indemnify the Buyer Indemnitees pursuant to Section 13.2(a); and

(d)        any breach of any of Buyer’s or Parent’s covenants, obligations or agreements contained in this Agreement that survive the Closing; and

(e)        any Taxes for which Buyer is responsible pursuant to Section 7.8.

THE FOREGOING ASSUMPTIONS AND INDEMNIFICATIONS BY THE BUYER PARTIES SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS OR LIABILITIES, OR SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF ANY

INDEMNITEE, (ii) STRICT LIABILITY, OR (iii) ANY VIOLATION OF ANY LAW, RULE, REGULATION OR ORDER RELATED TO THE OWNERSHIP OR OPERATION OF THE PROPERTIES, INCLUDING APPLICABLE ENVIRONMENTAL LAWS.

Section 13.2.   Indemnification by Seller.

From and after the Closing, Seller shall defend, indemnify and hold harmless Buyer, Parent and their respective Affiliates and each of their respective members, directors, officers, managers, employees, insurers and, in each case, their respective successors and assigns (collectively, the “Buyer Indemnitees”) from and against any and all Damages (individually a “Buyer’s Indemnified Claim” and collectively “Buyer’s Indemnified Claims”) which are suffered or incurred by any of Buyer Indemnitees or to which any of Buyer Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with:

(a)        any inaccuracy in or breach of any representation or warranty made by Seller or the Company in this Agreement or in the certificates delivered pursuant to Section 10.2(b) hereto (without giving effect to (i) any materiality or Material Adverse Effect qualifications limiting the scope of such representation or warranty, provided, however, that this Clause (i) shall not apply to any reference to Material Contract therein, or (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement);

(b)        any breach of any of (i) Seller’s covenants, obligations or agreements contained in this Agreement that survive the Closing or (ii) the Company’s covenants, obligations or agreements contained in this Agreement that survive the Closing and arising prior to the Closing;

(c)       any Indebtedness of the Company described in clauses (i), (iv) or (v) in the definition of Indebtedness arising prior to the Closing and outstanding as of the Closing Date or Transaction Expenses incurred prior to the Closing Date which were not specifically included and counted such that they reduced the Cash Purchase Price on a dollar-for-dollar basis;

(d)       any Taxes for which Seller is responsible pursuant to Section 7.8;

(e)       any Excluded Properties;

(f)       the injury or death of any person to the extent arising out of or relating to the ownership or operation of the Properties by the Company prior to Closing; and

(g)       any contamination or condition that is the result of the Company’s off site transport or disposal, or arrangement for transport or disposal, of any hazardous substance from the Properties that occurred prior to Closing or are attributable to the Company’s operations prior to Closing.

Section 13.3.   Survival of Provisions.

Except with respect to the representations and warranties set forth in Section 4.27, which shall expire upon the Closing and be of no further force or effect, all representations and warranties of Seller contained in this Agreement and in the certificates delivered pursuant to Section 9.1(b) and Section 9.1(c) hereto shall survive the Closing until 11:59 p.m. Central Time on the date that is twelve (12) months after the Closing Date, at which time such representations and warranties shall expire and be of no further force or effect, except for the representations and warranties set forth in Section 4.29 which shall survive the Closing until 11:59 p.m. Central Time on the date that is two (2) years after the Closing Date; provided, that any representation or warranty the breach or inaccuracy of which is made the basis of a claim for indemnification hereunder will survive solely with respect to such claim until such claim is resolved if a Buyer Indemnitee or Seller Indemnitee, as applicable, delivers notification to the indemnifying party of such claim in accordance with this Article XIII prior to the date on which such representation or warranty would otherwise expire hereunder. The respective covenants, obligations and agreements of Seller, the Company and Buyer Parties made in this Agreement will survive the Closing until the date on which such covenant, obligation or agreement expressly terminates or expires, or if no such period is specified, indefinitely; provided, however, that Section 13.2(c), Section 13.2(f) and Section 13.2(g) shall expire on the date that is twelve (12) months after the Closing. Section 13.2(b) shall expire at Closing with respect to any breach of any covenant, obligation or agreement by Seller or the Company arising prior to the Closing other than those set forth in Section 7.3, Section 7.4(a) (provided that, to the extent any breach of Section 7.4(a)(i) is a result of the Company’s, or any of its Affiliates’, actions or omission in its operations of the Properties, such party shall only be liable to the extent its actions or omissions constituted gross negligence or willful misconduct), Section 7.4(b), Section 7.7, Section 7.8, Section 7.13(a) and Section 7.19, which shall survive for one (1) year with respect to claims for breach thereof that are delivered in writing to Seller prior to the expiration of such one (1)-year period, and, in the case of Section 7.20, which shall survive for four (4) years with respect to claims for breach thereof that are delivered in writing to Seller prior to the expiration of such four (4)-year period.

Section 13.4. Limitations.

(a)      If the Closing occurs, Seller shall have no liability under Section 13.2(a) for any individual Damage that does not exceed $200,000 (and such Damage shall not be applied towards the Indemnity Deductible) and Seller shall have no liability under Section 13.2(a) until the aggregate amount of otherwise indemnifiable Damages thereunder exceeds a deductible (not a threshold) of 3% of the Base Purchase Price (the “Indemnity Deductible”), and then Seller shall be liable for only the amount by which the total of such Damages exceeds such deductible. Notwithstanding the foregoing and anything to the contrary in the Agreement, the limitations set forth above shall not apply to Damages under Section 13.2(a) that arise from or as a result of, or are directly or indirectly connected with an inaccuracy in, or a breach of, the representations and warranties contained in Section 3.1 (Title to Interests), Section 3.2 (Organization and Standing), Section 3.3 (Power and Authority), Section 3.4 (Valid

and Binding Agreement), Section 3.8 (Accredited Investor; Investment Intent), Section 4.1 (Organization and Standing), Section 4.2 (Governing Documents), Section 4.3 (Capital Structure), Section 4.4 (Power and Authority), Section 4.5 (Valid and Binding Agreement) and Section 4.29 (Special Warranty) (the “Seller Fundamental Representations”).

(b)      If the Closing occurs, the maximum aggregate amount of Damages that may be recovered from Seller under Section 13.2(a) shall not exceed the value of the Indemnity Escrowed Shares. Notwithstanding the foregoing and anything to the contrary in the Agreement, (i) the cap limitation set forth above shall not apply to Damages under Section 13.2(a) that arise from or as a result of, or are connected with an inaccuracy in, or a breach of, the Seller Fundamental Representations; (ii) in no event shall Seller’s liability under this Agreement exceed the consideration received by Seller at the Closing, and (iii) in no event shall any Damages arising from any breach of Section 4.29 with respect to any Oil and Gas Property (when aggregated with any Defect Amount attributable to any Title Defect asserted under Article VIII with respect to such Oil and Gas Property) exceed the Allocated Value of such Oil and Gas Property.

(c)      If the Closing occurs, Buyer shall have no liability under Section 13.1(a) until the aggregate amount of otherwise indemnifiable Damages thereunder exceeds a deductible (not a threshold) of 3% of the Base Purchase Price, and then Buyer shall be liable for only the amount by which the total of such Damages exceeds such deductible. Notwithstanding the foregoing and anything to the contrary in the Agreement, the deductible limitation set forth above shall not apply to Damages under Section 13.1(a) that arise from or as a result of, or are directly or indirectly connected with an inaccuracy in, or a breach of, the representations and warranties contained in Section 6.1 (Organization and Standing), Section 6.2 (Power and Authority), Section 6.3 (Valid and Binding Agreement), Section 6.10 (Accredited Investor; Investment Intent), Section 6.12 (Issuance of Parent Shares), Section 6.13 (Capitalization), Section 6.15 (No Registration), Section 6.17 (NYSE Listing), Section 6.18 (S-3 Eligibility) and Section 6.21 (Registration Rights) (the “Buyer Fundamental Representations”).

(d)      If the Closing occurs, the maximum aggregate amount of Damages that may be recovered from Buyer under Section 13.1(a) shall not exceed the 3% of the Base Purchase Price. Notwithstanding the foregoing and anything to the contrary in the Agreement, the cap limitation set forth above shall not apply to Damages under Section 13.1(a) that arise directly or indirectly from or as a result of, or are directly or indirectly connected with an inaccuracy in, or a breach of, the Buyer Fundamental Representations.

(e)      THE LIMITATIONS ON LIABILITY IN SECTION 13.3 OR SECTION 13.4 SHALL APPLY TO THE APPLICABLE LIABILITY EVEN IF SUCH LIABILITY IS CAUSED IN WHOLE OR IN PART BY THE

NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF THE PARTY WHOSE LIABILITY IS SO LIMITED.

Section 13.5. No Commissions Owed.

Seller agrees to indemnify, defend and hold each Buyer Party (and its partners and its and their Affiliates, and the respective owners, officers, directors, employees, attorneys, contractors and agents of such parties) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys’ fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Seller or, to the extent arising or resulting prior to the Closing, the Company with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Each Buyer Party agrees to indemnify, defend and hold Seller (and its partners and its and their Affiliates and the respective owners, officers, directors, employees, attorneys, contractors and agents of such parties) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys’ fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer Parties, with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

Section 13.6. Defense of Third Party Claims.

(a)      For purposes of this Article XIII, the term “indemnifying Party” when used in connection with particular Damages shall mean the Party having an obligation to indemnify another Person or Persons with respect to such Damages pursuant to this Article XIII, and the term “indemnified party” when used in connection with particular Damages shall mean the party having the right to be indemnified, with respect to such Damages by the other Party pursuant to this Article XIII.

(b)      Promptly after receipt by an indemnified party under Section 13.1 or Section 13.2 of a third party claim for Damages or notice of the commencement of any Proceeding against it (each a “Third Party Claim”), such indemnified party shall, if a claim is to be made against an indemnifying Party under such Section, give notice to the indemnifying Party of the commencement of such Third Party Claim, together with a claim for indemnification pursuant to this Article XIII. The failure of any indemnified party to give a notice of a Third Party Claim as provided in this Section 13.6 shall not alter or relieve the indemnifying Party of its obligations under this Article XIII except to the extent, but only to the extent, such failure materially prejudices the indemnifying Party.

(c)      If any Third Party Claim is brought against an indemnified party and the indemnified party gives a notice to the indemnifying Party of the commencement of such Third Party Claim, the indemnifying Party shall have fifteen (15) days from its receipt of the notice to notify the indemnified party whether it admits or denies its liability to defend the indemnified party against such Third Party Claim at the sole cost and expense of the indemnifying Party. The indemnified party is authorized, prior to and during such fifteen (15) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the indemnifying Party and that is not prejudicial to the indemnifying Party, and any costs, fees or expenses incurred by the indemnified party in furtherance of investigating, review and responding to such Third Party Claim shall be Damages subject to indemnification hereunder.

(d)      If the indemnifying Party admits its liability to defend the indemnified party against such Third Party Claim, it shall have the right and obligation to diligently defend, at its sole cost and expense, the indemnified party against such Third Party Claim with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying Party to the indemnified party of the indemnifying Party’s election to assume the defense of such Third Party Claim, the indemnifying Party shall not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article XIII for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the indemnified party in connection with the defense of such claim or Proceeding (provided, however, that the indemnifying Party shall not have the right to assume the defense of such Third Party Claim if (i) the indemnifying Party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Third Party Claim and provide indemnification with respect to such Third Party Claim, (ii) the Third Party Claim primarily seeks injunctive or other non-monetary or equitable relief against the indemnified party or (iii) the Third Party Claim relates to any criminal proceeding, indictment, allegation or investigation). If the indemnifying Party assumes the defense of a Third Party Claim, no compromise or settlement of such Third Party Claim may be effected by the indemnifying Party without the indemnified party’s prior written consent unless (A) there is no finding or admission of any violation of Applicable Laws or any violation of the rights of any Person and no effect on any other third party claims that may be made against the indemnified party, (B) there is a full general release in customary form of all the claims in connection with the Third Party Claim against the indemnified party from all parties to the Third Party Claim, and (C) the sole relief provided is monetary damages that are paid in full by the indemnifying Party (i.e., neither the indemnified party nor any of its Affiliates are required to perform any covenant or refrain from engaging in any activity), and (D) the indemnified party shall have no liability with respect to any compromise or settlement of such Third Party Claim effected without its consent.

(e)      If the indemnifying Party does not admit its liability or admits its liability to defend the indemnified party against a Third Party Claim, but is either unable to assume the defense of such Third Party Claim as set forth above or fails to diligently prosecute, indemnify against or settle the Third Party Claim, then the indemnified party shall have the right to defend against the Third Party Claim at the sole cost and expense of the indemnifying Party, with counsel of the indemnified party’s choosing, subject to the right of the indemnifying Party to admit its liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof (unless the indemnifying Party is unable to assume the defense of such Third Party Claim as set forth above). If the indemnifying Party has not yet admitted its liability to defend the indemnified party against a Third Party Claim, the indemnified party shall send written notice to the indemnifying Party of any proposed settlement and the indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its liability to indemnify the indemnified party from and against the liability and either consent to or reject such proposed settlement, in its reasonable judgment, or (ii) deny liability. Any failure to respond to such notice by the indemnified party shall be deemed to be an election under subsection (ii) above.

Section 13.7. Procedures for Claims Other Than Third Party Claims.

A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the Party from whom indemnification is sought. The indemnifying Party shall have thirty (30) days from its receipt of the notice to (a) cure the Damages complained of, (b) admit its liability for such Damage or (c) dispute the claim for such Damages. If the indemnifying Party does not notify the indemnified party within such thirty (30) day period that it has cured the Damages or that it disputes the claim for such Damages, the amount of such Damages shall conclusively be deemed disputed by the indemnifying Party hereunder. If the indemnifying Party notifies the indemnified party within such thirty (30) day period that it disputes the claim for such Damages, then the indemnified party may continue to seek remedies available to it on the terms and subject to the provisions of this Agreement.

Section 13.8. Net Amounts; Escrow.

(a)      Any amounts recoverable by any party pursuant to this Article XIII with respect to any Seller’s Indemnified Claims or Buyer’s Indemnified Claims shall be decreased by any insurance proceeds or indemnification rights relating to such Seller’s Indemnified Claims or Buyer’s Indemnified Claims actually paid to such Indemnitee by any Person (other than any Affiliate of such Indemnitee) not a party to this Agreement, net of any reasonable out of pocket third party expenses incurred in obtaining such recovery and premium adjustments directly attributable thereto. If any such proceeds or rights are actually received by such Indemnitee with respect to any Damage for which such Indemnitee has received payment under this Article XIII, such party shall refund such payment to Seller or Buyer, as applicable. Buyer shall use commercially reasonable efforts to recover under insurance policies or agreements containing rights to indemnification for any Damages prior to seeking indemnification under this Agreement. For federal income tax purposes, the Parties agree to treat (and shall cause each of their respective Affiliates to treat) any indemnity payment under this Agreement as an adjustment to the Purchase Price payable to Seller hereof unless a final and non-appealable determination by an appropriate Governmental Entity (which shall include the execution of an IRS Form 870-AD or successor form) provides otherwise.

(b)      Buyer Indemnitees shall recover with respect to all Damages subject to indemnification obligations owed by Seller under this Article XIII initially from the Indemnity Escrow Account through the Escrow Agent’s release of Indemnity Escrowed Shares to Buyer with a Price Per Share equal to the amount of Damages finally determined to be due to Buyer. To the extent the Indemnity Escrowed Shares in the Indemnity Escrow Account have been exhausted or distributed or are being held subject to the resolution of other outstanding claims hereunder, Buyer Indemnitees may recover with respect to such Damages directly from Seller, subject to the limitations set forth in this Article XIII.

(c)      Neither Party shall be liable for any Damage under this Article XIII to the extent such Damage is (i) accounted for in any adjustment under Section 2.3 or (ii) recovered under any other provision of this Agreement or any Transaction Document.

(d)      Upon payment of a Damage by a Party to any Buyer Indemnitee or Seller Indemnitee pursuant to this Article XIII, such Party, without any further action, shall be subrogated to any and all claims that such indemnitee may have against any third Person relating to such Damage, but only to the extent of the amount paid to such indemnitee by such Party in respect of such Damage, and such indemnitee shall use commercially reasonable efforts to cooperate with such Party, at the expense of such Party in order to enable such Party to pursue such claims.

Section 13.9. No Contribution.

Except as otherwise provided in this Agreement, Seller waives, and acknowledges and agrees that Seller shall not have and shall not exercise or assert (or attempt to exercise or assert) any right of contribution, right of indemnity or other right or remedy against Buyer, Parent or the Company in connection with any Buyer’s Indemnified Claim under this Agreement.

Article XIV.

Casualty Losses

In the event of damage by fire, explosion, wild well, hurricane, storm, weather event or other casualty to the Properties, or if any portion of the Properties are taken by condemnation or under the right of eminent domain, after the date of this Agreement but prior to the Closing, then: (a) this Agreement shall remain in full force and effect; (b) there shall be no adjustment to the Base Purchase Price; and (c) if such damage or condemnation loss has an adverse effect on the value of the affected Properties in an amount that exceeds Five Hundred Thousand Dollars ($500,000), Seller shall, at Seller’s sole election, either (i) assign (or cause the Company to assign, if applicable) to Buyer any property damage insurance claims (and payments with respect thereto) related to such damage and pay any deductibles, or (ii) repair or replace such damaged property to a condition similar to the condition of the affected Property immediately prior to the fire or other casualty and retain all insurance claims and payments with respect thereto. Until the Closing Date, Seller shall maintain the existing insurance coverage, and in the event of a casualty loss or condemnation which is not covered by insurance, except as provided in this Section, Seller shall have no obligation to Buyer with respect thereto; provided that, if Buyer so requests, and if Seller has not repaired the damage or replaced the affected Property, Seller will assign any rights it may have against third parties with respect to such damage or condemnation.

Article XV.

Notices

Section 15.1. Notices.

All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service which provides a receipt, by telecopier (with receipt acknowledged), by registered or certified mail (postage prepaid), or by electronic transmission at the following addresses:

If to Buyer or Parent:	RSP Permian, Inc. 3141 Hood Street, Suite 500 Dallas, Texas 75219 Attn: James E. Mutrie Phone: 214-252-2728 Fax: 214-252-2750 E-mail: jmutrie@rsppermian.com

With a copy to:	Vinson & Elkins LLP 1001 Fannin Street Suite 2500, Houston, TX 77002 Attn: Stephen M. Gill Phone: 713-758-4458 E-mail: sgill@velaw.com

If to Seller, or, prior to the Closing, Company:	Silver Hill Energy Partners II, LLC 5949 Sherry Lane, Suite 1550 Dallas, Texas 75225 Attn: Kyle Miller Email: kmiller@silverhillenergy.com

With a copy to:

Thompson & Knight LLP

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attn: Ann Marie Cowdrey

Arthur Wright

Phone: 214-969-1700

Fax: 214-969-1751

E-mail: AnnMarie.Cowdrey@tklaw.com

Arthur.Wright@tklaw.com

Kayne Anderson Capital Advisors, L.P. 811 Main Street, 14th Floor Houston, Texas 77002 Attn: Kevin Brophy Phone: 713-655-7559 Fax: 713- 655-7355 Email: kbrophy@kaynecapital.com

DLA Piper LLP (US) 1000 Louisiana Street, Suite 2800 Houston, Texas 77002-5005 Attn: Jack Langlois Phone: 713-425-8419 Fax: 713-300-6019 Email: jack.langlois@dlapiper.com or to such other place within the continental limits of the United States of America as a party may designate for itself by giving notice to the other party, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address. All notices given by personal delivery or mail shall be effective on the date of actual receipt at the appropriate address. Notices given by telecopier shall be effective upon actual receipt if received during recipient’s normal business hours or at the beginning of the next Business Day after receipt if received after recipient’s normal business hours. All notices by telecopier shall be confirmed in writing on the day of transmission by either registered or certified mail (postage prepaid), or by personal delivery.

Article XVI.

Dispute Resolution

Section 16.1. Disputes.

Any and all claims, disputes, or controversies with respect to the matters expressly set forth in Section 8.8 and any notice of disagreement with the Final Settlement Statement delivered in accordance with Section 12.3 (all of which are referred to herein as “Disputes”) shall be resolved solely in accordance with this Article XVI, even though some or all of such

Disputes are allegedly extra contractual in nature, whether such Disputes sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief. For the purposes of clarity, the procedures set forth in this Article XVI shall not be utilized to resolve any matter subject to indemnification under Article XIII.

Section 16.2. Senior Management Meeting.

If a Dispute occurs that the senior representatives of the parties responsible for the transaction contemplated by this Agreement have been unable, in good faith, to settle or agree upon within a period of fifteen (15) days after written notice is given of such Dispute, Seller shall nominate and commit one of its senior officers, and Buyer shall nominate and commit one of its senior officers, to meet at a mutually agreed time and place not later than thirty (30) days after written notice of the Dispute to attempt to resolve same.

Section 16.3. Arbitration.

If such senior management has been unable to resolve such Dispute within a period of five (5) days after such meeting, such Dispute, shall be exclusively and finally resolved in accordance with the following provisions of this Section 16.3:

(a)      Either Party may initiate a non-administered arbitration of any such dispute(s) conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent that such rules do not conflict with the terms of this Section 16.3, by written notice to the other Party (the “Arbitration Notice”).

(b)      The arbitration shall be held before a one member arbitration panel (the “Arbitrator”), determined as follows. The Arbitrator shall be a mutually agreeable party, and shall meet the following criteria, as applicable: (i) in the case of Disputes relating to Title Defects, an attorney with at least ten (10) years’ experience examining oil and gas titles in the State of Texas, (ii) in the case of Disputes relating to Environmental Defects, an attorney with at least ten (10) years’ experience practicing environmental law in the State of Texas, and (iii) in the case of Disputes arising under Section 12.3, an independent public accounting firm that has not been engaged by Seller, Buyer, or any of their respective Affiliates at any time in the last five (5) years. All Disputes with respect to Title Defects shall be addressed by the same Arbitrator, all Disputes with respect to Environmental Defects shall be addressed by the same Arbitrator, and all disputes arising under Section 12.3 shall be addressed by the same Arbitrator. Within two (2) Business Days following the delivery of the Arbitration Notice, Seller and Buyer shall each exchange lists of three acceptable, qualified arbitrators. Within two (2) Business Days following the exchange of lists of acceptable arbitrators, Seller and Buyer shall select by mutual agreement the Arbitrator from their original lists of three acceptable arbitrators. If no such agreement is reached within seven (7) Business Days following the delivery of Arbitration Notice, either Seller or

Buyer may send the original lists of the Parties and a request to the Dallas, Texas office of the American Arbitration Association to select an arbitrator from the original lists provided by Seller and Buyer to serve as the Arbitrator.

(c)      Within three (3) Business Days following the selection of the Arbitrator, the Parties shall submit one copy to the Arbitrator of (i) this Agreement, with specific reference to this Section 16.3 and the other applicable provisions of this Article XVI, (ii) each Party’s written description of the Dispute, together with any supporting documents, and (iii) the Arbitration Notice. Within five (5) Business Days following such submissions, each of the Parties may submit one written response to the other Party’s submission. The Arbitrator shall resolve the Dispute based only on the foregoing submissions. Neither Buyer nor Seller shall have the right to submit additional documentation to the Arbitrator nor to demand discovery on the other Party.

(d)      The Arbitrator shall make its determination by written decision within thirty (30) days following Seller’s receipt of the Arbitration Notice (the “Arbitration Decision”). In the event that arbitration proceedings have been initiated in accordance with this Section 16.3, but the Arbitration Decision has not yet been made prior to Closing, either Party shall have the right, upon written notice to the other Party, to delay the Closing for no longer than sixty (60) days until such time as the Arbitration Decision has been made.

(e)      The Arbitration Decision shall be final and binding upon the Parties, without right of appeal. In making its determination, the Arbitrator shall be bound by the rules set forth in this Article XVI. The Arbitrator may consult with and engage disinterested third parties to advise the Arbitrator, but shall disclose to the Parties the identities of such consultants. Any such consultant shall not have worked as an employee or consultant for either Party or its Affiliates during the five (5) year period preceding the arbitration nor have any financial interest in the Dispute.

(f)      The Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Defects and Defect Amounts, or amounts owed under Section 12.3 (if any), as applicable, and shall not be empowered to award damages, interest or penalties to either Party with respect to any other matter, except as to the payment of its fees, which it may award as provided in Section 16.3(g) below.

(g)      Each Party shall each bear its own legal fees and other costs of preparing and presenting its case. Seller shall bear one-half and Buyer shall bear one-half of the costs and expenses of the Arbitrator, including any costs incurred by the Arbitrator that are attributable to the consultation of any third party.

(h)      In connection with any determination with respect to a Defect or its associated Defect Amount pursuant to this this Section 16.3, it is understood that: (i) Buyer may not introduce or otherwise use information obtained by Buyer after the end of the Examination Period with respect to the Defect in dispute or its associated

Defect Amount, and in no event may the Arbitrator consider or give weight to any such information, (ii) with respect to Environmental Defects, Buyer may not assert any violation of Applicable Environmental Law that is not specified in the Defect Notice with respect to the Environmental Defect in dispute, and (iii) the Defect Amount may not exceed the amount thereof asserted by Buyer in the Defect Notice with respect thereto.

(i)      Any dispute over the interpretation or application of this Section 16.3 shall be decided by the Arbitrator applying the Laws of the State of Texas.

Article XVII.

Miscellaneous Matters

Section 17.1. Further Assurances.

After the Closing, Seller and each Buyer Party shall execute, acknowledge and deliver, and shall otherwise cause to be executed, acknowledged and delivered, from time to time, such further instruments, certificates, notices, filings, division orders, transfer orders and other documents, and each will do such other and further acts and things, as may be reasonably necessary to carry out their obligations under this Agreement and any other any document, certificate or other instrument delivered pursuant hereto or thereto or required by law to effect the transactions contemplated by this Agreement.

Section 17.2. Waiver of Consumer Rights.

Each of the Buyer Parties hereby waives its rights under the Texas Deceptive Trade Practices - Consumer Protection Act, Section 17.41 et seq., Business and Commerce Code, a law that gives consumers special rights and protections, and any similar law in any other state to the extent such Act or similar law would otherwise apply. After consultation with an attorney of each of the Buyer Parties’ own selection, each of the Buyer Parties voluntarily consents to this waiver. To evidence the Buyer Parties’ ability to grant such waiver, each of the Buyer Parties represents to Seller that it (a) is in the business of seeking or acquiring, by purchase or lease, goods or services for commercial or business use, (b) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transactions contemplated hereby, (c) is not in a significantly disparate bargaining position, and (d) has consulted with, and is represented by, an attorney of each of the Buyer Parties’ own selection in connection with this transaction, and such attorney was not directly or indirectly identified, suggested, or selected by Seller or an agent of Seller.

Section 17.3. Parties Bear Own Expenses/No Special Damages.

Except as provided in Section 7.12, each party shall bear and pay all expenses (including, without limitation, legal fees) incurred by it in connection with the transaction contemplated by this Agreement. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY NEITHER PARTY SHALL HAVE ANY OBLIGATIONS WITH RESPECT TO THIS

AGREEMENT, OR OTHERWISE IN CONNECTION HEREWITH, FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF THE PARTY WHOSE LIABILITY IS SO LIMITED. For purposes of the foregoing, actual damages may, however, include indirect, special, consequential, exemplary or punitive damages to the extent (i) the injuries or losses resulting in or giving rise to such damages are incurred or suffered by a Person which is not an Indemnitee pursuant to the Agreement or an Affiliate of such Indemnitee and (ii) such damages are recovered against an Indemnitee by a Person which is not Indemnitee or an Affiliate of such Indemnitee. This Section shall operate only to limit a party’s liability and shall not operate to increase or expand any contractual obligation of a party hereunder or cause any contractual obligation of a party hereunder to survive longer than provided in Section 13.3. Notwithstanding anything to the contrary in the foregoing, nothing herein shall limit Seller’s ability to retain the Deposit.

Section 17.4. Entire Agreement.

This Agreement and the Transaction Documents contain the entire understanding of the Parties with respect to subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions among the Parties with respect to such subject matter.

Section 17.5. Disclosure Schedules.

Nothing in the Disclosure Schedules is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant unless clearly specified to the contrary herein. Inclusion of any item in the Disclosure Schedules (a) shall be deemed to be disclosure of such item in any other section of the Disclosure Schedules for which the applicability of such information and disclosure is reasonably apparent on its face, (b) does not represent a determination that such item is material nor shall it be deemed to establish a standard of materiality, (c) does not represent a determination that such item did not arise in the ordinary course of business, (d) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties and (e) shall not constitute, or be deemed to be, an admission to any third party concerning such item. The Disclosure Schedules include descriptions of instruments or brief summaries of certain aspects of the Company and its business and operations. The descriptions and brief summaries are not necessarily complete and are provided in the Schedules to identify documents or other materials previously delivered or made available.

Section 17.6. Choice of Law, Waiver of Jury Trial.

Without regard to principles of conflicts of law, this Agreement, and all claims of causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be construed and enforced in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be performed entirely within such state and the laws of the United States of America. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.7.     Exclusive Venue.

Each Party consents to personal jurisdiction in any action brought in the state or federal courts located in the State of Texas with respect to any dispute, claim or controversy arising out of or in relation to or in connection with this Agreement (including any claims made in contract, tort or otherwise relating to this Agreement or the transactions contemplated hereby), and each of the Parties agrees that any action instituted by it against the other with respect to any such dispute, controversy or claim (except to the extent a claim, dispute, or controversy with respect to the matters set forth Section 8.8 and Section 12.3 is referred to an expert pursuant to Article XVI) will be instituted exclusively in the state or federal courts located in the State of Texas).

Section 17.8.     Time of Essence.

Time is of the essence in this Agreement.

Section 17.9.     No Assignment.

This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns, provided that neither party shall have the right to assign this Agreement, including any indemnification rights, or any obligations or benefits hereunder, without the prior written consent of the other party first having been obtained. Any transfer in absence of such consent shall be null and void.

Section 17.10.     Counterpart Execution.

For execution, this Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer, Seller and the Company to sign the same counterpart. This instrument may be validly executed and delivered by facsimile or other electronic transmission.

Section 17.11.     Exclusive Remedy.

(A)     THE PARTIES HAVE VOLUNTARILY AGREED TO DEFINE THEIR RIGHTS, LIABILITIES AND OBLIGATIONS RESPECTING THE SUBJECT MATTER OF THIS AGREEMENT EXCLUSIVELY IN CONTRACT PURSUANT TO THE EXPRESS TERMS AND PROVISIONS OF THIS AGREEMENT; AND, WITHOUT LIMITING THE RIGHT OF ANY PARTY TO

RELY ON THE REPRESENTATIONS AND WARRANTIES MADE TO SUCH PARTY IN ARTICLE III, ARTICLE IV AND ARTICLE VI HEREIN, THE PARTIES EXPRESSLY DISCLAIM THAT THEY ARE OWED ANY DUTIES OR ARE ENTITLED TO ANY REMEDIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. FURTHERMORE, THE PARTIES EACH HEREBY ACKNOWLEDGE THAT THIS AGREEMENT EMBODIES THE JUSTIFIABLE EXPECTATION OF SOPHISTICATED PARTIES KNOWLEDGEABLE IN BUSINESS AND DERIVED FROM VOLUNTARY, ARM’S LENGTH NEGOTIATIONS; ALL PARTIES TO THIS AGREEMENT SPECIFICALLY ACKNOWLEDGE THAT NO PARTY HAS ANY SPECIAL RELATIONSHIP WITH ANOTHER PARTY THAT WOULD JUSTIFY ANY EXPECTATION BEYOND THAT OF AN ORDINARY BUYER AND AN ORDINARY SELLER IN AN ARM’S LENGTH TRANSACTION; THAT IS, NO FIDUCIARY RELATIONSHIP OR DUTY EXISTS. WITHOUT LIMITING THE RIGHT OF ANY PARTY TO RELY ON THE REPRESENTATIONS AND WARRANTIES MADE TO SUCH PARTY IN Article III, Article IV AND Article VI HEREIN, THE PARTIES HEREBY EXPRESSLY DISCLAIM RELIANCE ON THE OTHER PARTY AND CLEARLY AND UNEQUIVOCALLY WAIVE AND RELEASE ANY AND ALL TORT CLAIMS AND CAUSES OF ACTION THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY TORT CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT, INCLUDING RELEASING CLAIMS FOR BREACH OF FIDUCIARY DUTY, FRAUD, FRAUDULENT INDUCEMENT, AND FRAUDULENT INDUCEMENT INTO THE ARBITRATION CLAUSE EXCEPT AS SET FORTH IN SECTION 11.2). WITHOUT LIMITATION OF THE FOREGOING, THE SOLE AND EXCLUSIVE REMEDY OF THE BUYER PARTIES FOR ANY AND ALL (A) CLAIMS RELATING TO ANY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT, (B) OTHER CLAIMS PURSUANT TO OR IN CONNECTION WITH THIS AGREEMENT AND (C) OTHER CLAIMS RELATING TO THE PROPERTIES, INTERESTS OR THE COMPANY AND THE PURCHASE AND SALE THEREOF (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE THE RIGHTS EXPRESSLY PROVIDED(Y) PRIOR TO CLOSING, IN SECTION 11.2 AND (Z) AFTER THE CLOSING, ARTICLE XIII, AND IF NO SUCH RIGHT IS EXPRESSLY PROVIDED, THEN SUCH CLAIMS ARE HEREBY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW, EVEN IF SUCH CLAIMS ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF THE PARTY WHOSE LIABILITY IS SO LIMITED. EACH PARTY UNDERSTANDS THIS AGREEMENT AND ITS CONTENTS, AND SIGNS THIS AGREEMENT AS

ITS OWN FREE ACT. EACH PARTY EXPRESSLY WARRANTS THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL IN THIS MATTER, AND LEGAL COUNSEL HAS READ AND EXPLAINED TO EACH PARTY THE ENTIRE CONTENTS OF THIS AGREEMENT, AND ITS WAIVERS AND RELEASES IN FULL. EACH PARTY COVENANTS NOT TO SUE ON CLAIMS RELEASED OR WAIVED BY THIS AGREEMENT, AND AGREES THAT ANY SUCH SUIT SHALL BE A BREACH OF THIS AGREEMENT FOR WHICH THE NON-BREACHING PARTY MAY SEEK ACTUAL DAMAGES, WHICH SHALL INCLUDE ATTORNEYS’ FEES AND COSTS.

(B)     UPON CLOSING, THE BUYER PARTIES SHALL ALSO BE DEEMED TO HAVE WAIVED, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT TO CONTRIBUTION AGAINST SELLER (INCLUDING, WITHOUT LIMITATION, ANY CONTRIBUTION CLAIM ARISING UNDER ANY APPLICABLE ENVIRONMENTAL LAW) AND ANY AND ALL OTHER RIGHTS, CLAIMS AND CAUSES OF ACTION IT MAY HAVE AGAINST SELLER ARISING UNDER OR BASED ON ANY FEDERAL, STATE OR LOCAL STATUTE, LAW, ORDINANCE, RULE OR REGULATION OR COMMON LAW OR OTHERWISE.

Section 17.12.     References, Titles and Construction.

(a)     All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

(b)     Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

(c)     The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(d)     Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

(e)     Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

(f)     The word “or” is not intended to be exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

(g)     The Annexes, Disclosure Schedules and Exhibits listed in the List of Annexes, Disclosure Schedules and Exhibits are attached hereto.

Section 17.13.    No Third-Person Beneficiaries.

Nothing in this Agreement shall entitle any Person other than each Buyer Party and Seller to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons described in Section 7.7, Section 13.1 and Section 13.2.

Section 17.14.     Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

Section 17.15.    Waiver of Conflicts Regarding Representation; Attorney-Client Privilege.

Recognizing that Thompson & Knight LLP (“T&K”) has acted as legal counsel to Seller and certain of its Affiliates prior to the Closing, and that T&K may act as legal counsel to Seller after the Closing, the Company hereby expressly waives any current or future conflicts that may arise in connection with T&K representing Seller or any of its Affiliates after the Closing with respect to the transactions contemplated by this Agreement. Each of the Parties also agrees that Seller has a reasonable expectation of privacy and privilege with respect to its communications (including, but not limited to, any e-mail or other electronic communications using the Company’s systems) with T&K prior to the Closing to the extent such communications concern this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. Each of the Parties likewise agrees that third parties and their counsel with a common legal interest with Seller also have a reasonable expectation of privacy and privilege with respect to their communications prior to the Closing (“Common Interest Parties”). At and after the Closing, the attorney-client privilege of the Company with T&K with respect to such matters, and the Common Interest Parties with their counsel shall be deemed to be the right of Seller or the Common Interest Party respectively, and not that of the Company, and may be waived only by Seller or Common Interest Party as to their respective communications. Absent the consent of Seller, the Common Interest Party, or except as required to comply with any Applicable Law or other regulatory requirement applicable to Buyer or its Affiliates, neither Buyer nor the Company shall have a right to access attorney-client privileged material of the Company with respect to this Agreement and the other documents contemplated herein and the transactions contemplated hereby and thereby following the Closing. Notwithstanding the foregoing, (a) nothing herein shall be construed as a waiver by the Company of the attorney-client privilege or the obligations of confidentiality owed by T&K to the Company with respect to matters not regarding this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, (b) in the event that a dispute arises between Buyer, Parent or the Company and a third Person other than a party to this Agreement after the Closing, (i) the Company may assert the attorney-client privilege to prevent disclosure of confidential communications by T&K to such third Person and (ii) to the extent any such privilege or client confidence is required to be waived or otherwise required to be released by any Governmental Entity, under law or pursuant to any orders, decrees, writs, injunctions, judgments, stipulations, determinations or awards entered by or with any Governmental Entity, none of the Company, Buyer, Parent or their Affiliates shall be in breach or violation of any provision of this Agreement or any Transaction Document for providing information, documents, communications or client confidences to any Governmental Entity in response to, and subject to the requirement limitation in, the foregoing.

Section 17.16.     Amendment.

This Agreement may not be amended or modified except by an instrument in writing specifically referring to the terms to be amended and/or modified and signed by all the Parties.

Section 17.17.     Waiver.

Compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. No failure to exercise any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement is executed by the Parties on the date set forth above.

SELLER: SILVER HILL ENERGY PARTNERS II, LLC

By:	/s/ Kyle D. Miller
Name:	Kyle D. Miller
Title:	President & Chief Executive Officer

COMPANY: SILVER HILL E&P II, LLC

By:	Silver Hill Energy Partners II, LLC
Its:	Sole Member

By:	/s/ Kyle D. Miller
Name:	Kyle D. Miller
Title:	President & Chief Executive Officer

BUYER: RSP PERMIAN, L.L.C.

By:	/s/ Steven Gray
Name:	Steven Gray
Title:	Chief Executive Officer

PARENT: RSP PERMIAN, INC.

By:	/s/ Steven Gray
Name:	Steven Gray
Title:	Chief Executive Officer

Signature Page to Membership Interest

Purchase and Sale Agreement

RBC Capital Markets, LLC Three World Financial Center 200 Vesey Street New York, NY 10281-8098

October 12, 2016

The Board of Directors

RSP Permian, Inc.

3141 Hood Street, Suite 500

Dallas, Texas 75219

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to RSP Permian, L.L.C. (“Buyer”), a Delaware limited liability company and wholly owned subsidiary of RSP Permian, Inc. (“RSP Permian” and, together with Buyer, the “Buyer Parties”), a Delaware corporation, and RSP Permian of the Base Purchase Price (defined below) to be paid by the Buyer Parties pursuant to the terms and subject to the conditions set forth in an Membership Interest Purchase and Sale Agreement (the “Agreement”) by and among Silver Hill Energy Partners II, LLC (the “Seller”), a Delaware limited liability company, Silver Hill E&P II, LLC (the “Company”), a Delaware limited liability company, Buyer and RSP Permian. The Agreement provides for, among other things, the sale by the Seller to the Buyer Parties of 100% of the outstanding membership interests in the Company (the “Transaction”) for aggregate consideration of (i) $646,047,449 in cash, and (ii) 16,021,977 shares of common stock, par value $0.01 per share (“RSP Permian Common Stock”), of RSP Permian (the “Base Purchase Price”), subject to certain adjustments as described in the Agreement. The terms and conditions of the Transaction are set forth more fully in the Agreement. Furthermore, we understand that, simultaneously with the execution and delivery of the Agreement, the Buyer Parties will also enter into an Membership Interest Purchase and Sale Agreement by and among Silver Hill Energy Partners Holdings, LLC, a Delaware limited liability company, Silver Hill Energy Partners, LLC (“SHEP I”), a Delaware limited liability company, Buyer and RSP Permian pursuant to which the Buyer Parties will acquire 100% of the outstanding membership interests in SHEP I.

RBC Capital Markets, LLC (“RBCCM”), as part of our investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBCCM or one or more of our affiliates may act as a market maker and broker in the publicly traded securities of RSP Permian and receive customary compensation in connection therewith, and may also actively trade securities of RSP Permian or its affiliates for our or our affiliates’ own account and the accounts of our or our affiliates’ customers, and, accordingly, RBCCM and our affiliates may hold a long or short position in such securities. RBCCM and certain of our affiliates in the past have provided, currently are providing and in the future may provide investment banking and financial advisory services to RSP Permian, its affiliates and certain affiliates of Kayne Anderson Capital Advisors, L.P. (“Kayne Anderson”), the controlling member of the Company, unrelated to the Transaction, for which RBCCM and our affiliates have received and may receive customary compensation, including in the past two years having acted or acting as (i) a lender under certain credit facilities of RSP Permian, (ii) financial advisor to an affiliate of Kayne Anderson in connection with certain merger and acquisition activities, and (iii) RBCCM currently is a party to one or more derivatives transactions that involve securities of RSP Permian. In addition, RBCCM and certain of our affiliates have been asked to act as joint bookrunner in connection with certain possible debt and equity financing transactions by RSP Permian in connection with the Transaction.

We are acting as financial advisor to RSP Permian in connection with the Transaction and we will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Transaction. In addition, RSP Permian has agreed to indemnify us

The Board of Directors

RSP Permian, Inc.

October 12, 2016

for certain liabilities that may arise out of our engagement and to reimburse us for our out-of-pocket expenses reasonably incurred in connection with our services.

For the purposes of rendering our opinion, we have undertaken such review, inquiries and analyses as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of a draft, dated October 10, 2016, of the Agreement (the “Draft Agreement”); (ii) we reviewed and analyzed certain publicly available financial and other data with respect to RSP Permian and certain other relevant historical operating data relating to RSP Permian and the Company made available to us from published sources and from the internal records of RSP Permian and the Company, respectively; (iii) we reviewed certain oil and gas reserve information regarding proved and unproved oil and gas reserves, prepared by the management of RSP Permian with respect to each of RSP Permian and the Company (the “Reserve Reports”), and other information and data relating to the Company and RSP Permian prepared by the management of RSP Permian and certain crude oil and natural gas commodity pricing discussed with the management of RSP Permian; (iv) we reviewed financial projections and forecasts of RSP Permian and the combined post-Transaction company prepared by management of RSP Permian, and the Company prepared by the management of RSP Permian (“Forecasts”); (v) we conducted discussions with members of the senior management of RSP Permian with respect to the financial condition and prospects of RSP Permian and the Company as standalone entities as well as the strategic rationale and potential benefits of the Transaction; (vi) we reviewed Wall Street research estimates regarding the potential future performance of RSP Permian as a standalone entity; (vii) we reviewed the reported prices and trading activity for RSP Permian Common Stock; and (viii) we considered other information and performed other studies and analyses as we deemed appropriate.

In arriving at our opinion, we performed the following analyses in addition to the review and inquiries referred to in the preceding paragraph: (i) we performed a valuation analysis of RSP Permian as a standalone entity, using comparable company and discounted cash flow analyses, and of the Company using comparable company, estimated net asset value and precedent transaction analyses; and (ii) we performed a pro forma combination analysis, determining the potential impact of the Transaction on the projected 2017 and 2018 cash flow per share, as well as other selected historical and projected metrics, of RSP Permian.

In arriving at our opinion, we employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusion we have reached is based on all analyses and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusion may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more portions of such analyses or factors.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information that was reviewed by us, including all of the financial, legal, tax, accounting, operating and other information provided to or discussed with us by or on behalf of RSP Permian, and upon the assurances of the management of RSP Permian that it is not aware of any relevant information that has been omitted or that remains undisclosed to us. We have not assumed responsibility for independently verifying and have not independently verified such information. We have assumed, at the direction of RSP Permian, that the Reserve Reports and other information and data relating to the Company and RSP Permian utilized in our analyses, including the Forecasts, were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments as to the oil and gas reserves and future financial condition and prospects of the Company and RSP Permian and the other matters covered thereby and that the crude oil and natural gas commodity pricing and discounting of reserve categories discussed with the management of RSP Permian are an appropriate basis

The Board of Directors

RSP Permian, Inc.

October 12, 2016

upon which to evaluate each of the Company and RSP Permian. We express no opinion as to such Reserve Reports and other information and data or the assumptions upon which they were based. We have relied upon the assessments of the management of RSP Permian as to future oil and natural gas drilling and production, market and cyclical trends and prospects relating to the oil and natural gas industry, regulatory matters with respect thereto and the potential impact thereof on each of the Company and RSP Permian and we have assumed, at the direction of RSP Permian, that there will be no developments with respect to any of the foregoing that would be meaningful to our analyses or opinion. We also have assumed, at the direction of RSP Permian, that any adjustments to the Base Purchase Price will not be meaningful in any respect to our analyses or opinion.

In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of, or relating to, either the Company or RSP Permian, and we have not been furnished with any such valuations or appraisals other than the Reserve Reports. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the properties or facilities of either the Company or RSP Permian. We are not experts in the evaluation of oil and gas reserves, drilling or production levels and we express no view as to the reserve quantities, or the development or production (including, without limitation, as to the feasibility or timing), of any oil or gas reserves of the Company, RSP Permian or otherwise. We also express no view as to future crude oil, natural gas and related commodity prices utilized in our analyses, which prices are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion.

We have assumed that the Transaction will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, RSP Permian or any its affiliates or the Transaction or that otherwise would be meaningful in any respect to our analyses or opinion. In addition, we have assumed that the executed version of the Agreement will not differ, in any respect meaningful to our analyses or opinion, from the Draft Agreement.

Our opinion speaks only as of the date hereof, is based on conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion.

The advice (written or oral) of RBCCM and our opinion expressed herein is provided for the benefit, information and assistance of the Board of Directors of RSP Permian (in its capacity as such) in connection with its evaluation of the Transaction and shall not confer rights or remedies upon, and may not be relied upon by, any holder of securities, creditors or other constituencies of RSP Permian or any other person. Such advice or opinion may not be reproduced, summarized, excerpted from or referred to in any public document or given to any other party without the prior written consent of RBCCM.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, to the Buyer Parties of the Base Purchase Price to be paid in the Transaction and does not in any way address other terms, conditions or implications of the Transaction or the Agreement, including, without limitation, the form or structure of the Transaction, any adjustments to or allocation of the Base Purchase Price or the Aggregate Base Purchase Price (as defined in the Agreement) or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Transaction or otherwise. Our opinion does not address the underlying business decision of RSP Permian to engage in the Transaction or the relative merits of the Transaction compared to any alternative business strategy or transaction that may be available with respect to

The Board of Directors

RSP Permian, Inc.

October 12, 2016

the Company or RSP Permian or its affiliates or in which RSP Permian or its affiliates might engage. We have not evaluated the solvency or fair value of the Company, Buyer, RSP Permian or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We do not express any opinion as to any legal, regulatory, tax or accounting matters, as to which we understand that RSP Permian has obtained such advice as it deemed necessary from qualified professionals. Further, in rendering our opinion, we do not express any view on, and our opinion does not address, the fairness of the amount or nature of the compensation (if any) to any officers, directors or employees of any party, or class of such persons, relative to the Base Purchase Price or otherwise.

This issuance of our opinion has been approved by RBCCM’s Fairness Opinion Committee.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Base Purchase Price to be paid by the Buyer Parties in the Transaction is fair, from a financial point of view, to the Buyer Parties.

Very truly yours,

/s/ RBC CAPITAL MARKETS, LLC

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

RSP PERMIAN, INC.

Proxy for the Special Meeting of Stockholders on                 , 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints James Mutrie with full power of substitution and power to act alone as proxy to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of RSP Permian, Inc., to be held on        ,                , 2017, at        a.m., local time, at                     ,                 ,                                 , and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

RSP PERMIAN, INC.

                    , 2017

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.rsppermian.com.

VOTE BY INTERNET – www.okapivote.com/rspp

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM EST on                , 2017. Have your proxy card in hand when you access the web page.

VOTE BY PHONE – 1-877-219-9655

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM EST,                2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Okapi Partners LLC, 1212 Avenue of the Americas, 24th floor, New York, NY 10036.

i Please detach along perforated line and mail in the envelope provided. i

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Approval of the issuance of 16,019,638 shares of RSP Permian, Inc.’s (the “Company’s”) common stock to Silver Hill Energy Partners II, LLC (the “SHEP II Seller”), pursuant to and subject to adjustments provided in the Membership Interest Purchase and Sale Agreement, dated as of October 13, 2016, by and among the Company, RSP Permian, L.L.C., a wholly-owned subsidiary of the Company, the SHEP II Seller and Silver Hill E&P II, LLC.	☐	☐	☐	2.	Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1.	☐	☐	☐
					In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.